                                                                    EXHIBIT 7(b)

                                                                  EXECUTION COPY

NOTE: THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED AND ARE MARKED HEREIN BY "***". SUCH REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                                  MIH LIMITED,

                              OTV HOLDINGS LIMITED,

                            LIBERTY MEDIA CORPORATION

                                       AND

                                 LDIG OTV, INC.
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                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I PURCHASE AND SALE.......................................................................................1

   1.1      Sale of Shares........................................................................................1
   1.2      Purchase of Shares....................................................................................2
   1.3      The Closing...........................................................................................2
   1.4      Liberty Consideration Shares..........................................................................3

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER PARTIES........................................3

   2.1      Organization - Seller Parties.........................................................................3
   2.2      Corporate and Other Power; Authorization and Validity of Agreement....................................3
   2.3      Subject Shares; Investors' Shares.....................................................................4
   2.4      Incorporation - OpenTV................................................................................5
   2.5      Capitalization........................................................................................5
   2.6      Subsidiaries and Affiliates...........................................................................8
   2.7      No Conflicts; Notices.................................................................................9
   2.8      Commission Filings; Financial Statements; Certain Acquisitions; Netherlands Securities Laws..........11
   2.9      Absence of Certain Changes...........................................................................13
   2.10     Litigation...........................................................................................16
   2.11     Restrictions on Business Activities; Certain Contracts...............................................16
   2.12     Tax Matters..........................................................................................17
   2.13     Contracts and Commitments............................................................................19
   2.14     Licenses; Compliance with Regulatory Requirements....................................................21
   2.15     Employee Benefit Plans...............................................................................21
   2.16     Employee Matters.....................................................................................23
   2.17     Interested Party Transactions........................................................................23
   2.18     Patents, Trademarks and Similar Rights...............................................................23
   2.19     Minute Books.........................................................................................29
   2.20     Brokers' and Finders' Fees...........................................................................29
   2.21     Private Placement....................................................................................29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................................................30

   3.1      Organization.........................................................................................30
   3.2      Corporate Power, Authorization and Validity of Agreement.............................................30
   3.3      No Conflicts; Notices................................................................................30
   3.4      Brokers' and Finders' Fees...........................................................................31
   3.5      Liberty Consideration Shares.........................................................................31
   3.6      Liberty Reports and Financial Statements.............................................................31
   3.7      Private Placement....................................................................................32
   3.8      Ownership of LDIG OTV................................................................................32


                                      (i)

   3.9      Purchasers' Diligence................................................................................32

ARTICLE IV CONDUCT PENDING THE CLOSING...........................................................................33

   4.1      Conduct of Business of OpenTV and its Subsidiaries Pending Closing...................................33
   4.2      No Solicitation; Acquisition Proposals...............................................................38
   4.3      Notice of Breach.....................................................................................39
   4.4      No Conversion........................................................................................39
   4.5      Information..........................................................................................39

ARTICLE V ADDITIONAL COVENANTS...................................................................................40

   5.1      Access to Information................................................................................40
   5.2      Confidentiality......................................................................................40
   5.3      Publicity............................................................................................41
   5.4      Cooperation..........................................................................................42
   5.5      Tag-Along Rights Under Investors' Rights Agreement...................................................44
   5.6      Filing of Form 20-F..................................................................................45
   5.7      Waiver...............................................................................................46
   5.8      Board Resignations...................................................................................46
   5.9      Non-Competition; Solicitation of Employees: Exclusivity; Confidentiality.............................46
   5.10     Continuation of Carriage.............................................................................49
   5.11     Indemnification......................................................................................49
   5.12     Royalty-Free License.................................................................................50
   5.13     Covenant Not to Sue, Option to License, Option to Develop............................................51
   5.14     Release..............................................................................................52
   5.15     Deed of Transfer.....................................................................................53
   5.16     MIH-Related Assignment...............................................................................53
   5.17     Cooperation..........................................................................................53
   5.18     Transfers of Liberty Consideration Shares............................................................54
   5.19     Listing of Liberty Consideration Shares..............................................................54

ARTICLE VI CONDITIONS PRECEDENT..................................................................................54

   6.1      Conditions to Obligations of Each Party..............................................................54
   6.2      Additional Conditions to Obligations of the Seller Parties...........................................55
   6.3      Additional Conditions to the Obligations of Purchasers...............................................56
   6.4      Waivers of Closing Conditions........................................................................58

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................................................59

   7.1      Termination.  This Agreement may be terminated:......................................................59
   7.2      Effect of Termination................................................................................60
   7.3      Amendment............................................................................................61
   7.4      Extension; Waiver....................................................................................61
   7.5      Payment of Certain Amounts...........................................................................61

ARTICLE VIII INDEMNIFICATION.....................................................................................63


                                      (ii)
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   8.1      Indemnification by the Seller Parties................................................................63
   8.2      Indemnification by the Purchasers....................................................................64
   8.3      Defense of Action....................................................................................65
   8.4      Calculation of Indirect Losses.......................................................................66

ARTICLE IX GENERAL PROVISIONS....................................................................................67

   9.1      Survival.............................................................................................67
   9.2      Notices..............................................................................................67
   9.3      Interpretation.......................................................................................69
   9.4      Counterparts.........................................................................................70
   9.5      Entire Agreement; Assignment; Parties in Interest....................................................71
   9.6      Severability.........................................................................................71
   9.7      No Waiver............................................................................................71
   9.8      Governing Law........................................................................................71
   9.9      Rules of Construction................................................................................71
   9.10     Expenses.............................................................................................72
   9.11     Further Assurances...................................................................................72
   9.12     Enforcement..........................................................................................72
   9.13     Authorized Agent Consent to Jurisdiction.............................................................72
   9.14     Waiver of Jury Trial.................................................................................73


                                     (iii)

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 8, 2002, is entered into by and among MIH Limited, a corporation incorporated in the British Virgin Islands ("MIHL"), OTV Holdings Limited, a corporation incorporated in the British Virgin Islands and a wholly owned subsidiary of MIHL (the "SELLER" and, together with MIHL, the "SELLER PARTIES"), Liberty Media Corporation, a Delaware corporation ("LIBERTY"), and LDIG OTV, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Liberty ("LDIG OTV" and, together with Liberty, the "PURCHASERS" and, together with the Seller Parties, the "PARTIES").

                                    RECITALS


         WHEREAS, the Seller is the owner of A Ordinary Shares ("OPENTV A ORDINARY SHARES") and B Ordinary Shares ("OPENTV B ORDINARY SHARES" and, together with the OpenTV A Ordinary Shares, the "OPENTV ORDINARY SHARES") of OpenTV Corp., a corporation incorporated in the British Virgin Islands ("OPENTV"); and

         WHEREAS, the Seller Parties desire to sell to the Purchasers, and the Purchasers desire to purchase from the Seller Parties, all of the Subject Shares (as defined below) upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the respective meanings set forth on EXHIBIT A hereto; and

         WHEREAS, the Parent Parties have executed and delivered the Undertakings Letters for the benefit of the Purchasers on the date of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and agreements contained herein, the Parties hereby agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 Sale of Shares. Upon the terms and subject to the conditions of this Agreement and for the consideration set forth herein, the Seller hereby agrees to sell, transfer, assign and deliver at the Closing (as defined below) to (i) LDIG OTV, 365,460 OpenTV A Ordinary Shares (the "PURCHASED A SHARES") and
(ii) Liberty, 30,206,154 OpenTV B Ordinary Shares (the "PURCHASED B SHARES," and together with the Purchased A Shares, the "SUBJECT SHARES") (in each case, appropriately adjusted to reflect the effect of any stock splits, stock dividends or similar events affecting the OpenTV A Ordinary Shares or the OpenTV B Ordinary Shares), together

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with the right to receive all unpaid dividends or other distributions declared or otherwise payable with respect to such Subject Shares, free and clear of any Liens and not subject to any Restrictions (other than (a) Liens and Restrictions arising from acts of the Purchasers or any Person that was an Affiliate of the Purchasers prior to the Closing, (b) restrictions on transfer arising under the Securities Act and applicable state securities Laws, (c) with respect to Purchased A Shares, restrictions imposed on LDIG OTV pursuant to the Investors' Rights Agreement and (d) with respect to Purchased B Shares, Restrictions imposed by the OpenTV Charter and restrictions on transfer imposed pursuant to the Dutch Lockup Agreement to the extent specified in this Agreement).

         1.2 Purchase of Shares. Upon the terms and subject to the conditions of this Agreement, and subject to Section 5.5, (a) LDIG OTV hereby agrees to purchase at the Closing all, but not less than all, of the Purchased A Shares for a per share purchase price of US $6.05 (appropriately adjusted to reflect the effect of any stock splits, stock dividends or similar events affecting the OpenTV A Ordinary Shares or OpenTV B Ordinary Shares, the "PER SHARE PRICE") and
(b) Liberty hereby agrees to purchase at the Closing all, but not less than all, of the Purchased B Shares for a per share purchase price equal to the Per Share Price. The sum of the aggregate amounts paid pursuant to clauses (a) and (b) of the previous sentence is referred to herein as the "PURCHASE PRICE." The Purchase Price shall be payable, at the Purchasers' election, in cash or in a combination of cash and delivery of shares of Liberty Stock; PROVIDED THAT, the Purchasers shall pay at least 21% of the Purchase Price in cash. The Purchasers shall notify the Seller Parties not less than one Business Day prior to the Closing as to the portion of the Purchase Price that will be paid in cash (such amount is referred to as the "CASH AMOUNT").

         1.3 The Closing.

         (a) Subject to the terms and conditions of this Agreement, the closing of the purchase by the Purchasers of the Subject Shares (the "CLOSING") shall take place (i) at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m., local time, on the second Business Day following the day on which the conditions set forth in Article VI shall have been fulfilled or waived in accordance herewith (other than conditions that may only be satisfied at the Closing) or (ii) at such other place, time or date as the Parties agree. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

         (b) At the Closing, (i) the Seller shall deliver to LDIG OTV stock certificates representing the Purchased A Shares, duly endorsed in blank or with separate medallion guaranteed notarized stock transfer powers attached thereto and signed in blank, together with all other instruments of transfer necessary or appropriate to effect the transfer of the Purchased A Shares to LDIG OTV,
(ii) the Seller shall deliver to Liberty stock certificates representing the Purchased B Shares, duly endorsed in blank or with separate medallion guaranteed notarized stock transfer powers attached thereto and signed in blank, together with all other instruments of transfer necessary or appropriate to effect the transfer of the Purchased B Shares to Liberty, (iii) in exchange therefor, the Purchasers shall deliver or cause to be delivered to the Seller (A)

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payment, by wire transfer, of immediately available funds to an account or accounts at a bank identified by the Seller Parties by written notice to the Purchasers at least two Business Days prior to the Closing Date in an amount equal to the Cash Amount and (B) one or more certificates representing a number of shares of Liberty Stock equal to the quotient of (1) the Purchase Price minus the Cash Amount and (2) the Average Market Price of the Liberty Stock, registered in the name of Seller (the "LIBERTY CONSIDERATION SHARES"), and (iv) the OpenTV share register shall be updated to reflect the transfers described in the foregoing clauses (i) and (ii).

         (c) At the Closing, the Parties shall deliver or cause to be delivered the certificates and other documents required to be delivered pursuant to
Article VI hereof.

         1.4 Liberty Consideration Shares. If any part of the Purchase Price is paid by delivery of Liberty Consideration Shares, such Liberty Consideration Shares shall be represented by newly issued stock certificates registered in the name of the Seller and shall be free and clear of any Liens and not subject to any Restrictions (other than (a) Restrictions imposed by this Agreement, (b) Liens and Restrictions arising from acts of the Seller Parties or any of their Affiliates and (c) restrictions on transfer arising under the Securities Act and applicable state securities Laws), and Liberty shall comply with the procedures set forth on EXHIBIT B with respect to a "shelf" registration statement (the "SHELF REGISTRATION STATEMENT") covering resales, subject to the Restrictions set forth in Section 5.18, of the Liberty Consideration Shares by the Seller Parties.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                              OF THE SELLER PARTIES

         The Seller Parties, jointly and severally, represent, warrant and covenant to the Purchasers as follows:

         2.1 Organization - Seller Parties. Each Seller Party (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in the case of clause (c) where the failure to be so duly qualified or licensed and in good standing has not had and will not have a material adverse effect on the ability of either Seller Party to perform its obligations under, and consummate the transactions contemplated by, this Agreement (a "SELLER MATERIAL ADVERSE EFFECT").

         2.2 Corporate and Other Power; Authorization and Validity of Agreement. Each Seller Party has all requisite corporate and other entity power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to receipt of the MIH Holdings Shareholder Approval and the Naspers Shareholder Approval (each as defined in Section 6.1(d)). The execution, delivery and performance by the Seller Parties of this Agreement and, subject to receipt of the MIH Holdings Shareholder Approval, and the Naspers Shareholder Approval, the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate and other entity action on the part of the Seller Parties. This Agreement has been duly executed and delivered by each Seller Party and is a valid and binding obligation of each Seller Party, enforceable in accordance with its terms (except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         2.3 Subject Shares; Investors' Shares. The Seller is the record owner of the Subject Shares, and other than the Subject Shares the Seller Parties do not own of record or beneficially any capital stock of OpenTV or any of its Subsidiaries. The Seller has good and valid title to the Subject Shares. The Seller is the record and beneficial owner of the Subject Shares. All of the Subject Shares are duly authorized, validly issued, fully paid and nonassessable and are free and clear of any Liens and are not subject to any Restrictions (other than (a) a Lien under the MIH Facilities Agreement, (b) Restrictions imposed by the Dutch Lock-up Agreement, (c) the Restrictions described in
Section 2.3 of the Seller Disclosure Schedule and (d) restrictions on transfer arising under the Securities Act and applicable state securities Laws). Assuming the Purchasers have the requisite corporate power and corporate authority to own the Subject Shares and the accuracy of the Purchasers' representations and warranties set forth in Section 3.8, upon delivery to the Purchasers at the Closing of certificates representing the Subject Shares, duly endorsed by Seller for transfer to the Purchasers, and upon Seller's receipt of the Purchase Price in accordance with this Agreement and recordation of the transfer of the Subject Shares on the OpenTV Share Register, good and valid title to the Subject Shares will pass to the Purchasers, free and clear of any Liens, other than (1) Liens and Restrictions arising from acts of the Purchasers or any Person that was an Affiliate of the Purchasers prior to the Closing, (2) restrictions on transfer arising under the Securities Act and applicable state securities Laws, (3) with respect to Purchased A Shares, restrictions imposed on LDIG OTV pursuant to the Investors' Rights Agreement and (4) with respect to Purchased B Shares, Restrictions imposed by the OpenTV Charter and restrictions on transfer imposed pursuant to the Dutch Lockup Agreement to the extent specified in this Agreement, and the Purchasers will possess all of the rights, privileges and preferences relating to the Subject Shares as set forth in the OpenTV Charter (including the right to exercise the full voting power of the Subject Shares as set forth in the OpenTV Charter). The Restrictions imposed on Liberty following the Closing pursuant to the Dutch Lockup Agreement will terminate in their entirety on November 29, 2002. The Seller has delivered to Liberty a true and complete copy of the Dutch Lockup Agreement, which copy of the Dutch Lockup Agreement, although unexecuted, is identical in all respects (other than the insertion of dates) to the executed Dutch Lockup Agreement. OTVH acquired all of the Subject Shares that are OpenTV A Ordinary Shares after the date of the initial public offering of

OpenTV A Ordinary Shares and, accordingly, such Subject Shares that are OpenTV A Ordinary Shares are not subject to the restrictions on transfer imposed by the Dutch Lockup Agreement.

         2.4 Incorporation - OpenTV. OpenTV (a) is a corporation duly incorporated and validly existing and in good standing under the laws of the British Virgin Islands, (b) has all requisite corporate and other entity power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted or proposed to be conducted by it makes such qualification or license necessary, except in the case of clause (c) where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect on OpenTV and its Subsidiaries, taken as a whole, a material adverse effect on any Contract between OpenTV or any of its Subsidiaries, on the one hand, and any Major Customer, on the other hand, or a material adverse effect on Intellectual Property relating to patents owned by or licensed to OpenTV or any of its Subsidiaries ("OPENTV MATERIAL ADVERSE EFFECT"). The Seller has delivered to the Purchaser true and correct copies of the Memorandum of Association (the "OPENTV CHARTER") and Articles of Association (the "OPENTV ARTICLES") of OpenTV, each as in effect on the date hereof. OpenTV is not in violation of any of the provisions of the OpenTV Charter or the OpenTV Articles. No corporate action has been taken with respect to any amendment to the OpenTV Charter or the OpenTV Articles (except for any such amendments that have become effective and are reflected in the copies of the OpenTV Charter and the OpenTV Articles delivered by the Seller to the Purchasers as described in the second preceding sentence) and no such corporate action is currently proposed. The circumstances which would trigger the automatic conversion of the OpenTV B Ordinary Shares to OpenTV A Ordinary Shares pursuant to the provisions of clause 9.2.11.2, 9.2.11.3 or
9.2.11.4 of the OpenTV Charter have not occurred. Immediately prior to the actions referred to in Section 5.8, the Board of directors of OpenTV will consist of eight members, of which six will be directors or officers of MIHL.

         2.5 Capitalization.

         (a) As of the date hereof, the authorized capital stock of OpenTV consists solely of (i) 500,000,000 OpenTV A Ordinary Shares, (ii) 200,000,000 OpenTV B Ordinary Shares and (iii) 500,000,000 C Preference Shares ("OPENTV PREFERENCE SHARES"). As of March 31, 2002, there were 40,674,256 OpenTV A Ordinary Shares, 30,631,746 OpenTV B Ordinary Shares and no OpenTV Preference Shares issued and outstanding.

         (b) All issued and outstanding OpenTV A Ordinary Shares and OpenTV B Ordinary Shares (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) assuming that the representations and warranties made by the Persons to whom such shares were issued were true and correct when made or deemed made and that such Persons have complied with each of the restrictions imposed upon the further disposition of such shares, were issued in compliance with all applicable state, federal and foreign Laws concerning the offer, sale and issuance of securities.

         (c) Except as set forth on Section 2.5 of the Seller Disclosure Schedule, as of the date of this Agreement there are no outstanding shares of capital stock or other securities or ownership interests of OpenTV that are not described in clause (a) above other than (i) OpenTV A Ordinary Shares issued after March 31, 2002 (A) upon the conversion of OpenTV B Ordinary Shares outstanding at March 31, 2002 in accordance with the provisions of the OpenTV Charter, (B) upon the exercise of Outstanding OpenTV Stock Options, (C) upon the exercise of Outstanding OpenTV Warrants, (D) upon the exercise of exchange rights under the OpenTV 2000 Exchange Plan (the "EXCHANGE Plan") by individuals holding shares of the common stock of OpenTV Sub ("SUB SHARES"), (E) upon the exercise by employees of purchase rights for the offering period in effect as of the date hereof under the OpenTV Sub 1999 Employee Stock Purchase Plan, as amended prior to the date of this Agreement (the "ESPP"), or (F) upon the satisfaction by OpenTV of its obligation to issue 626,872 OpenTV A Ordinary Shares pursuant to the earn-out provisions contained in that certain Principal Share Purchase Agreement dated as of June 13, 2001 by and among OpenTV, the Vendors named therein, and Mr. Paul Bustin (the "STATIC SHARE PURCHASE AGREEMENT"), and (ii) OpenTV B Ordinary Shares issued after the date hereof upon exchange of Sub Shares pursuant to the terms of the Sun Exchange Agreement.

         (d) As of March 31, 2002, OpenTV had reserved (i) (A) 2,013,360 OpenTV A Ordinary Shares for issuance upon exercise of outstanding stock options granted under the OpenTV 1998 Share Option/Share Issuance Plan, as amended prior to the date of this Agreement, (B) 4,026,863 OpenTV A Ordinary Shares for issuance upon exercise of outstanding stock options granted under the OpenTV 1999 Share Option/Share Issuance Plan, as amended prior to the date of this Agreement, (C) 205,164 OpenTV A Ordinary Shares for issuance upon exercise of outstanding stock options granted under the OpenTV 2001 Nonqualified Stock Option Plan, (D) 1,089,849 OpenTV A Ordinary Shares for issuance upon exercise of outstanding stock options originally granted under the Spyglass, Inc. 1995 Stock Incentive Plan, (E) 3,720 OpenTV A Ordinary Shares for issuance upon exercise of outstanding stock options originally granted under the AllPen Software 1997 Stock Option Plan, (F) 1,794 OpenTV A Ordinary Shares for issuance upon exercise of outstanding stock options originally granted under the Navitel Communications 1997 Stock Option Plan, (G) 48,084 OpenTV A Ordinary Shares for issuance upon exercise of outstanding stock options originally granted under the CSS Acquisition Corporation 2000 Special Stock Incentive Plan and (H) 5,288 OpenTV A Ordinary Shares for issuance upon exercise of outstanding stock options originally granted under the CSS Acquisition Corporation 2000 Stock Plan (collectively, the "OUTSTANDING OPENTV STOCK OPTIONS" and all such stock option plans collectively, the "OPENTV STOCK OPTION PLANS"), (ii) 681,520 OpenTV A Ordinary Shares for issuance upon the exercise of outstanding warrants to purchase OpenTV A Ordinary Share ("OUTSTANDING OPENTV WARRANTS"), (iii) 1,005,802 OpenTV A Ordinary Shares for issuance upon the exercise of exchange rights under the Exchange Plan by individuals holding Sub Shares, (iv) 7,594,796 OpenTV B Ordinary Shares for issuance upon the exercise of exchange rights under the Sun Exchange Agreement by SSI, (v)

500,000 OpenTV A Ordinary Shares for issuance under the ESPP, and (vi) such number of OpenTV A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding OpenTV B Ordinary Shares pursuant to the OpenTV Charter.

         (e) Section 2.5 of the Seller Disclosure Schedule sets forth with respect to each Outstanding OpenTV Stock Option (i) the OpenTV Stock Option Plan pursuant to which such Outstanding OpenTV Stock Option was granted, (ii) the name of the individual who holds such Outstanding OpenTV Stock Option, (iii) the number of OpenTV A Ordinary Shares underlying such Outstanding OpenTV Stock Option, (iv) the vesting schedule for each such Outstanding OpenTV Stock Option that is unvested, (v) the per share exercise price of such Outstanding OpenTV Stock Option, (vi) the expiration date of such Outstanding OpenTV Stock Option and (vii) a description of any material terms of such Outstanding OpenTV Stock Option that differ materially from the terms set forth in the form of stock option agreement attached as an exhibit to the relevant OpenTV Stock Option Plan, in the form made available to the Purchasers. Section 2.5 of the Seller Disclosure Schedule sets forth with respect to each Outstanding OpenTV Warrant
(1) the name of the Person that holds such Outstanding OpenTV Warrant, (2) the number of OpenTV A Ordinary Shares issuable upon exercise of such Outstanding OpenTV Warrant, (3) the schedule upon which such Outstanding OpenTV Warrant becomes exercisable by the holder thereof (to the extent not currently exercisable in full) and any conditions to such exercisability, (4) the expiration date of such Outstanding OpenTV Warrant and (5) the per share exercise price of such Outstanding OpenTV Warrant.

         (f) Except as set forth in Section 2.5 of the Seller Disclosure Schedule and other than OpenTV B Ordinary Shares outstanding on the date hereof or hereafter issued pursuant to the Sun Exchange Agreement (which may be converted at the option of the holder thereof into OpenTV A Ordinary Shares in the manner set forth in the OpenTV Charter), the Outstanding OpenTV Stock Options, the Outstanding OpenTV Warrants, rights under the Exchange Plan, rights under the ESPP, rights under the Sun Exchange Agreement, the obligation of OpenTV to issue 626,872 OpenTV A Ordinary Shares pursuant to the earn-out provisions contained in the Static Share Purchase Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights (including conversion or preemptive rights and rights of first refusal), exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of OpenTV (including any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights) or obligating OpenTV, at any time or upon the happening of any event, to issue, transfer, deliver, sell repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights, or other ownership interest of OpenTV or obligating OpenTV to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement.

         2.6 Subsidiaries and Affiliates.

         (a) Section 2.6(a) of the Seller Disclosure Schedule (i) lists each Subsidiary of OpenTV, (ii) lists, under the heading "Strategic Partners," certain Persons that are not Subsidiaries of OpenTV and in which OpenTV or one or more of its Subsidiaries holds an equity interest (each such Person, a "STRATEGIC PARTNER"), (iii) lists the jurisdiction of organization of each Subsidiary of OpenTV and each Strategic Partner, (iv) describes the number and type of the authorized and outstanding equity interests or securities of each direct and indirect Subsidiary of OpenTV, (v) describes the number and type of the equity interests or securities, including interests or securities convertible into or exchangeable or exercisable for any equity interest or security, in each such Subsidiary and Strategic Partner owned directly or indirectly by OpenTV (each, an "OPENTV INVESTMENT"), (vi) lists all material Contracts to which OpenTV or any of its Subsidiaries are parties or by which their respective assets or properties are bound evidencing such equity interests or securities, pursuant to which such equity interests or securities are held, evidencing Restrictions affecting such equity interests or securities or entered into in connection with the acquisition of such equity interests or securities (the "OPENTV INVESTMENT AGREEMENTS") and (vii) to the knowledge of the Seller Parties, lists each officer or director of any member of the MIH Group (as defined below) (including OpenTV or any of its Subsidiaries) that holds any equity interest (other than the ownership of publicly traded equity securities) in, or has any material business relationship with, any Strategic Partner and describes the equity interest in or relationship with each such Strategic Partner of any such individuals. True and complete copies of the OpenTV Investment Agreements have been made available to Liberty. OpenTV or the applicable Subsidiary thereof has good and valid title to the OpenTV Investments, free and clear of any Liens and, in the case of OpenTV Investments that are Subsidiaries of OpenTV, not subject to any Restrictions, other than as set forth in Section 2.6(a) of the Seller Disclosure Schedule or as may have been created by this Agreement and except for restrictions on transfer under federal, state or foreign securities Laws. None of OpenTV or any of its Subsidiaries is a party to, nor are any of their respective assets or properties bound by, any Contract that requires OpenTV or any of its Subsidiaries to (A) fund any capital calls of or make other contributions or loans, or otherwise provide funds, to a Strategic Partner or (B) purchase, from any Strategic Partner or from any other Person, any equity interests or securities of such Strategic Partner. Except as set forth in Section 2.6(a) of the Seller Disclosure Schedule, there is no Legal Proceeding pending or, to the best of the Seller Parties' knowledge, threatened, against OpenTV or any of its Subsidiaries relating to any Strategic Partner or any Investment Agreement related to a Strategic Partner, which Legal Proceeding is reasonably likely to have an OpenTV Material Adverse Effect or a Seller Material Adverse Effect.

         (b) OpenTV Sub and, to the knowledge of the Seller Parties, each Subsidiary of OpenTV other than OpenTV Sub (i) is duly organized or incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization or incorporation, as applicable, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business or activities conducted by it make such qualification necessary, except in the case of clause (iii) where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a Seller Material Adverse Effect or an OpenTV Material Adverse Effect.

         (c) As of the date hereof, the authorized capital stock of OpenTV Sub consists solely of 275,000,000 shares of Class A Common Stock, par value $0.001 per share ("OPENTV SUB CLASS A STOCK"), 225,000,000 shares of Class B Common Stock, par value $0.001 per share ("OPENTV SUB CLASS B STOCK"), and 25,000,000 shares of Preferred Stock, par value $0.001 per share ("OPENTV SUB PREFERRED STOCK"). As of March 31, 2002, there were 42,049,846 shares of OpenTV Sub Class A Stock, 38,361,114 shares of OpenTV Sub Class B Stock and no shares of OpenTV Sub Preferred Stock issued and outstanding. As of the date of this Agreement, there are no outstanding shares of capital stock or other securities or ownership securities of OpenTV Sub that are not described in the immediately preceding sentence except as may have been issued pursuant to the Sun Exchange Agreement or the Exchange Plan. All issued and outstanding shares of OpenTV Sub Class A Stock and OpenTV Sub Class B Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) assuming that the representations and warranties made by the Persons to whom such shares were issued were true and correct when made or deemed made and that such Persons have complied with each of the restrictions imposed upon the further disposition of such shares, were issued in compliance with all applicable state, federal and foreign Laws concerning the offer, sale and issuance of securities. Except for rights under the Exchange Plan and the Sun Exchange Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights (including conversion or preemptive rights and rights of first refusal), exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of OpenTV Sub (including any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights) or obligating OpenTV Sub, at any time or upon the happening of any event, to issue, transfer, deliver, sell repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights, or other ownership interest of OpenTV Sub or obligating OpenTV Sub to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement.

         2.7 No Conflicts; Notices.

         (a) The execution and delivery of this Agreement do not, and, subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof, the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the Memorandum of Association, Articles of Association, Certificate of Incorporation, Articles of Incorporation, Bylaws or other organizational documents (including partnership agreements and limited liability company operating agreements) of either Seller Party, any Controlling Affiliate of MIHL (the Seller Parties together with the Controlling Affiliates of any Seller Party, including Naspers and MIH Holdings, collectively, the "MIH GROUP"), (ii) violate or conflict with any Law applicable to any member of the MIH Group any of their respective Subsidiaries (including any rule, regulation or policy promulgated by the Euronext Amsterdam stock exchange) or any of the properties or assets of any of the foregoing, or (iii) except as described in
Section 2.7(a) of the Seller Disclosure Schedule, result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of any member of the MIH Group or any their respective Subsidiaries pursuant to, or require any consent, approval, license, permit, order or authorization ("CONTRACT CONSENT") of any party to, any Contract applicable to any member of the MIH Group (including the Dutch Lockup Agreement) or any of their respective Subsidiaries (other than OpenTV and its Subsidiaries) or any of the properties or assets of any of the foregoing, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect or an OpenTV Material Adverse Effect.

         (b) The execution and delivery of this Agreement do not, and, subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof, the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the OpenTV Charter or the OpenTV Articles or, to the knowledge of the Seller Parties, the Memorandum of Association, Articles of Association, Certificate of Incorporation, Articles of Incorporation, Bylaws or other organizational documents (including partnership agreements and limited liability company operating agreements) of any Subsidiary of OpenTV, (ii) violate or conflict with any Law applicable to OpenTV or any of OpenTV's Subsidiaries or any of the properties or assets of any of the foregoing, or
(iii) except as described in Section 2.7(b) of the Seller Disclosure Schedule, result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of OpenTV or any of OpenTV's Subsidiaries pursuant to, or require any Contract Consent of any party to, any Contract applicable to OpenTV or any of OpenTV's Subsidiaries or any of the properties or assets of any of the foregoing, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Seller Material Adverse Effect or an OpenTV Material Adverse Effect. The execution and delivery of this Agreement do not, and, subject to the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof, the consummation of the transactions contemplated hereby will not, result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of OpenTV or any of OpenTV's Subsidiaries pursuant to, or require any Contract Consent of any party to, any Material Contract (as defined below).

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality or antitrust authority, domestic or foreign, or any stock exchange, quotation system or similar entity or organization ("GOVERNMENTAL ENTITY"), is required by or with respect to any member of the MIH Group or OpenTV or any of OpenTV's Subsidiaries in connection with the execution and delivery of this Agreement by the Seller Parties or the consummation by the Seller Parties of the transactions contemplated hereby, except for (i) the matters listed in Section 2.7(c) of the Seller Disclosure Schedule, (ii) compliance with and filings under the HSR Act, (iii) compliance with and filings under Section 13(a) and 13(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and Rule 14f-1 promulgated thereunder, (iv) compliance with and filings under non-U.S. antitrust or competition regulatory schemes or laws, (v) compliance with and filings and notifications under applicable Environmental Laws (as defined in Section 2.14(b)), (vi) filing with the JSE Securities Exchange SA ("JSE") and the South African Reserve Bank, and approval of the JSE, by the shareholder circulars to be sent to (A) the shareholders of MIH Holdings and (B) the shareholders of Naspers and (vii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to cause an OpenTV Material Adverse Effect or Seller Material Adverse Effect.

         (d) Except as set forth in Section 2.7(d) of the Seller Disclosure Schedule, to the knowledge of the Seller Parties, none of the members of the MIH Group, OpenTV or any of OpenTV's Subsidiaries is or will be required to give any notice (a "CONTRACT NOTICE") to any party to any Contract applicable to such member of the MIH Group, OpenTV or any of OpenTV's Subsidiaries or any of their properties or assets in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such notices the failure of which to be made, individually or in the aggregate is not reasonably likely to cause a Seller Material Adverse Effect or an OpenTV Material Adverse Effect.

         2.8 Commission Filings; Financial Statements; Certain Acquisitions; Netherlands Securities Laws.

         (a) The Seller Parties (i) have heretofore made available to the Purchaser true and complete copies of all reports, registration statements and other documents (including exhibits and in each case together with all amendments thereto) filed by OpenTV with the Commission from December 31, 2000 to the date of this Agreement, and (ii) agree to timely file, and to make available to the Purchasers promptly after the filing thereof true and complete copies of, all reports, registration statements and other documents (including exhibits and in each case together with all amendments thereto) required to be filed by OpenTV with the Commission after the date hereof and prior to the Closing Date (such reports, registration statements and other documents, together with any amendments thereto, are collectively referred to as the "OPENTV COMMISSION FILINGS"). As of the date of this Agreement, OpenTV is, and at the Closing (but immediately prior to the purchase and sale of the Subject Shares and the appointment of directors pursuant to

Section 5.8) OpenTV will be, a "foreign private issuer" within the meaning of Rule 3b-4 of the Exchange Act and is eligible to file Annual Reports on Form 20-F promulgated under the Exchange Act. The OpenTV Commission Filings filed with the Commission and publicly available as of the date hereof constitute, and the OpenTV Commission Filings to be made after the date hereof and on or before the Closing Date will constitute, all of the documents (other than preliminary materials) that OpenTV was or will be required to file with the Commission from December 31, 2000, to the date hereof and the Closing Date, as applicable. As of their respective dates, each of the OpenTV Commission Filings complied and, in the case of OpenTV Commission Filings filed after the date hereof and prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated under each of the Securities Act and the Exchange Act. As of their respective dates, none of the OpenTV Commission Filings filed with the Commission and publicly available as of the date hereof contained at the time made, and none of the OpenTV Commission Filings filed with the Commission after the date hereof shall contain at the time made, any untrue statement of a material fact or omitted at the time made, or will omit at the time made, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not misleading. When filed with the Commission, to the knowledge of the Seller Parties, the financial statements included in the OpenTV Commission Filings filed with the Commission and publicly available as of the date hereof complied at the time filed, and the financial statements included in any OpenTV Commission Filings filed with the Commission after the date hereof will comply at the time filed, as to form in all material respects with the applicable rules and regulations of the Commission and were, or will have been, prepared in accordance with generally accepted accounting principles in the United States, consistently applied ("GAAP") (except as may be indicated therein or in the notes or schedules thereto). Such financial statements fairly present, or will fairly present, the consolidated financial position of OpenTV and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments. Except (a) as disclosed in the OpenTV Commission Filings filed with the Commission and publicly available as of the date hereof and (b) as disclosed in Section 2.8(a) of the Seller Disclosure Schedule, none of OpenTV or any of its Subsidiaries has any actual or potential liability or obligation of any kind that, individually or in the aggregate, has had or is reasonably likely to have an OpenTV Material Adverse Effect or is required by the applicable rules and regulations of the Commission and GAAP to be disclosed, reflected or reserved against in financial statements.

         (b) The unaudited consolidated financial statements of OpenTV and its Subsidiaries at and for the period ended December 31, 2001 (including all footnotes required to be included in accordance with GAAP) (the "2001 FINANCIAL STATEMENTS") were delivered to the Purchaser on May 3, 2002. The 2001 Financial Statements comply as to form in all material respects with the rules and regulations of the Commission (assuming for such purpose that the 2001 Financial Statements were included in an Annual Report on Form 20-F filed with the Commission) and were prepared in accordance with GAAP (except as may be indicated therein or in the notes or schedules thereto). OpenTV's independent auditors have completed their review of the 2001 Financial Statements and, except for footnote disclosure regarding events that occur subsequent to the date of this Agreement, the 2001 Financial Statements are in the form in which they will be filed with OpenTV's Annual Report on Form 20-F for the year ended December 31, 2001. The only condition to the execution of the audit report of OpenTV's independent auditors with respect to the 2001 Financial Statements is notice to such auditors of the execution and delivery of this Agreement. The 2001 Financial Statements fairly present the consolidated financial position of OpenTV and its consolidated Subsidiaries as at the date thereof and the consolidated results of their operations and their consolidated cash flows for the period then ended. To the knowledge of the Seller Parties, except as and to the extent reflected or reserved against in the 2001 Financial Statements, none of OpenTV or any of its Subsidiaries had as of December 31, 2001 any liability or obligation of any kind required to be reflected or reserved against in financial statements (including the notes thereto) of OpenTV and its consolidated Subsidiaries prepared in accordance with the applicable rules and regulations of the Commission and GAAP that had or is reasonably likely to have an OpenTV Material Adverse Effect.

         (c) The Seller Parties and, to the knowledge of the Seller Parties, OpenTV currently comply, and have at all times in the past complied, in all material respects, with all applicable filing requirements and reporting and disclosure obligations under (i) in the case of the Seller Parties with respect to the Subject Shares, Article 46b(3)(c) of the Netherlands Securities Trade Supervision Act of 1995 (WET TOEZICHT EFFECTENVERKEER 1995) (the "NETHERLANDS SECURITIES ACT"), and Article 3(b) of the Decree on the reporting and regulation of transactions in securities 1999 (REGELING MELDING EN REGLEMENTERING TRANSACTIES IN EFFECTEN 1999) with respect to transactions in securities relating to OpenTV within the meaning of Article 46(1) of the Netherlands Securities Act; and (ii) in the case of OpenTV, Articles 46b(1) and 46d of the Netherlands Securities Act and the applicable rules of the Euronext Amsterdam Stock Exchange.

         2.9 Absence of Certain Changes. From December 31, 2001 to the date hereof, except as set forth in Section 2.9 of the Seller Disclosure Schedule, OpenTV and each of its Subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred:

         (a) any Material Adverse Change to OpenTV and its Subsidiaries, taken as a whole (excluding any developments, changes, events, occurrences or conditions relating to United States or foreign economies in general, the securities markets in general or generally affecting the cable television industry or the satellite television industry);

         (b) any sale, lease or other transfer or disposition of any assets that are material, individually or in the aggregate, to OpenTV and its Subsidiaries, taken as a whole, except in the ordinary course of business and consistent with past practice;

         (c) any grant of an exclusive license to, or covenant not to sue with respect to, any Intellectual Property or technology owned by OpenTV or any of its Subsidiaries or any Contract entered into by OpenTV or any of its Subsidiaries that contains "most favored nations" provisions, as such term is customarily understood in the cable television and satellite television industries;

         (d) any change in accounting methods, practices or policies (including any change in revenue and recognition policies or depreciation or amortization policies or rates) by OpenTV or any of its Subsidiaries or any revaluation by OpenTV or any of its Subsidiaries of any of their respective assets;

         (e) any declaration, setting aside, or payment of any dividend or other distribution, or any direct or indirect redemption, retirement, purchase or other acquisition by OpenTV or any of its Subsidiaries of any of the capital stock or other equity interests of OpenTV or any of its Subsidiaries or other securities or options, warrants or other rights to acquire capital stock, other than (i) the repurchase of OpenTV A Ordinary Shares from OpenTV and OpenTV Sub employees upon termination of employment pursuant to and in accordance with repurchase agreements with current or former employees as in effect on April 1, 2002; (ii) dividends or distributions by a wholly owned Subsidiary of OpenTV to OpenTV or another wholly owned Subsidiary of OpenTV; and (iii) redemptions, retirements, purchases or other acquisitions of capital stock of a wholly owned subsidiary of OpenTV or other securities or options, warrants or other rights to acquire capital stock of a wholly owned subsidiary of OpenTV;

         (f) any (i) material modification or change to any Contract that is material to the business of OpenTV to which OpenTV or any of its Subsidiaries is a party or by which any of their respective assets or properties are bound or
(ii) any modification or change to any Material Contract;

         (g) any commitment or transaction (including any capital expenditure or capital financing) or series of related commitments or transactions by OpenTV or any of its Subsidiaries that requires payments in excess of US $100,000;

         (h) (i) any waiver or release of any right or claim of substantial value related to Intellectual Property or any Material Contract by OpenTV or any of its Subsidiaries or (ii) to the knowledge of the Seller Parties, any waiver or release of any right or claim of substantial value (other than any right or claim related to Intellectual Property or any Material Contract) by OpenTV or any of its Subsidiaries;

         (i) any payment, discharge or satisfaction of any material claim, liability or obligation by OpenTV or any of its Subsidiaries, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in its latest balance sheet included in the 2001 Financial Statements or incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice;

         (j) any issuance or sale of capital stock or other securities or membership or other ownership interests, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities or other ownership interests (including any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights) of OpenTV or any of OpenTV's Subsidiaries, other than (i) grants of OpenTV A Ordinary Shares or options to purchase OpenTV A Ordinary Shares to employees of OpenTV or its Subsidiaries in the ordinary course of business and in a manner and in amounts consistent with past practice, each of which grants is described in Section 2.9(j) of the Seller Disclosure Schedule, (ii) upon the exercise of options to purchase OpenTV A Ordinary Shares that were outstanding at December 31, 2001 or were granted in accordance with clause (i), (iii) issuances of OpenTV A Ordinary Shares upon the conversion of OpenTV B Ordinary Shares in accordance with the OpenTV Charter, (iv) issuances of OpenTV A Ordinary Shares upon exercise of rights under the 2000 Exchange Plan or the Sun Exchange Agreement (v) issuances of capital stock of wholly owned Subsidiaries of OpenTV to OpenTV or to another wholly owned Subsidiary of OpenTV or (vi) issuances of OpenTV A Ordinary Shares pursuant to the ESPP;

         (k) any incurrence, assumption or guarantee by OpenTV or any of its Subsidiaries of any indebtedness to third parties for borrowed money, other than any such incurrence, assumption or guarantee in the ordinary course of business and in a manner and in amounts consistent with past practice that do not exceed, individually or in the aggregate, US $100,000;

         (l) the making of any loan or cash advance by OpenTV or any of its Subsidiaries to any Affiliate of OpenTV (other than to any wholly owned Subsidiary of OpenTV, to OpenTV Sub or to Spyglass Integration, Inc.) or to any Strategic Partner;

         (m) the making of any loan or cash advance by OpenTV or any of its Subsidiaries to any director, officer or employee of (i) OpenTV, (ii) any of OpenTV's Affiliates or (iii) any Strategic Partner, other than, in the case of any directors (other than any such director that is a director, officer or employee of a member of the MIH Group or any of its Affiliates (other than OpenTV and its Subsidiaries)), officers or employees of OpenTV, OpenTV Sub or Subsidiaries of OpenTV, travel and other business expenses advanced to such directors, officers or employees in the ordinary course of business consistent with past practice;

         (n) any increase in the salary, wage, benefit or other remuneration payable or to become payable to any current or former officer or director of OpenTV or of any of its Subsidiaries or any current or former employee or contractor of OpenTV or of any of its Subsidiaries whose compensation for the year ended December 31, 2001 exceeded US $75,000 (each such employee or agent, a "COVERED PERSON") or any increase in any bonus or severance payment or arrangement made to, for or with any of its or their officers, directors or Covered Persons of any grant of a supplemental retirement plan or program or special remuneration for any officer, director or Covered Person of OpenTV or any of its Subsidiaries, in each case other than (i) as may be required under agreements to which OpenTV or the applicable Subsidiary was a party at December 31, 2001 or (ii) in the ordinary course of business in an amount not in excess of 5% of such individual's compensation during the prior year;

         (o) any Person hired as an officer, employee, contractor or consultant for total compensation in excess of US $100,000 per annum;

         (p) any material change in any financial reporting or Tax practice or policy;

         (q) any change in any Tax election, of OpenTV or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice;

         (r) any change in the severance practices of OpenTV or any of its Subsidiaries; or

         (s) any agreement by OpenTV or any of its Subsidiaries to do any of the foregoing.

         2.10 Litigation. Except as set forth in Section 2.10(a) of the Seller Disclosure Schedule, there is no Legal Proceeding pending (or with respect to Indemnity Actions (as defined below), of which OpenTV has received notice) or, to the knowledge of the Seller Parties, threatened, before any agency, court or tribunal, foreign or domestic, against any member of the MIH Group or OpenTV or any of OpenTV's Subsidiaries or any of their respective assets or properties or any of their respective officers, directors or Affiliates or with respect to which OpenTV or any of its Subsidiaries is or may be subject to an obligation to indemnify or hold harmless any Person (an "INDEMNITY ACTION"), that individually or in the aggregate, has had or is reasonably likely to have an OpenTV Material Adverse Effect or a Seller Material Adverse Effect. There is no judgment, decree or order (including in connection with an Indemnity Action) outstanding against any member of the MIH Group or OpenTV or any of their respective Subsidiaries or any of their respective assets or properties or any of their respective directors, officers or Affiliates, that has had or is reasonably likely to have an OpenTV Material Adverse Effect or a Seller Material Adverse Effect.

         2.11 Restrictions on Business Activities; Certain Contracts. Except as set forth in Section 2.11 of the Seller Disclosure Schedule, to the knowledge of the Seller Parties, there is no Contract, judgment, injunction, order or decree binding upon OpenTV or any of its Subsidiaries that has or would reasonably be likely to have the effect of prohibiting or materially restricting or limiting the ability of OpenTV to conduct its business as the same is currently conducted or contemplated (by the board of directors of OpenTV as of the date of this Agreement or as reflected in the 2002 budget for OpenTV delivered to Liberty (the "2002 BUDGET")) to be conducted. Except as set forth in Section 2.11 of the Seller Disclosure Schedule, none of OpenTV or any of OpenTV's Subsidiaries is a party to, nor are any of their respective assets bound by, (a) any Contract that, as a result of the transactions contemplated by this Agreement, would be or would purport to be binding upon the Purchasers or any of the Purchasers' Affiliates (other than OpenTV and OpenTV's Subsidiaries) or any Contract in respect of which any act or omission of the Purchasers or any of their Affiliates (other than OpenTV and OpenTV's Subsidiaries) would result in a breach thereof or constitute (with or without notice or lapse of time or both), or (b) any Disclosed Contract or Material Contract that, as a result of the transactions contemplated by this Agreement, would permit any Person to declare, a default or event of default thereunder, or give rise to any right of termination, cancellation, amendment, acceleration, repurchase, prepayment or repayment or to increased payments thereunder, or give rise to or accelerate any material obligation or result in the loss or modification of any material rights or benefits thereunder or result in any Lien or Restriction on any of the material assets of, or otherwise have any material adverse effect on the business of OpenTV.

         2.12 Tax Matters. Except as specified in Section 2.12 of the Seller Disclosure Schedule

         (a) OpenTV and each of its Subsidiaries have filed or caused to be filed all material Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by OpenTV and each of its Subsidiaries have been paid or reserved against in OpenTV's financial statements covering the relevant period. Neither OpenTV nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No written notice has been received by OpenTV or any of its Subsidiaries that a pending claim or matter is being asserted by an authority in a jurisdiction where OpenTV or any of its Subsidiaries does not file Tax Returns that OpenTV or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no material Liens or security interests on any of the assets or properties of OpenTV or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except for Permitted Encumbrances.

         (b) OpenTV and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid under applicable Laws, rules and regulations relating to the payment and withholding of Taxes.

         (c) None of the material Tax Returns filed by OpenTV or any of its Subsidiaries has been or is currently being examined by the Internal Revenue Service or relevant state, local or foreign taxing authorities. There are no examinations or other administrative or court proceedings relating to material Taxes of OpenTV or any of its Subsidiaries in progress or pending, nor, to the knowledge of the Seller Parties, has OpenTV or any of its Subsidiaries received any written notice or report asserting a material Tax deficiency with respect to OpenTV or any of its Subsidiaries. To the knowledge of the Seller Parties, there are no threatened or current actions, suits, proceedings, investigations, audits or claims relating to or asserted for material Taxes of OpenTV or any of its Subsidiaries.

         (d) OpenTV and its Subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

         (e) Neither OpenTV nor any of its Subsidiaries (A) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or (B) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method.

         (f) There is no contract, agreement, plan or arrangement to which OpenTV or any of its Subsidiaries is a party covering any employee, former employee, officer, director, shareholder or contract worker of OpenTV or any of its Subsidiaries, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code.

         (g) Neither OpenTV nor any of its Subsidiaries (A) has been, to the knowledge of the Seller Parties, a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return, (B) has been, to the knowledge of the Seller Parties, a member of any affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes, (C) is a party to any Tax allocation or Tax sharing agreement, or (D) has, to the knowledge of the Seller Parties, any liability for the Taxes of any Person (other than any of OpenTV and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (h) Neither OpenTV nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

         (i) To the knowledge of the Seller Parties, OpenTV was not a passive foreign investment company within the meaning of Section 1297(a) of the Code during the tax year ended December 31, 2001.

         (j) OpenTV has not made an election under Section 897(i) of the Code to be treated as a domestic corporation.

         (k) OpenTV does not have, and has not had, effectively connected income in the United States or, to the knowledge of the Seller Parties, a permanent establishment in any country other than the British Virgin Islands.

         (l) To the extent that OpenTV or any of its Subsidiaries file U.S. federal Tax Returns for the 2001 taxable year on or before the Closing Date, OpenTV and its Subsidiaries will comply with the reporting requirements set forth in Treasury Regulations Section 1.482-7 with respect to their cost sharing arrangements.

         (m) Neither OpenTV nor any of its Subsidiaries has participated in a corporate tax shelter within the meaning of Treasury Regulations Section 1.6011-4T or participated in a transaction that it intends to disclose pursuant to IRS Announcement 2002-2, 2002-2 I.R.B. 304. To the knowledge of the Seller Parties, OpenTV and its Subsidiaries have disclosed on any U.S. federal Tax Returns that they are required to file all positions taken therein that are likely to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

         2.13 Contracts and Commitments.

         (a) Section 2.13(a) of the Seller Disclosure Schedule lists, to the knowledge of the Seller Parties and as of the date of this Agreement, (i) all Contracts (other than agreements described in Section 2.16) to which OpenTV or any of its Subsidiaries is a party that are to be performed in whole or in part after the date hereof and that would be required to be filed with the Commission pursuant to the Exchange Act as an exhibit were OpenTV required to file Annual Reports on Form 10-K, (ii) all agreements, bonds, notes, debentures or similar instruments evidencing (A) indebtedness of OpenTV or any of its Subsidiaries for borrowed money or for the deferred purchase price of any material property or service (other than trade accounts arising in the ordinary course of business that do not exceed US $100,000 individually or US $1,000,000 in the aggregate),
(B) obligations of OpenTV or any of its Subsidiaries under capital leases requiring annual payments in excess of US $50,000, (C) guarantees, surety contracts, letters of credit and indemnity agreements (other than customary indemnity provisions in any Contract that are consistent with general industry practice), (iii) all Contracts to which OpenTV or any of its Subsidiaries is a party or to or by which any of their respective assets or properties are subject or are bound that were entered into outside the ordinary course of business and pursuant to which any obligations or liabilities (whether absolute, contingent or otherwise) remain outstanding, (iv) all Contracts (other than agreements described in Section 2.16) not terminable by OpenTV on 90 days or less notice without liability to OpenTV or any of its Subsidiaries (other than for the payment of amounts payable thereunder that have accrued to the date of termination thereof), that (A) involved the payment by OpenTV or any of its Subsidiaries of more than US $100,000 during the 12-month period ended December 31, 2001, or (B) are currently projected to involve the payment of more than US $100,000 by OpenTV or any of its Subsidiaries during the 12-month period ending December 31, 2002 and (v) all Contracts (other than agreements described in Section 2.16) terminable by any party thereto other than OpenTV or any of its Subsidiaries on 90 days or less notice without liability to any such other party (other than for the payment of amounts payable thereunder that have accrued to the date of termination thereof) that (A) involved the receipt by OpenTV or any of its Subsidiaries of more than US $1,000,000 during the 12-month period ended December 31, 2001 or (B) are currently projected to involve the receipt by OpenTV or any of its Subsidiaries of more than US $1,000,000 during the 12-month period ending December 31, 2002 (clauses (i) through (v), together with any Contracts set forth or required to be set forth in Section 2.11 of the Seller Disclosure Schedule, collectively, the "DISCLOSED CONTRACTS"). To the knowledge of the Seller Parties, OpenTV and its Subsidiaries have fulfilled in all material respects, or taken all actions necessary to enable them to fulfill in all material respects when due, their respective obligations under each Disclosed Contract to which they are parties. To the knowledge of the Seller Parties, all parties to the Disclosed Contracts other than the OpenTV and its Subsidiaries have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time, or both) under, such Disclosed Contracts, which breach, violation or default has had or is reasonably likely to have an OpenTV Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Seller Parties, none of OpenTV or its Subsidiaries has received any notice of termination, cancellation or acceleration of any Disclosed Contract. True and complete copies of all Disclosed Contracts listed or required to be listed in Section 2.11 or 2.13(a) of the Seller Disclosure Schedule have been made available to the Purchasers.

         (b) Section 2.13(b) of the Seller Disclosure Schedule lists (i) each Contract to which OpenTV or any of its Subsidiaries are parties or by which any of their respective assets are bound that contain any "most favored nations" provisions, as such term is commonly understood in the cable television and satellite television industries ("MFN CONTRACTS"), (ii) ***, and
(iii) each Contract between OpenTV or any of its Subsidiaries, on the one hand, and any member of the MIH Group or any of their Affiliates (other than OpenTV or any of its Subsidiaries), on the other ("AFFILIATE CONTRACTS"; the MFN Contracts, *** and the Affiliate Contracts are referred to collectively as the "MATERIAL CONTRACTS" and each such Contract is referred to individually as a "MATERIAL CONTRACT"). True and complete copies of all Material Contracts listed or required to be listed in Section 2.13(b) of the Seller Disclosure Schedule have been made available to the Purchasers. OpenTV and its Subsidiaries have fulfilled in all material respects, or taken all actions necessary to enable them to fulfill in all material respects when due, their respective obligations under each Material Customer Contract to which they are parties. To the knowledge of the Seller Parties, OpenTV and its Subsidiaries have fulfilled in all material respects, or taken all actions necessary to enable them to fulfill in all material respects when due, their respective obligations under each MFN Contract and Affiliate Contract. Except as set forth in Section 2.13(b) of the Seller Disclosure Schedule, to the knowledge of the Seller Parties, all parties to the Material Contracts other than OpenTV and its Subsidiaries have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default (with or without notice or lapse of time or both) under, such Material Contracts, which breach, violation or default has had or is reasonably likely to have a Seller Material Adverse Effect or an OpenTV Material Adverse Effect. ***

         2.14 Licenses; Compliance with Regulatory Requirements.

         (a) To the knowledge of the Seller Parties, and except as set forth on
Section 2.14(a) of the Seller Disclosure Schedule, OpenTV and its Subsidiaries hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign ("LICENSES") necessary to enable them to own, lease or otherwise hold their properties and assets and to carry on their business as presently conducted, other than such franchises, Licenses the lack of which, individually or in the aggregate, would not have an OpenTV Material Adverse Effect (collectively, the "OPENTV LICENSES"). To the knowledge of the Seller Parties, OpenTV and its Subsidiaries are in compliance with, and have conducted their business so as to comply with, the terms of their respective OpenTV Licenses and with all applicable Laws, except where, either individually or in the aggregate, the failure so to comply has not had and, is not reasonably likely to have an OpenTV Material Adverse Effect. This subsection 2.14(a) does not apply to environmental matters, which are the subject of Section 2.14(b).

         (b) To the knowledge of the Seller Parties and except as set forth in
Section 2.14(b) of the Seller Disclosure Schedule, (i) OpenTV and its Subsidiaries and the operation of their business, equipment and other assets and the facilities owned or leased by them and for which OpenTV or its Subsidiaries have compliance responsibility are in compliance in all material respects with all applicable Environmental Laws; (ii) OpenTV and its Subsidiaries hold all material Licenses required under Environmental Laws necessary to enable them to own, lease or otherwise hold their properties and assets and to carry on their businesses as presently conducted; (iii) there are no material investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against OpenTV or any of its Subsidiaries relating to or arising under any Environmental Laws; (iv) there is no ongoing remediation of material contamination required by Environmental Law or any Governmental Entity, and no Governmental Entity has proposed or threatened any such remediation, at any real property currently leased or owned by OpenTV or any of its Subsidiaries; and (v) neither OpenTV nor any of its Subsidiaries has received any written notice alleging a violation of or liability of OpenTV or any of its Subsidiaries under any Environmental Laws that would or would be reasonably likely to have a Seller Material Adverse Effect or an OpenTV Material Adverse Effect. For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law, statute, rule or regulation or the common law relating to the environment, the protection of natural resources or wildlife, or occupational health and safety, including the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and any state or foreign law counterpart.

         2.15 Employee Benefit Plans.

         (a) To the knowledge of the Sellers, Section 2.15(a) of the Seller Disclosure Schedule lists, with respect to OpenTV and its Subsidiaries, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA")), including pension, profit sharing, savings, deferred compensation, supplemental retirement, medical, dental, vision care, disability, life insurance and accident insurance plans, programs or arrangements, (ii) any stock option, stock purchase, phantom stock or stock appreciation right, plans, programs or arrangements, and (iii) all bonus or incentive plans, programs or arrangements (including fringe benefit plans or arrangements that would not typically be provided to comparable employees of a public company) for senior management of OpenTV, in each case, that are currently maintained or directly contributed to by OpenTV or its Subsidiaries or have been maintained or contributed to by OpenTV or its Subsidiaries since January 1, 1997 (collectively, the "EMPLOYEE PLANS").

         (b) The Seller Parties have made available to the Purchaser a copy of each of the Employee Plans and related plan documents and have, with respect to each Employee Plan that is subject to ERISA reporting requirements, provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last plan year. The Seller Parties have also made available to the Purchasers the most recent Internal Revenue Service determination letter issued with respect to each such Employee Plan intended to be qualified under Sections 401(a) or 501(c)(9) of the Code.

         (c) To the knowledge of the Seller Parties, except as set forth on
Section 2.15(c) of the Seller Disclosure Schedule, (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required by Law; (ii) each Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and OpenTV and its Subsidiaries have performed all material obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans, in each case, except for any violations or defaults that individually or in the aggregate are not reasonably likely to result in an OpenTV Material Adverse Effect; (iii) no Employee Plan is or has ever been covered by, and neither OpenTV nor any of its Subsidiaries has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; (iv) no Legal Action has been brought or, to the knowledge of the Seller Parties, is threatened against or with respect to any such Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor that, if adversely determined, is reasonably likely to result in an OpenTV Material Adverse Effect; and (v) neither OpenTV nor any of its Subsidiaries is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

         (d) To the knowledge of the Seller Parties, except as described in
Section 2.15(d) of the Seller Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) entitle any current or former employee or any director of OpenTV or any of its Subsidiaries to severance benefits or any other similar payment (including unemployment compensation (other than as required by applicable Law), golden parachute, bonus or otherwise), (ii) increase any benefits otherwise payable or (iii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or director. Except as set forth in Section 2.15(d) of the Seller Disclosure Schedule, to the knowledge of the Seller Parties, there is no contract, agreement, plan or arrangement to which OpenTV or any of its Subsidiaries is a party covering any employee, former employee, officer, director, shareholder or contract worker of OpenTV or any of its Subsidiaries, that could reasonably be expected to give rise to the payment of any amount in connection with the consummation of the transactions contemplated by this Agreement that would not be deductible pursuant to Section 280G of the Code.

         2.16 Employee Matters. To the knowledge of the Seller Parties, Section
2.16 of the Seller Disclosure Schedule as of the date of this Agreement lists each employment, consulting, contractor, agency and sales commission agreement to which OpenTV or any of its Subsidiaries is a party that is not terminable without liability to OpenTV and its Subsidiaries upon 91 days' or less prior notice to the employee, consultant, contractor, agent or other party and involves compensation or remuneration of more than $100,000 per annum. True and complete copies of each such agreement have been made available to the Purchaser. To the knowledge of the Seller Parties, all of such agreements are in full force and effect, and neither OpenTV, any of OpenTV's Subsidiaries nor, to the knowledge of the Seller Parties, any other Person is in default under them. To the knowledge of the Seller Parties, (i) there have been no claims that OpenTV or any of its Subsidiaries have defaulted under any of these agreements and (ii) there are no facts or conditions that if continued, or upon delivery of notice, would result in a default by OpenTV or any of its Subsidiaries under any of these agreements.

         2.17 Interested Party Transactions. Section 2.17 of the Seller Disclosure Schedule lists or describes all transactions, Contracts and other arrangements (oral or written) between OpenTV or any of its Subsidiaries, on the one hand, and any member of the MIH Group or any of their respective Affiliates (other than OpenTV or any of its Subsidiaries) or any director or executive officer of any member of the MIH Group or any of their respective Affiliates (including OpenTV and its Subsidiaries), on the other hand. Attached as Section
2.17 of the Seller Disclosure Schedule is a true and correct copy of each Contract and arrangement that is in writing, and a description of all material terms of each transaction, Contract or arrangement that is not in writing, described in the previous sentence. Neither OpenTV nor any of its Subsidiaries is indebted to any member of the MIH Group or any of their respective Affiliates (other than OpenTV or any of its Subsidiaries), or any director, officer, employee or agent of any member of the MIH Group or any of their respective Affiliates (including OpenTV and its Subsidiaries).

         2.18 Patents, Trademarks and Similar Rights.

         (a) List of Patents, Trademarks and Similar Rights. As of the date of this Agreement, Sections 2.18(a)(i)-(iv) of the Seller Disclosure Schedule set forth complete and accurate lists of:

                  (i) all Intellectual Property registrations and issued patents, or if a registration or patent has not been issued, all applications for patents, and all applications to register trademarks, trade names, service marks, copyrights and domain names, and all extensions, renewals, restorations, resuscitations, continuations, divisionals, reissues, and reexaminations thereof, as well as all invention disclosure records for which OpenTV has not filed for patent protection, in which OpenTV or any of its Subsidiaries claim ownership, except that for those invention disclosure records dated prior to January 20, 2000, the list sets forth such records to the knowledge of the Seller Parties;

                  (ii) any material computer software and applications in development by and owned by Open TV or its Subsidiaries, except that all computer software and applications that are being developed by OpenTV for Major Customers shall be identified;

                  (iii) all products, including, but not limited to, middleware, applications, tools and porting kits, commercially sold or licensed by OpenTV or its Subsidiaries and all types of services commercially provided by OpenTV or its Subsidiaries; and

                  (iv) in the case of Intellectual Property not owned by OpenTV or its Subsidiaries, all agreements under which any material Intellectual Property is licensed to OpenTV or its Subsidiaries or licensed by OpenTV or its Subsidiaries to a third party (the "INTELLECTUAL PROPERTY LICENSES"), indicating the parties to each such agreement, provided, however, that retail or generally available types of licenses are excepted.

         (b)      No Infringement.

                  (i) There are no patents or patent applications owned by, licensed from, or to the knowledge of Seller Parties licensed to, any member of the MIH Group or its Controlled Affiliates, that is or would be infringed by the business of OpenTV or its Subsidiaries as it has been and/or is currently conducted or, to the knowledge of the Seller parties, as proposed to be conducted (as reflected in the 2002 Budget);

                  (ii) there is no Intellectual Property owned by, licensed from, or to the knowledge of Seller Parties licensed to any member of the MIH Group or its Controlled Affiliates, that is or would be infringed, violated or misappropriated by the past or present making, having made, use, sale, offer for sale, importing or exporting of the middleware and application products of OpenTV or any of its Subsidiaries;

                  (iii) to the knowledge of the Seller Parties there is no Intellectual Property owned by, or licensed to, or licensed from, any member of the MIH Group or its Controlled Affiliates, that is or would be infringed by the business of

         OpenTV or its Subsidiaries as it has been and/or is currently conducted or, to the knowledge of the Seller Parties, as proposed to be conducted (as reflected in the 2002 Budget).

         (c) Free Title and Liens. The Seller Parties represent and warrant that OpenTV owns all the Intellectual Property identified and indicated in Sections 2.18(a)(i), (ii) and (iii) of the Seller Disclosure Schedule. Except as set forth on Sections 2.18(c)(i)-(iii) of the Seller Disclosure Schedule:

                  (i) as of the date of this Agreement, with respect to the Intellectual Property (other than patents, patent applications, or invention disclosure records) owned by OpenTV and its Subsidiaries, OpenTV or the appropriate Subsidiary thereof has good and valid title thereto free and clear of all Liens or exclusive or escrow arrangements, provided, however, that Intellectual Property (other than patents, patent applications or invention disclosure records) jointly owned are excepted but to the Seller's knowledge are set forth on
         Section 2.18(c)(i) of the Seller Disclosure Schedule;

                  (ii) with respect to the patents, patent applications and invention disclosure records owned by OpenTV or its Subsidiaries, OpenTV or the appropriate Subsidiary thereof has good and valid title thereto free and clear of (x) any obligations to license or assign, or any obligations to grant a covenant not to sue; (y) any Liens or restrictions on title; or (z) any licenses or covenants not to sue identifying patents by number or group; excluding implied licenses; and

                  (iii) as of the date of this Agreement, with respect to all Intellectual Property held by OpenTV or any of its Subsidiaries under license, other than retail or generally available licenses, OpenTV or the appropriate Subsidiary thereof has, to the knowledge of Seller Parties, the right to use such Intellectual Property in the manner and subject to limitations on the scope of such use as set forth in such licenses, free from any Lien and not subject to any restrictions, other than as set forth in such license agreement.

                  (iv) with respect to certain Intellectual Property rights and agreements referred to on Schedule 2.18 to this Agreement, the Seller Parties make to the Purchasers the representations, warranties and covenants set forth in Schedule 2.18 to this Agreement.

         (d) Protection of Intellectual Property. To the knowledge of the Seller Parties, except as set forth on Sections 2.18(d)(ii) and (iii) of the Seller Disclosure Schedule, to the extent that the Intellectual Property is material to the business of OpenTV and its Subsidiaries:

                  (i) OpenTV or the appropriate Subsidiary thereof has taken actions which in its reasonable business judgment are appropriate ("REASONABLE ACTIONS") to protect such Intellectual Property, including filing the necessary documents with the United States Patent and Trademark Office, or such other filing offices, domestic or foreign, and duly registering with or causing the respective Intellectual Property to be issued by such filing offices;

                  (ii) with respect to such Intellectual Property rights that have been applied for or filed with the relevant Governmental Entities, or that have been registered or issued by such relevant Governmental Entities, OpenTV or the appropriate Subsidiary thereof has taken Reasonable Actions to protect and maintain, respectively, such Intellectual Property rights under applicable Laws, and such registrations, filings, issuances, and other actions remain in full force and effect and (x) none of the material Intellectual Property rights owned by OpenTV or any of its Subsidiaries or, to the knowledge of the Seller Parties licensed to any of them, has expired or fallen into the public domain; (y) as of the date of this Agreement, the status of patents, patent applications and invention disclosure records identified in Section 2.18(a) of the Seller Disclosure Schedule is accurate; and (z) as of the date of this Agreement, the status of the Intellectual Property identified in Section 2.18(a) of the Seller Disclosure Schedule, to the Seller's knowledge, is accurate;

                  (iii) as of the date of this Agreement, there are no allegations by any non-Governmental Entity third party to indicate such Intellectual Property rights owned by OpenTV or any of its Subsidiaries that have been applied for or filed with the relevant Governmental Entities and that have not been registered or issued by such relevant Governmental Entities, that such Intellectual Property rights are not entitled to registration or issuance by the relevant Governmental Entities; and

                  (iv) the Seller Parties, and to the knowledge of the Seller Parties, OpenTV and its Subsidiaries, have complied with, are complying with, and will comply with: (1) their duty of disclosure before the United States Patent and Trademark Office, as defined by the relevant rules and regulations governing such duty, in connection with the prosecution of pending United States patent applications; and (2) any comparable duty of disclosure before other patent offices around the world, if any, in connection with the prosecution of patent applications in those respective countries.

         (e) Intellectual Property from Employees and Others.

                  (i) Since July 1, 1996, the employment policy of OpenTV, and, since their respective acquisitions (if later than July 1, 1996), the employment policies of its Subsidiaries, have required that the entire right, title and interest of any and all Intellectual Property conceived, created, invented, developed or caused to be reduced to practice by an employee of OpenTV or any of its Subsidiaries during the term of and which relates to such employee's employment with OpenTV or such Subsidiary shall immediately and exclusively vest in OpenTV or the appropriate Subsidiary thereof, and OpenTV and its Subsidiaries have taken reasonable action to generally enforce such employment policy.

                  (ii) A true and complete copy of OpenTV's employment policy and all typical known past and current OpenTV employment agreement forms implementing this policy is attached to Section 2.18(e)(ii) of the Seller Disclosure Schedule.

                  (iii) As of the date of this Agreement, except for those employees identified in Section 2.18(e)(iii) of the Seller Disclosure Schedule, every current OpenTV employee employed since July 1, 1996, has executed such applicable employment agreement which sets forth therein a covenant and assignment implementing the policy set forth in the first sentence of Section 2.18(e)(i).

                  (iv) Except for those individuals identified in Section 2.18(e)(iv) of the Seller Disclosure Schedule, OpenTV and its Subsidiaries, have a policy (a copy of which is attached to Section 2.18(e)(iv) of the Seller Disclosure Schedule), to obtain and have obtained, from (x) all engaged technical consultants and technical contractors who contribute, or shall contribute, or to the knowledge of the Seller Parties have contributed, to the creation or the development of Intellectual Property for OpenTV and (y) all non-engaged technical consultants and technical contractors who contribute, or shall contribute, or to the knowledge of the Seller Parties have contributed, to the creation or development of Intellectual Property for and material to the business of OpenTV, valid written assignments to OpenTV or one or more of its Subsidiaries of such consultant's or contractor's rights to any contribution that OpenTV or its Subsidiaries do not own by operation of Law, and OpenTV and its Subsidiaries have generally enforced such policy. For the purpose of this subsection (iv) only, the term "ENGAGED", as applied to technical consultants and technical contractors, shall mean having a written engagement agreement.

                  (v) For those patents, patent applications and invention disclosure records listed in Section 2.18(a)(i) of the Seller Disclosure Schedule which do not identify OpenTV as the assignee, and except for those records listed in Section 2.18(e)(v) of the Seller Disclosure Schedule, OpenTV has obtained or, if not, the Seller Parties shall procure prior to Closing without requiring or providing on the part of OpenTV any additional compensation, obligation or consideration unless with prior written approval from the Purchasers, the necessary assignments to vest complete title of such patents, patent applications and invention disclosure records in OpenTV.

         (f) Trade Secrets. To the knowledge of the Seller Parties, OpenTV and each of its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all of their trade secrets. Except as described in Section 2.18(f) of the Seller Disclosure Schedule, to the knowledge of the Seller Parties, there are no unauthorized uses, disclosures or misappropriations of any material OpenTV trade secret and, as of the date of this Agreement, there are no unauthorized uses, disclosures or misappropriations of any non-material trade secret.

         (g) Intellectual Property Infringement. Except as disclosed in Sections 2.18(g)(i)-(iv) of the Seller Disclosure Schedule, (i) OpenTV's and its Subsidiaries' activities, products and services as presently conducted do not, and to the knowledge of the Seller Parties such activities, products and services as contemplated to be conducted in the future will not, infringe upon or otherwise violate, any of the patent rights of the Seller Parties, or to the knowledge of the Seller Parties any Intellectual Property rights of any other Person, or to the knowledge of the Seller Parties any Intellectual Property rights of the Seller Parties, except in circumstances where OpenTV and/or its Subsidiaries are fully indemnified for such infringement; (ii) (x) there are no material claims or suits pending, no material notice provided, or to the Seller Parties' knowledge there are no material legal proceedings or material claims threatened, alleging that OpenTV or any of its Subsidiaries or any of their respective activities, products or services infringe upon or constitute the unauthorized use of any other Person's Intellectual Property, or challenging OpenTV's or any of its Subsidiaries' ownership of, right to use, or the validity or enforceability or effectiveness of any license of or relating to any Intellectual Property and (y) as of the date of this Agreement, there are no non-material claims or suits pending, no non-material notice provided, or to the Seller Parties' knowledge there are no non-material legal proceedings or non-material claims threatened, alleging that OpenTV or any of its Subsidiaries or any of their respective activities, products or services infringe upon or constitute the unauthorized use of any other Person's Intellectual Property, or challenging OpenTV's or any of its Subsidiaries' ownership of, right to use, or the validity or enforceability or effectiveness of any license of or relating to any Intellectual Property; (iii) none of OpenTV or any of its Subsidiaries has filed a claim against, provided notice to or taken any other action against any Person claiming the infringement, violation, or unauthorized use by any Person of any Intellectual Property of OpenTV or any of its Subsidiaries or licensed to OpenTV or any of its Subsidiaries; and (iv) the execution and delivery of this Agreement by the Seller Parties does not, and the consummation of the transactions contemplated by this Agreement will not, result in the loss of OpenTV's or its Subsidiary's rights in any Intellectual Property including but not limited to those rights flowing from the Sun Sublicense and Thomson Agreements, defined herein and, immediately upon Closing the Selling Parties will have no rights to the Intellectual Property of OpenTV or its Subsidiaries.

         (h) No Waiver of Privilege. To the knowledge of the Seller Parties, OpenTV and its Subsidiaries have taken reasonable actions to maintain any attorney-client privilege or other legal privilege with respect to oral and written communications relating to Intellectual Property and legal claims and defenses related thereto.

         2.19 Minute Books. The Seller Parties have made available to the Purchasers true and complete copies of the minute books of OpenTV and OpenTV Sub. Such minute books contain summaries of all meetings of directors and shareholders or actions by written consent since the later of (i) January 1, 1996 and (ii) the time of the applicable entity's date of incorporation or organization, and such summaries are true and complete in all material respects and reflect all transactions referred to in such minutes accurately in all material respects.

         2.20 Brokers' and Finders' Fees. None of the members of the MIH Group, OpenTV or any Subsidiary of OpenTV has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any of the transactions contemplated hereby, except that members of the MIH Group, other than OpenTV or any of its Subsidiaries, have retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL") for certain purposes related to this Agreement. All fees and expresses of Merrill in connection with the transactions contemplated by this Agreement shall be the sole responsibility of members of the MIH Group other than OpenTV or any of its Subsidiaries.

         2.21 Private Placement.

         (a) Each of the Seller Parties understands that the transfer of any Liberty Consideration Shares by the Purchasers pursuant to this Agreement is intended to be exempt from registration under the Securities Act pursuant to
Section 4(2) thereof.

         (b) The Seller Parties (either alone or together with their advisors) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in Liberty Consideration Shares and are capable of bearing the economic risks of such investment.

         (c) The Seller Parties are acquiring Liberty Consideration Shares to be acquired hereunder for their own account, for investment and not with a view to the public resale or distribution thereof in violation of any federal, state or foreign securities Law.

         (d) The Seller Parties understand that the Liberty Consideration Shares will be transferred in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities Laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such Laws or is exempt from such registration or qualification.

         (e) The Seller Parties can bear the economic risk of (i) an investment in the Liberty Consideration Shares indefinitely and (ii) a total loss in respect of such investment.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchasers, jointly and severally, represent and warrant to the Seller Parties as follows:

         3.1 Organization. Each of the Purchasers (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and
(c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in the case of clause (c) where the failure to be so duly qualified or licensed and in good standing is not reasonably likely to have (i) material adverse effect on the business, financial condition or results of operations of the Purchasers and their Subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of the Purchasers to perform their obligations under, and consummate the transactions contemplated by, this Agreement (either of the foregoing clauses (i) or (ii), a "PURCHASER MATERIAL ADVERSE EFFECT").

         3.2 Corporate Power, Authorization and Validity of Agreement. Each of the Purchasers has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchasers of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchasers. This Agreement has been duly executed and delivered by each of the Purchasers and is a valid and binding obligation of each of the Purchasers, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

         3.3 No Conflicts; Notices. The execution and delivery of this Agreement do not, and, subject to the satisfaction of the conditions set forth in Sections
6.1 and 6.3 hereof, the consummation of the transactions contemplated hereby will not, (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of either of the Purchasers or the equivalent organizational documents of any of their respective Subsidiaries, (b) violate or conflict with any Law applicable to the Purchasers or any of their respective Subsidiaries or the properties or assets of the Purchasers or any of their respective Subsidiaries, or (c) result in any breach or violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Lien on any of the properties or assets of the Purchasers or any of their respective Subsidiaries pursuant to, or require any Contract Consent of any party to, any Contract applicable to the Purchasers or any of their respective Subsidiaries or the properties or assets of the Purchasers or any of their respective Subsidiaries, except, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a Purchaser Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Purchasers or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by the Purchasers or the consummation by the Purchasers of the transactions contemplated hereby, except for (i) compliance with and filings under the HSR Act, (ii) compliance with and filings under applicable state securities Laws and the securities Laws of any foreign country or under the rules and regulations of any stock exchange or quotation service, (iii) compliance with and filings and notifications under non-U.S. antitrust or competition regulatory schemes or laws, (iv) as set forth in Section 3.6 of the Purchaser Disclosure Schedule and (v) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a Purchaser Material Adverse Effect.

         3.4 Brokers' and Finders' Fees. None of the Purchasers or any of their Affiliates have incurred, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any of the transactions contemplated hereby, other than the fees and expenses of certain of its advisors, with respect to which the Purchasers shall be solely liable.

         3.5 Liberty Consideration Shares. Any Liberty Consideration Shares delivered in full or partial payment of the Purchase Price (a) will be duly authorized, validly issued, fully paid and non-assessable and, (b) when delivered, will be free and clear of any Liens and not subject to any Restrictions (other than (i) any Restrictions imposed by this Agreement, (ii) Liens and Restrictions arising from acts of any member of the MIH Group or any of their Affiliates and (iii) restrictions on transfer arising under the Securities Act or applicable state securities Laws.

         3.6 Liberty Reports and Financial Statements. The Purchaser Commission Filings constitute all of the documents (other than preliminary materials) that the Purchaser was required to file with the Commission since December 31, 2001 to the date of this Agreement. As of their respective dates, each of the Purchaser Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each of the Securities Act and the Exchange Act, and, at the time filed, none of the Purchaser Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the Purchaser Commission Filings were prepared in accordance with GAAP consistently applied (except as may be indicated therein or in the notes or schedules thereto), and such financial statements fairly present the consolidated financial position of the Purchaser and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments.

         3.7 Private Placement.

         (a) Each of the Purchasers understands that the sale of the Subject Shares by Seller pursuant to this Agreement is intended to be exempt from registration under the Act pursuant to Section 4(2) thereof.

         (b) The Purchasers (either alone or together with their advisors) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subject Shares and are capable of bearing the economic risks of such investment.

         (c) The Purchasers are acquiring the Subject Shares to be acquired hereunder for their own account, for investment and not with a view to the public resale or distribution thereof in violation of any federal, state or foreign securities Law.

         (d) The Purchasers understand that the Subject Shares will be sold in a transaction exempt from the registration or qualification requirements of the Securities Act and applicable state securities Laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such Laws or is exempt from such registration or qualification.

         (e) The Purchasers can bear the economic risk of (i) an investment in the Subject Shares indefinitely and (ii) a total loss in respect of such investment.

         3.8 Ownership of LDIG OTV. LDIG OTV is a holder of OpenTV A Ordinary Shares and was previously a holder of Convertible Preference Shares (as defined in the OpenTV Charter). LDIG OTV is an indirect wholly owned Subsidiary of Liberty. At the time of its acquisition of the C-1 Convertible Preference Shares of OpenTV in November 1999, at the time it acquired OpenTV A Ordinary Shares upon the conversion of the C-1 Convertible Preference Shares of OpenTV, and at all relevant times after each such action (the "RELEVANT PERIOD"), LDIG OTV was a wholly owned Subsidiary of Liberty Digital, Inc. ("LDI"). At all times during the Relevant Period, Liberty owned in excess of 50% of all the issued shares of LDI.

         3.9 Purchasers' Diligence. In connection with their review conducted prior to the date of this Agreement of the assets and business of OpenTV and its Subsidiary, the Purchasers have reviewed certain documents and records regarding OpenTV made available to them by or on behalf of the Seller Parties and have had discussions with, and the opportunity to ask questions relating to the business of OpenTV of, certain members of management of OpenTV. In addition, prior to the date hereof the Purchasers have reviewed the representations and warranties of the Seller Parties set forth in this Agreement, as each such representation and warranty has been modified by the items set forth in the section of the Seller Disclosure Schedule corresponding to such representation and warranty. Based upon such review, as of the date of this Agreement, the Purchasers are not aware of any breach of a representation or warranty of the Seller Parties that would reasonably be expected to prevent the Seller Parties from satisfying the condition to Closing set forth in the second sentence of Section 6.3(a). This representation and warranty is made on and as of the date of this Agreement and the Purchasers will not be under any obligation to update or reaffirm this representation. Nothing in this Section 3.9 shall prejudice in any way the Purchasers' right to continue its investigation of OpenTV and its Subsidiaries following the date of this Agreement and any information obtained during such future investigation shall not affect the Purchasers' representation and warranty made in this Section 3.9.

                                   ARTICLE IV
                           CONDUCT PENDING THE CLOSING

         4.1 Conduct of Business of OpenTV and its Subsidiaries Pending Closing. During the period prior to the Closing Date, the Seller Parties will use their commercially reasonable best efforts to cause OpenTV and its Subsidiaries to operate their respective businesses in the ordinary course consistent with past practice, including (1) preserving intact their present business organizations,
(2) keeping available the services of their present officers and key employees and (3) preserving their relationships with customers, suppliers, distributors, licensors, licensees, and others providing revenue to OpenTV or its Subsidiaries (PROVIDED, however, that the Seller Parties shall not be obligated to provide or make available to OpenTV or any of its Subsidiaries any additional funding from the Seller Parties or financing (including guarantees, letters of credit and similar instruments by which the Seller Parties are bound) from the Seller Parties, other than pursuant to agreements or instruments in existence as of the date of this Agreement and other than as specifically contemplated by this Agreement). Upon obtaining knowledge of the occurrence of any event or the taking of any action by OpenTV or its Subsidiaries that (i) is outside the ordinary course of business, (ii) is described in any of clauses (a) through (w) below, or (iii) is reasonably likely to have a Seller Material Adverse Effect or an OpenTV Material Adverse Effect, the Seller Parties shall promptly notify the Purchasers in writing of such matter, which writing will include a complete, in all material respects, description thereof. In addition to the foregoing, after the date of this Agreement and prior to the Closing, except (x) as provided in
Schedule 4.1, (y) as specifically contemplated by this Agreement or (z) with the prior written consent of the Purchasers, the Seller Parties will use commercially reasonable best efforts to cause OpenTV and each of its Subsidiaries not to:

         (a) cause or permit any amendments to the OpenTV Charter, the OpenTV Articles or the Memorandum of Association, Articles of Association, Certificate of Incorporation, Articles of Incorporation, bylaws, or equivalent organizational documents (including partnership agreements and limited liability company operating agreements) of any of OpenTV's Subsidiaries;

         (b) adopt any employee benefit, stock purchase or option plan or amend any Employee Plan or accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its Employee Plans or authorize cash payments in exchange for any options or other rights granted under any of such plans, except, in each case, to the extent required by any applicable Law or the existing terms of such Employee Plan;

         (c) acquire by merging or consolidating with, or by purchasing a substantial portion of the securities or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of OpenTV and its Subsidiaries taken as a whole;

         (d) commence (including the initiation of counter-claim actions; provided that, in the case of any counter-claim actions proposed to be initiated by OpenTV (other than with respect to a Major Customer), the consent of the Purchasers shall not be unreasonably withheld) any lawsuit, arbitration or administrative proceeding (i) against a third party related to Intellectual Property rights (including any rights under licenses relating thereto) or any other lawsuit or administrative proceeding, in either case that is material to OpenTV and its Subsidiaries, taken as a whole or (ii) against a Major Customer;

         (e) sell, lease or otherwise transfer or dispose of any of its assets, other than (i) the licensing of its Intellectual Property to customers in the ordinary course of business consistent with past practice and upon terms that would not otherwise require the Purchasers' consent or violate the terms of this Agreement, and (ii) dispositions of assets that, individually or in the aggregate, (x) are not material to the business of OpenTV and (y) having a fair market value of less than $150,000;

         (f) declare, set aside, or pay any dividend or other distribution to its stockholders, or directly or indirectly redeem, retire, purchase or otherwise acquire any of its capital stock or other securities or options, warrants or other rights to acquire its capital stock (other than pursuant to the Sun Exchange Agreement or the OpenTV Sub Exchange Plan or the repurchase by OpenTV from OpenTV employees whose employment has been terminated of OpenTV A Ordinary Shares pursuant to the terms of agreements as in effect on the date hereof);

         (g) (i) modify or change in any material respect any Disclosed Contract, other than in the ordinary course of business (PROVIDED, that with respect to any such Disclosed Contract from which OpenTV or its Subsidiaries obtain revenue (a "REVENUE DISCLOSED CONTRACT"), the consent of the Purchasers to such modification or change shall not be unreasonably withheld), (ii) modify or change in any respect any Major Customer Contract or MFN Contract or any Contract related to material Intellectual Property or the use of material technology, (iii) terminate or fail to renew or extend (where such renewal or extension is at the option of OpenTV or a Subsidiary of OpenTV and the terms of such renewal or extension are set forth in the applicable Contract) any Disclosed Contract (provided, that the Purchaser's consent to any such action will not be unreasonably withheld) or any Material Customer Contract or any Contract that is a license for Intellectual Property, (iv) offer to enter into, or enter into, a Contract with any Person where the terms and provisions so offered, or the terms and provisions of the Contract to be entered into, would give any other Person (an "MFN BENEFICIARY") that is a party to any Contract with OpenTV or its Subsidiaries the right to require at any time that the terms and conditions of such MFN Beneficiary's Contract with OpenTV or its Subsidiaries be adjusted, changed or modified (including retroactively) or that Contract be terminated;
(v) terminate or modify or change in any material respect any agreement setting forth a covenant or assignment implementing the policy set forth in the first sentence of Section 2.18(e)(i); or (vi) enter into any Contract that provides, or amend, modify or change any existing Contract to provide, (A) another party with "most favored nations" (as such term is customarily understood in the cable television and satellite television industries) terms and conditions ("MFN TERMS"), (B) that OpenTV or its Subsidiaries would be required to exclusively use the products or services provided by another party (or Affiliate thereof) or a specified third party (or refrain from using the products and services of any Person other than such other party or such specified Person) within any geographic area or line of products or services, (C) for the licensing or granting to any other Person of the exclusive right (within any geographic area or line of products or services) to use any of OpenTV's owned or licensed Intellectual Property related to patents or material technology, unless the terms of such agreement provide that such exclusive right expires or automatically terminates within six months of the date of signing of such agreement and is not thereafter renewed or renewable by any other party thereto,
(D) that OpenTV or any of its Subsidiaries will not sue or otherwise institute legal action against any Person for any reason, (E) for the sale or cross-licensing of Intellectual Property related to patents of OpenTV with any other Person or for grant-backs of rights to any Intellectual Property related to patents in connection with the acquisition of such Intellectual Property related to patents by OpenTV or its Subsidiaries, (F) any agreements with third parties for the exchange and/or protection of confidential information unless such agreements include provisions prohibiting such other Persons from soliciting or hiring officers or employees of OpenTV or its Subsidiaries for a period of not less than 18 months (subject to customary exceptions relating to general advertising) (PROVIDED, that the Purchasers will not unreasonably withhold consent to the entering into of such agreements), (G) rights that bind or purport to bind any Person (other than any Subsidiary of OpenTV) that is not a party to such Contract or (H) any provisions requiring OpenTV or any of its Subsidiaries to indemnify any Person (other than customary indemnity provisions that are consistent with general industry practice); PROVIDED, HOWEVER, that customer contracts either (x) associated with the sale or license of an OpenTV Product or service or (y) the licensing of Intellectual Property (other than patents identified by number or group) that are entered into in the normal course of business, shall be excluded from the restrictions of subsections (ii),
(iii) and (v) of this clause (g).

         (h) revalue any of its assets, including writing down the value of any assets or writing off any notes or accounts receivable, except as required by GAAP;

         (i) create any Lien on any of its assets other than Permitted Encumbrances;

         (j) waive or release any right or claim of substantial value by OpenTV or any of its Subsidiaries;

         (k) pay, discharge or satisfy any claim, liability or obligation, other than in the ordinary course of business consistent with past practice;

         (l) issue or sell any of its capital stock or other securities or membership or other ownership interests, exchangeable or convertible securities, options, warrants, puts, calls or other rights to acquire capital stock or other securities or other ownership interests of OpenTV or any of its Subsidiaries (including any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights) except (i) that OpenTV may grant to any newly hired employee of OpenTV or its Subsidiaries options to purchase up to an aggregate of 93,780 OpenTV A Ordinary Shares in accordance with the terms of the OpenTV Stock Option Plans in the manner previously disclosed to the Purchasers and such grants are made in a manner consistent with past practice (the "PERMITTED OPTIONS"); (ii) for OpenTV A Ordinary Shares issuable (A) upon conversion of OpenTV B Ordinary Shares outstanding at March 31, 2002 (or thereafter issued pursuant to the Sun Exchange Agreement) in accordance with the provisions of the OpenTV Charter, (B) upon the exercise of Outstanding OpenTV Stock Options, (C) upon the exercise of Outstanding OpenTV Warrants, (D) upon the exercise of exchange rights under the Exchange Plan with respect to shares of the common stock of OpenTV Sub that were issued and outstanding as of March 31, 2002 or options to purchase shares of common stock of OpenTV Sub held by employees of OpenTV or OpenTV Sub as of October 23, 1999; (E) pursuant to the ESPP and (F) the issuance of up to 626,872 OpenTV A Ordinary Shares pursuant to the earn-out provisions contained in the Static Share Purchase Agreement and
(iii) OpenTV B Ordinary Shares issuable upon the exercise of exchange rights under the Sun Exchange Agreement;

         (m) incur any indebtedness for borrowed money or assume or guarantee any such indebtedness, other than (1) (x) in the ordinary course of business and consistent with past practice and (y) in an aggregate amount which does not exceed US $100,000 or (2) in a transaction that is otherwise permitted pursuant to clause (n) below;

         (n) make any loan or cash advance to, or engage in any transaction with, (i) any Affiliate of OpenTV or any of its Subsidiaries (in each case, other than OpenTV Sub, Spyglass Integration, Inc. and wholly owned Subsidiaries of OpenTV), (ii) any member of the MIH Group or any Affiliate of any member of the MIH Group (other than OpenTV or its Subsidiaries), or (iii) any Strategic Partner in each case described in (i) or (ii) above other than any required by the terms of Contracts in place as of the date of this Agreement and listed in
Section 4.1 of the Seller Disclosure Schedule;

         (o) make any loan or cash advance to, or engage in any transaction with
(i) any director, officer, employee, contractor or consultant of or to OpenTV or any of its Subsidiaries, (ii) any director, officer, employee, contractor or consultant of or to any member of the MIH Group or any of their Affiliates (other than OpenTV or its Subsidiaries) or (iii) any director, officer, employee, contractor or consultant of or to any Strategic Partner, other than, in the case of any directors (other than any such director that is a director, officer or employee of a member of the MIH Group or any of its Affiliates (other than OpenTV and its Affiliates), officers or employees of OpenTV, OpenTV Sub or Subsidiaries of OpenTV, travel and other business expenses advanced to such directors, officers or employees in the ordinary course of business consistent with past practice;

         (p) enter into any employment, consulting, contractor, agency or commission agreement (other than non-disclosure agreements, assignments of inventions and similar agreements) and other than standard non-exclusive consulting, agency, contractor or commission agreements entered into with the Purchasers' consent, which consent will not be unreasonably withheld, make any amendment or modification to any existing such agreement or grant any increases in commission structure, salary, wage, benefit or other remuneration payable or to become payable (including any grants of options, warrants or other stock based or indexed compensation to any of its current or former officers, directors or Senior Management employees, or agents) or grant any increases in any bonus or severance payment or arrangement made to, for or with any of its officers, directors, Senior Management employees, contractor or agents or grant any supplemental retirement plan or program or special remuneration for any of its officers, directors, Senior Management employees, contractor or agents; PROVIDED, HOWEVER, that OpenTV shall be permitted to do any of the foregoing with respect to employees (who are not directors, officers, or members of Senior Management) so long as in the ordinary course of business consistent with past practice (including regular salary and performance bonus increases resulting from promotions); provided, FURTHER, that nothing herein shall be deemed to authorize the promotion of any employee to a position of Senior Management;

         (q) make, revoke or amend any Tax election other than in the ordinary course of business consistent with past practice;

         (r) make any material change in (i) any accounting method, practice or policy (including any change in revenue and recognition policies or depreciation or amortization policies or rates) except as required by GAAP as in effect at the time of such change or (ii) any financial reporting or Tax practice or policy;

         (s) execute any waiver of restrictions on assessment or collection of any material Tax;

         (t) enter into or amend any agreement or settlement with any Tax authority with respect to any material Tax liability;

         (u) make any capital contribution to any Person other than as required pursuant to the terms of an OpenTV Investment Agreement listed on Section 2.6(a) of the Seller Disclosure Schedule each of which as in effect on the date hereof, or acquire any securities or other debt or equity interests in any other Person, other than the acquisition of shares of common stock of

OpenTV Sub pursuant to the Sun Shareholder Agreement or in connection with treasury cash management policies in the ordinary course consistent with past practice;

         (v) terminate the employment of any member of Senior Management, other than (i) because such individual is convicted of a felony involving moral turpitude, (ii) for "cause" as defined in such individual's employment agreement or (iii) as consented to by the Purchasers, which consent will not be unreasonably withheld; or

         (w) enter into an agreement to do any of the foregoing;

PROVIDED, HOWEVER, that nothing in this Section 4.1 shall prohibit (or require a Seller Party to prohibit) any director of OpenTV from exercising (solely in his or her capacity as a director of OpenTV) fiduciary duties to OpenTV or its stockholders (other than the Seller Parties) under applicable Law; PROVIDED, FURTHER, that nothing in the immediately preceding proviso shall relieve or be deemed to release the Seller Parties from any obligations hereunder that can be performed without causing a director of OpenTV to violate such fiduciary duties.

         4.2 No Solicitation; Acquisition Proposals.

         (a) The Seller Parties have ceased all, and will not engage in any, discussions and/or negotiations with any Persons directly or indirectly relating to the sale or other disposition of all or a portion of the Subject Shares, or the voting thereof (including voting such shares for an amendment to the OpenTV Charter to facilitate a sale of the Subject Shares) (an "ALTERNATE TRANSACTION"), other than as required under the right of first refusal provisions of the Sun Shareholders' Agreement. The Seller Parties will not, except as required by the Sun Shareholders' Agreement, directly or indirectly through any officer, director, employer, representative, agent, financial advisor or otherwise, solicit, initiate or encourage inquiries or proposals or offers from any Person regarding an Alternate Transaction.

         (b) The Seller Parties will not, and will use their commercially reasonable best efforts to cause OpenTV and each of its Subsidiaries not to, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any Person relating to any sale or other disposition of all or any portion of the assets, business, properties (other than immaterial or insubstantial assets, the licensing of products and technology and the provision of services, in each case in the ordinary course of business), patents, patent applications or other material Intellectual Property (including covenants not to sue, cross-licenses and exclusive licenses, but excluding any and all licenses to Intellectual Property other than exclusive licenses, and other than non-exclusive licenses identifying patent rights by number or group, given in the ordinary course of business consistent with past practice) of, or any equity interest in, OpenTV or any of its Subsidiaries or any business combination involving OpenTV or any of its Subsidiaries, whether by merger, consolidation, purchase or sale of assets, tender offer or otherwise or participate in any negotiation regarding, or furnishing to any other Person any information with respect to, or otherwise cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing (any of the foregoing, an "EXTRAORDINARY TRANSACTION"); PROVIDED, HOWEVER, that nothing in this Section 4.2 shall prohibit (or require a Seller Party to prohibit) any director of OpenTV from exercising (solely in his or her capacity as a director of OpenTV) fiduciary duties to OpenTV or its stockholders (other than the Seller Parties) under applicable Law; PROVIDED, FURTHER, that nothing in the immediately preceding proviso shall relieve or be deemed to release the Seller Parties from any obligations hereunder that can be performed without causing a director of OpenTV to violate such fiduciary duties.

         (c) The Seller Parties will vote all shares of voting stock of OpenTV or of any other Person held by any of the Seller Parties and their respective Affiliates against any Extraordinary Transaction or Alternate Transaction that is presented or proposed at any time after the date of this Agreement and prior to the termination of this Agreement. The Seller Parties will notify the Purchasers immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Seller Parties or, to the knowledge of the Seller Parties, OpenTV or any of its Subsidiaries, in each case in connection with any of the foregoing. The Seller Parties will use their respective best efforts to cause OpenTV and its Subsidiaries to notify the Seller Parties immediately upon receipt of any such inquiry or proposal.

         (d) For the avoidance of doubt, the sale of the Subject Shares to the Purchasers pursuant to this Agreement shall constitute neither an Alternative Transaction nor an Extraordinary Transaction.

         4.3 Notice of Breach. Each Party hereto shall promptly give written notice to the other Parties hereto upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that is reasonably likely to cause or constitute a breach of any of such Party's (or, in the case of the Seller Parties, any of the Parent Parties') representations, warranties or covenants under this Agreement or under the Undertakings Letter, as applicable.

         4.4 No Conversion. Neither Seller Party shall cause any of the Subject Shares that are OpenTV B Ordinary Shares to be converted into OpenTV A Ordinary Shares.

         4.5 Information. From and after the date hereof to the Closing or the earlier termination of this Agreement, the Seller Parties shall notify Liberty promptly following such time that OpenTV or any of its Subsidiaries enters into any Disclosed Contract or Material Contract or obtains any patents and shall make available for Liberty's review any such Disclosed Contracts or Material Contracts or information regarding such new patents. At the Closing, the Seller Parties shall provide Liberty with a list of all such Disclosed Contracts and Material Contracts entered into, and all such patents obtained, by OpenTV and its Subsidiaries after the date hereof.

                                   ARTICLE V

                              ADDITIONAL COVENANTS

         5.1 Access to Information. Upon reasonable notice, and subject to the terms and conditions hereof, the Seller Parties will, and will use commercially reasonable best efforts to cause OpenTV and each of its Subsidiaries to, afford the Purchasers and their accountants, attorneys and other representatives reasonable access during normal business hours (and at such other times as the Parties hereto agree) during the period prior to the Closing to (a) all of the Seller Parties' properties, books, Contracts, commitments and records relating to OpenTV and its Subsidiaries, (b) all properties, books, Contracts, commitments and records of OpenTV and its Subsidiaries, and (c) all other information in the possession of the Seller Parties, OpenTV and OpenTV's Subsidiaries concerning the business, properties and personnel of OpenTV and its Subsidiaries as the Purchasers may reasonably request; PROVIDED THAT the Parties will reasonably cooperate to minimize, to the extent practicable, the disruption in the day-to-day activities of OpenTV and its Subsidiaries as a result of the investigation described in this sentence. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties hereto to consummate the transactions contemplated hereby.

         5.2 Confidentiality.

         (a) Unless otherwise agreed to in writing by the Party disclosing Confidential Information (as defined below) (or whose Representatives (as defined below) disclosed) (a "DISCLOSING PARTY"), each Party receiving such disclosure (a "RECEIVING PARTY"), from and after the Closing, shall, and shall cause its Affiliates, directors, officers, employees and agents (such Affiliates and other Persons with respect to any Party are collectively referred to as such Party's "REPRESENTATIVES") to, (i) keep all Confidential Information of the Disclosing Party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the Receiving Party who need to know such Confidential Information and (ii) not use Confidential Information in any manner detrimental to the Disclosing Party.

         (b) For purposes of this Section 5.2, "Confidential Information" of a Party means all confidential or proprietary information about such Party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished, unless (i) the Disclosing Party indicates otherwise in writing, (ii) the information was or becomes generally available to the public other than as a result of a disclosure in violation of this paragraph by the Receiving Party or its Representatives,
(iii) to the knowledge of the Receiving Party and its Controlled Affiliates, the information was or becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Disclosing Party or (iv) to the knowledge of the Receiving Party and its Controlled Affiliates, the information was within the possession of the Receiving Party or any of its Representatives prior to being furnished by or on behalf of the Disclosing Party, provided that with respect to clauses (iii) and (iv) above the source of such information was not bound by a confidentiality agreement or other legal obligation in respect thereof. Notwithstanding the foregoing, if the Receiving Party is required (other than as a result of action taken by it or its Representatives primarily for the purpose of causing such disclosure requirements to arise) in any judicial or administrative proceeding or by any regulatory or judicial authority or pursuant to any applicable Law (including the rules and regulations of the Commission, the JSE, the Euronext Amsterdam stock exchange or of any securities exchange or association on which such Receiving Party's securities are traded (including pursuant to any listing agreement)) to disclose any Confidential Information, then any disclosure of such information to the extent so required shall not be prohibited by this paragraph; PROVIDED, that such disclosure shall not affect a Receiving Party's liability for a breach of its obligations in accordance with the terms of the following two sentences. The Receiving Party shall give the Disclosing Party prompt written notice of any disclosure of Confidential Information pursuant to the immediately preceding sentence, including the circumstances requiring such disclosure, which notice shall be (to the extent permitted by any applicable judicial or administrative order or applicable Law requiring such disclosure) delivered sufficiently prior to such disclosure to permit the Disclosing Party to seek an appropriate protective order or other relief. The Receiving Party agrees to reasonably cooperate with the Disclosing Party, at the Disclosing Party's expense in connection with obtaining such protective order or other relief. Confidential Information shall be deemed not to include information relating to OpenTV and its Subsidiaries or their respective businesses and assets, which information is subject to the restrictions set forth in (x) prior to the Closing, the Letter Agreement, dated April 6, 2002, as extended from time to time prior to the date of this Agreement, among MIHL, OTVH and Liberty (the "LETTER AGREEMENT"), and (y) from and after the Closing, Section 5.9(b).

         5.3 Publicity. The Purchasers and the Seller Parties will reasonably cooperate with each other in connection with the issuance of mutually acceptable press releases to be issued on or promptly after the date of this Agreement announcing the transactions contemplated hereby. Each of the Parties agrees not to, and to cause each of their respective Subsidiaries (including, in the case of the Seller Parties, the other members of the MIH Group) not to, and will use commercially reasonable best efforts to cause OpenTV and its Subsidiaries not to, issue, or cause or permit to be issued, any press release or other public statement regarding this Agreement or the transactions contemplated hereby without consulting with the other Parties prior to making such release or statement , except, if, in the judgment of the disclosing Party, such release or statement may be required by Law (including the rules and regulations of the Commission) or by any securities exchange or association on which such Party's securities are traded (including pursuant to any listing agreement), in which case the Party required to make the release or announcement shall allow the other Party reasonable time to comment on such release or announcement (so as to confirm the accuracy of any statements therein regarding such other Party, among other things) in advance of such issuance; PROVIDED, HOWEVER, that each of the Seller Parties and the Purchasers may make internal announcements to their respective employees that are consistent with the Parties' prior public disclosures regarding the transactions contemplated hereby.

         5.4 Cooperation.

         (a) Subject to the terms and conditions of this Agreement and applicable Law, each of the Purchasers, and the Seller Parties shall use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other Party may reasonably request in order to cause any of the conditions to such Party's obligation to consummate the transactions contemplated by this Agreement to be satisfied. Without limiting the generality of the foregoing, each of the Parties shall (and each shall cause its directors, officers and Subsidiaries, and use its commercially reasonable best efforts to cause its Affiliates (including, in the case of the Seller Parties, OpenTV and its Subsidiaries), employees, agents, attorneys, accountants and representatives,
to) consult and fully cooperate with and provide reasonable assistance to each other in (i) taking such actions as may reasonably be required under applicable state securities or blue sky Laws in connection with the transactions contemplated by this Agreement; (ii) using its commercially reasonable best efforts to obtain all required consents, approvals, waivers, clearances, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and to give all required notices to and to make all required filings with and applications and submissions to, any Governmental Entity or other Person, in each case required in order to cause any of the conditions to each other Party's obligation to consummate such transactions to be satisfied; (iii) filing all notification and report forms required under the HSR Act and responding to any requests for additional information made by any Governmental Entity pursuant to the HSR Act and cooperating with each other Party in complying with the requirements of the HSR Act; (iv) filing all notification, report and other forms or filings required under foreign antitrust or competition law or set forth on SCHEDULE 5.4; (v) using commercially reasonable efforts to cause the lifting of any permanent or preliminary injunction or temporary restraining order or other similar order issued or entered by any court or other Governmental Entity (an "INJUNCTION") preventing the consummation of the transactions contemplated by this Agreement; (vi) providing all such information about such Party, its Subsidiaries and its officers, directors, partners and Affiliates, and making all applications and filings, as may be necessary or reasonably requested in connection with any of the foregoing; and (vii) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated by this Agreement. Each of the Seller Parties and the Purchasers shall furnish to the others such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission that is required by any Governmental Entity in connection with the transactions contemplated by this Agreement. The Seller Parties and the Purchasers shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity and shall use commercially reasonable best efforts to comply promptly with any valid inquiry or request and provide any supplemental information validly requested in connection with the filings made hereunder. Each party shall use its commercially reasonable best efforts to obtain any clearance required by any Governmental Entity for the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, in making any such filing and in order to obtain any consent, approval, waiver, clearance, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in the preceding sentence, the Parties and their respective Affiliates shall not be required to (A) pay any consideration, except filing or application fees, (B) surrender, modify or amend in any respect any License or Contract (including this Agreement), (C) hold separately (in trust or otherwise), divest itself of, or otherwise rearrange the composition of, any of its assets, (D) agree to any limitations on any such Person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by any such Person, or (E) agree to any of the foregoing or any other conditions or requirements of any Governmental Entity or other Person, in each case to the extent that doing so would be adverse or burdensome to such Person in any material respect. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each Party shall provide the other Parties with drafts thereof and afford the other Parties a reasonable opportunity to comment on such drafts.

         (b) The Parties will cooperate with and assist one another in any challenge by any Person of the applicability to the transactions contemplated by this Agreement of any state takeover Law (or similar Laws of any other jurisdiction) and, if any additional steps are necessary, will take all reasonable steps to exempt the transactions contemplated by this Agreement from any applicable state takeover Law or similar Law of any other jurisdiction.

         (c) Each Seller Party shall use commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable in order to obtain (i) the waiver of Sun TSI Subsidiary, Inc. ("SSI") of its rights of first refusal on a transfer of Seller's Subject Shares pursuant to Section 3.4 (and related sections) of the Sun Shareholders' Agreement (PROVIDED, THAT such commercially reasonable best efforts shall not require the Seller Parties to pay or provide any monetary or non-monetary consideration, or otherwise incur any liability or obligation in favor of, to SSI or its Affiliates in connection with obtaining such waiver) and (ii) the approval, if required, of the Exchange Control Department of the South African Reserve Bank and any approval by the stockholders of any member of the MIH Group for the transactions contemplated by this Agreement. Each of the Seller Parties agrees to vote and to cause its Subsidiaries to vote (or, in either case, duly consent in writing) all voting securities owned by such Person in any member of the MIH Group in favor of such matters as are required or reasonably necessary to be approved by security holders of any such member of the MIH Group in order to effectuate the transactions contemplated by this Agreement and to take all such other action reasonably related thereto (including, attending any meeting of the security holders of any such member of the MIH Group and casting the maximum number of votes attributable to voting securities held by it in favor of the transactions contemplated hereby or such other proposals to security holders as are reasonably necessary to effectuate the transactions contemplated hereby) in order to cause there to be obtained all corporate and other approvals and authorizations reasonably necessary for the consummation of the transactions contemplated hereby. The Seller will deliver or cause to be delivered to OpenTV and SSI immediately following the issuance on the date of this Agreement of the press release by the Seller Parties announcing the execution of this Agreement, a written notice pursuant to Section 3.4 of the Sun Shareholders' Agreement offering to sell the Subject Shares to SSI at the price set forth herein and describing the relevant terms hereof and will take such other actions as are necessary to commence the Offer Period (as defined in the Sun Shareholders' Agreement).

         5.5 Tag-Along Rights Under Investors' Rights Agreement.

         (a) Promptly following the execution and delivery of this Agreement, the Seller Parties shall cause to be delivered to each Person (a "TAG-ALONG HOLDER") that is entitled to exercise "Tag-Along" rights pursuant to Section 22 of the Investors' Rights Agreement ("TAG-ALONG RIGHTS") as a result of the transactions contemplated by this Agreement written notice (a "SALE NOTICE") complying with Section 22 of the Investors' Rights Agreement and in a form proposed by the Seller Parties and reasonably acceptable to the Purchasers. If the Tag-Along Holders electing to participate ("TAG-ALONG SELLERS") are entitled pursuant to the terms of the Investors Rights Agreement to sell, or if Tag-Along Holders demand to sell pursuant to Section 22 of the Investors Rights Agreement and such demand is contested by the Seller Parties and is not resolved prior to the date the Parties are otherwise prepared to close, more than an aggregate of 4,205,636 OpenTV Ordinary Shares (the "ESTIMATED TAG-ALONG SHARES" and such number of OpenTV Ordinary Shares referred to in this sentence, if any, in excess of the Estimated Tag-Along Shares, the "EXCESS TAG-ALONG SHARES"), then the Seller shall (a) first reduce the number of Subject Shares that are OpenTV A Ordinary Shares by the lesser of the number of Excess Tag-Along Shares and 365,460 and (b) to the extent the number of Excess Tag-Along Shares exceeds 365,460, reduce (the "B SHARE REDUCTION") the number of Subject Shares that are OpenTV B Ordinary Shares by an amount equal to the difference of (A) the number of Excess Tag-Along Shares MINUS (B) 365,460 (the "EXCESS B SHARES"). If a B Share Reduction occurs, Seller hereby agrees to convert the Excess B Shares into OpenTV A Ordinary Shares prior to any sale or other disposition of Excess B Shares; PROVIDED, THAT Seller shall use reasonable efforts to notify Liberty of such proposed conversion prior to effecting such conversion. Seller hereby agrees that it will not Transfer a number of OpenTV A Ordinary Shares that are Excess Tag-Along Shares or that are OpenTV A Ordinary Shares received upon the conversion of Excess B Shares in any Trading Day that is more than (1) in the case of a Transfer that is not executed in a manner that would be reflected in the reported volume of trading in OpenTV A Ordinary Shares on the NASDAQ Stock Market or the Euronext Amsterdam Stock Market, a number of shares equal to the average daily reported volume of trading in OpenTV A Ordinary Shares on the NASDAQ Stock Market and the Euronext Amsterdam Stock Market, computed on an aggregate basis, during the four calendar weeks preceding such Trading Day, (2) in the case of a Transfer that is executed in a manner that would be reflected in the reported volume of trading in OpenTV A Ordinary Shares on the NASDAQ Stock Market, a number of shares equal to 15% of the average daily reported volume of trading in OpenTV A Ordinary Shares on the NASDAQ Stock Market during the four calendar weeks preceding such Trading Day and (3) in the case of a

Transfer that is executed in a manner that would be reflected in the reported volume of trading in OpenTV A Ordinary Shares on the Euronext Amsterdam Stock Market, a number of shares equal to 15% of the average daily reported volume of trading in OpenTV A Ordinary Shares on the Euronext Amsterdam Stock Market during the four calendar weeks preceding such Trading Day. LDIG OTV agrees that it will not elect to exercise its rights under Section 22 of the Investors' Rights Agreement with respect to the sale of the Subject Shares to the Purchasers pursuant to this Agreement (but reserves the right to elect to exercise such rights in connection with any sale of OpenTV Ordinary Shares to SSI pursuant to SSI's exercise of its rights under the Sun Shareholders' Agreement or otherwise to any other Person and such election not to exercise Tag-Along Rights on the sale of the Subject Shares to the Purchasers shall not be deemed to terminate LDIG OTV's rights with respect to the subsequent exercise of Tag-Along Rights in the event the transactions contemplated hereby are not consummated). "TOTAL TAG-ALONG SHARES" means the actual number of OpenTV Ordinary Shares sold by the Tag-Along Sellers pursuant to the Tag-Along Rights as a result of the transactions contemplated by this Agreement. The closing of the purchase of the Total Tag-Along Shares shall be conditioned upon the concurrent or prior consummation of the Purchaser' purchase of the Subject Shares pursuant to this Agreement. Any OpenTV Ordinary Shares purchased pursuant to this subsection (a) and any reduction in the number of Subject Shares to be purchased, shall be allocated between the Purchasers as the Purchasers may determine.

         (b) Each Tag-Along Seller who desires to accept the offer to sell its OpenTV Ordinary Shares will be required to become a party to or otherwise bound by the terms and conditions of this Agreement in accordance with the applicable terms of the Investors' Rights Agreement and each Party agrees to reasonably cooperate, take all reasonably necessary actions and enter into a supplement or amendment to this Agreement complying with Section 22 of the Investors' Rights Agreement and that is otherwise reasonably acceptable to the Seller Parties and the Purchasers, in order to cause the Tag Along Sellers to become parties to and bound by this Agreement and otherwise to implement the requirements of Section 22 of the Investors' Rights Agreement.

         (c) Nothing contained in this Section 5.5 shall obligate or require the Purchasers to purchase a number of OpenTV Ordinary Shares in excess of the number of Subject Shares plus the number of Estimated Tag-Along Shares.

         5.6 Filing of Form 20-F. The Seller Parties shall cause Open TV to file its Annual Report on Form 20-F for the year ended December 31, 2001 on or before the date such Annual Report on Form 20-F is required to be filed with the Commission. The audited financial statements included in such Annual Report on Form 20-F shall be identical to the 2001 Financial Statements delivered to the Purchasers on May 3, 2002, with only such changes, additions or amendments expressly contemplated by Section 2.8(b) hereof. Such Annual Report on Form 20-F, when filed, will comply, in all material respects, with the rules and regulations of the Commission relating to the filing of Annual Reports by foreign private issuers.

         5.7 Waiver. The Seller agrees that, from and after the Closing, it shall not exercise, or seek to exercise, any rights it may have pursuant to the OpenTV Sub Stockholders' Agreement

         5.8 Board Resignations. Immediately prior to the Closing, and in the following order, (a) the Seller shall cause three of its representatives on OpenTV's board of directors to resign from OpenTV's board of directors, (b) the Seller shall cause the vacancies created by such resignations to be filled with individuals designated by Liberty and (c) the Seller shall cause its remaining representatives on OpenTV's board of directors and the board of directors or similar governing body of each Subsidiary of OpenTV to resign from each such board of directors or similar governing body.

         5.9 Non-Competition; Solicitation of Employees: Exclusivity; Confidentiality.

         (a) (i) During the period commencing on the date hereof and ending upon the earlier of the third anniversary of the Closing or the termination of this Agreement (the "RESTRICTED PERIOD"), each of the Seller Parties and, pursuant to the Undertakings Agreement, the Parent Parties (each, a "RESTRICTED PARTY") agrees that it will not, directly or indirectly through its Controlled Affiliates, directly or indirectly engage or participate in, or acquire an equity interest in any Person which engages or participates in, a Restricted Business, other than in accordance with the provisions in this Section 5.9. The term "Restricted Business" shall mean (x) the business of creating, developing, acquiring (by license or otherwise), marketing, selling or licensing interactive television "runtime" or "middleware" operating software (including related software, related hardware and related software tools) for use by multi-channel television network operators, related hardware suppliers and related application developers and (y) to the extent not included in clause (x) above, the interactive television business as currently conducted and as proposed to be conducted by OpenTV and its Subsidiaries on the date hereof (as provided for in the 2002 Budget and as described in all annual, interim and current reports filed by OpenTV with the Commission since January 1, 2000 and prior to the date hereof).

         (ii) Notwithstanding anything herein to the contrary, the restrictions set forth herein shall not be applicable to any of the following: (A) the Restricted Parties' investment in OpenTV and its Subsidiaries prior to the Closing and, solely with respect to any Remaining OpenTV Shares, after the Closing; (B) Restricted Businesses which are engaged in by the Restricted Parties and their respective Controlled Affiliates (other than OpenTV and its Subsidiaries) as of the date of this Agreement; provided, that the nature and scope of such engagement, participation or investment in such Restricted Businesses is not materially expanded during the Restricted Period from the engagement, participation or investment at the date hereof (except to the extent previously disclosed in writing to Liberty); (C) any acquisition by a Restricted Party or any of its Controlled Affiliates (whether by merger, share exchange, purchase of securities or assets or otherwise) of a Person or any interest therein which is engaged in a Restricted Business so long as the Restricted Business conducted by such other Person and its Subsidiaries does not constitute more than 10% of its business (as measured by its revenues); (D) the acquisition by the Restricted Parties and their Controlled Affiliates of an interest in a Person which is engaged in a Restricted Business so long as (i) such interest constitutes less than 49% of the outstanding equity interests of such Person and none of the Restricted Parties or their Controlled Affiliates are actively involved in the management of the business of such Person (provided, that a Restricted Party's or its Controlled Affiliates' participation in the management of such Person through representation on such Person's Board of Directors or other governing body which is proportionate to its equity or voting interest in such Person shall not be deemed active management in such Person's business) and (ii) the acquisition of such interest occurred in connection with the disposition by such Restricted Party or its Controlled Affiliates of assets or businesses of the type described on Schedule 5.9(a)(ii) to this Agreement which do not conduct or engage in a Restricted Business; (E) any acquisition of equity interests in any Person engaged in a Restricted Business so long as (1) such equity interests owned by the Restricted Parties and their Controlled Affiliates, in the aggregate, constitute less than 10% of the outstanding equity interests and outstanding voting power of such Person and
(2) none of the Restricted Parties or their Controlled Affiliates are actively involved in the management of the business of such Person (provided, that a Restricted Party's or its Controlled Affiliates' participation in the management of such Person through representation on such Person's Board of Directors or other governing body which is proportionate to its equity or voting interest in such Person shall not be deemed active management in such Person's business);
(F) so long as the Restricted Parties and their Controlled Affiliates are in compliance with Section 5.13(c) hereof, the engagement or participation by any Restricted Party or its Controlled Affiliates in the business of the creation, authoring, development and acquisition of applications software ("APPLICATIONS") designed to run on the systems of multi-channel television operators which are owned or Controlled by any Restricted Party or its Controlled Affiliates, and the selling and licensing of such Applications solely to any Restricted Party or its Controlled Affiliates or to (x) United Broadcasting Public Company Limited (a Thai Company) or (y) one or more radio, film or television groups in China; provided, that such exception shall be applicable to the entities referred to in clauses (x) and (y) only so long as the Restricted Parties or their Controlled Affiliates beneficially own equity interests in such Persons or have subscribed for and are seeking to purchase such equity interests or have some revenue sharing or other contractual arrangement with such Person; (G) the conduct by the Restricted Parties or their respective Controlled Affiliates of the business of creating, developing, acquiring (by license or otherwise), marketing, selling and licensing software (including related hardware and related software tools) and products for use in instant messaging and/or TCP/IP businesses or for use in relation to or in conjunction with the conditional access technology of any Restricted Party or its Controlled Affiliates (other than OpenTV and its Subsidiaries); (H) the marketing, selling or licensing of the extensions to OpenTV's EN2 and 1.04 products created for and on behalf of MultiChoice Africa by parties other than OpenTV or any of its Subsidiaries, the graphic user interface of MultiChoice Africa's t-mail application, and the Irdeto-created, OpenTV-based software identified as the (x) Supervisory task navigation control software, (y) SI interpretation control software, and (z) Surfer set-top box interaction control software; and (I) the provision by the Restricted Parties or any of their respective Controlled Affiliates of professional services relating to any business referred to in clauses (G) and (H) above.

         (b) (i) Each Restricted Party will, and will cause its Controlled Affiliates, and the officers, directors, employees, advisors and other agents of such Restricted Party and its Controlled Affiliates to (x) keep secret and retain in strictest confidence any and all confidential information relating to OpenTV and its Subsidiaries and their respective assets and businesses in their possession or within their knowledge at the Closing Date (provided, that such "confidential information" will not include any information that (1) was or became generally available to the public other than as a result of a disclosure by a Restricted Party or its Controlled Affiliates (except OpenTV and its Subsidiaries), (2) has been independently developed by the Restricted Parties or their Controlled Affiliates without the use of any confidential information or
(3) was or became available to the Restricted Party or its Controlled Affiliates on a nonconfidential basis from a third party having, to the knowledge of the Restricted Party or its Controlled Affiliates, no obligation of confidentiality to any Restricted Party or its Controlled Affiliates or to the Purchasers or OpenTV and its Subsidiaries, and (y) will not disclose such confidential information, and will cause its Controlled Affiliates not to disclose such confidential information, to any Person; PROVIDED, THAT such disclosure shall not affect a Restricted Party's liability for a breach of its obligations in accordance with the terms of the following two sentences. Notwithstanding the foregoing, if the Restricted Party is required (other than as a result of action taken by it or its representatives (other than in connection with the enforcement of this Agreement) for the purpose of causing such disclosure requirements to arise) in any judicial or administrative proceeding or by any regulatory or judicial authority or pursuant to any applicable Law (including the rules and regulations of the Commission, the JSE, the Euronext Amsterdam stock exchange or of any securities exchange or association on which such Restricted Party's securities are traded (including pursuant to any listing agreement)) to disclose any such confidential information, then any disclosure of such information to the extent so required shall not be prohibited by this
Section 5.9(b). The Restricted Party shall give the Purchasers and OpenTV prompt written notice of any disclosure of confidential information pursuant to the immediately preceding sentence, including the circumstances requiring such disclosure, which notice shall be (to the extent permitted by any applicable judicial or administrative order or applicable Law requiring such disclosure) delivered sufficiently prior to such disclosure to permit the Purchasers and OpenTV to seek an appropriate protective order or other relief. The Restricted Party agrees to reasonably cooperate with the Purchasers and OpenTV, at the Purchasers and/or OpenTV's expense in connection with obtaining such protective order or other relief. OpenTV shall be an intended third party beneficiary of the Restricted Parties obligations hereunder and shall be entitled to enforce such obligations as if it were a party hereto.

         (ii) Promptly following the Closing, the Restricted Parties will, and will cause their Controlled Affiliates and the officers, directors, employees and advisors (financial, legal and accounting) of such Restricted Parties and their Controlled Affiliates to, deliver to Liberty one copy of all such confidential information regarding OpenTV and its Subsidiaries in its or their possession, and destroy (provided that such destruction shall be certified by a duly authorized officer of such Restricted Party and such officer shall deliver to Liberty a list of all such documents so destroyed) all other copies of such confidential information and all summaries, analyses or extracts thereof or based thereon (whether in hard copy form or intangible media or electronic files); provided, that, Cravath, Swaine & Moore shall be entitled to retain a list identifying (which identification information shall not, to the extent reasonably practicable, include any such confidential information) such confidential information so delivered for purposes of providing evidence of such confidential information so delivered in the event of any dispute among the parties.

         (c) Each Restricted Party agrees that it will not, and it will cause its Controlled Affiliates not to, from the date hereof until the earlier of the third anniversary of the Closing or the termination of this Agreement, directly or indirectly, solicit for employment any officer or employee of OpenTV or its Subsidiaries who is (i) currently earning more than US $75,000 per annum or (ii) a member of Senior Management. The foregoing shall not prohibit general solicitations for employment in newspapers, trade journals and similar general circulation media, so long as such general solicitation materials are not directed specifically to such covered Persons.

         5.10 Continuation of Carriage. Schedule 5.10 sets forth the principal terms of an agreement to be entered into among the members of the MIH Group and OpenTV regarding carriage of OpenTV's middleware. Promptly following the date of this Agreement, the Seller Parties and the Purchasers will, and the Seller Parties will use their commercially reasonable best efforts to cause OpenTV to, negotiate in good faith, and MIHL will, and the Seller Parties will use their commercially reasonable efforts to cause OpenTV to, enter into an agreement prior to the Closing that will become effective upon Closing and will be reasonably acceptable to the Purchasers and MIHL, reflecting the terms set forth on SCHEDULE 5.10 hereto together with such other terms and conditions as are reasonable and appropriate (the "MASTER CARRIAGE AGREEMENT").

         5.11 Indemnification.

         (a) During the period from the Closing Date until the expiration of the applicable statute of limitations (the "INDEMNITY PERIOD"), the Purchasers shall use commercially reasonable best efforts to cause OpenTV to honor its obligations to indemnify (including any obligations to advance funds for expenses) directors and officers of OpenTV at the time of the Closing and the former directors and officers of OpenTV ("COVERED DIRECTORS AND Officers") for acts or omissions by such directors or officers occurring prior to the Closing to the extent that such obligations of OpenTV exist for the benefit of the applicable Covered Director and Officer on the date of this Agreement pursuant to the terms of the OpenTV Charter, the OpenTV Articles or the individual indemnity agreements listed in Section 2.17 of the Seller Disclosure Schedule (the "DIRECTOR INDEMNITY AGREEMENTS"). True and correct copies of all such Director Indemnity Agreements have been delivered to the Purchasers. During the Indemnity Period, the Purchasers shall use commercially reasonable efforts to prevent the adoption of any amendment of the indemnification provisions of the OpenTV Charter and the OpenTV Articles that could reasonably be expected to have a material adverse effect upon such indemnity provided to the Covered Directors and Officers; provided, however, that in connection with any amendment to the OpenTV Charter that results from a merger or other business combination during the Indemnity Period, the Purchasers shall be deemed to have met their obligations under this Section if they have used commercially reasonable best efforts to cause the organizational documents of OpenTV (or its successor) following such merger or other business combination to provide indemnification that is substantially equivalent to the indemnification provided to Covered Directors and Officers by the indemnification provisions of the OpenTV Charter and the OpenTV Articles as in effect on the date of this Agreement.

         (b) Nothing in this Section 5.11 shall (i) prohibit (or require a Purchaser to prohibit) any director of OpenTV after the Closing from exercising (solely in his or her capacity as a director of OpenTV) such directors' fiduciary duties to the stockholders of OpenTV (other than the Purchasers) under applicable Law with respect to the matters referred to in this Section 5.11; PROVIDED, FURTHER, THAT, nothing in the immediately preceding proviso shall relieve or be deemed to release the Purchasers from any obligations hereunder that can be performed without causing a director of OpenTV to violate such fiduciary duties or (ii) create or impose any obligation on the part of the Purchasers to contribute, fund, advance, guarantee, loan or otherwise make available any funds in order to enable OpenTV to meet its obligations to the Covered Directors and Officers.

         5.12 Royalty-Free License. The Seller Parties hereby grant to OpenTV and its Subsidiaries, commencing on the Closing Date, a three (3) year worldwide, royalty-free, non-exclusive license to all Intellectual Property, owned or freely licensable by any member of the MIH Group or its Controlled Affiliates now or in the future, that is infringed by any OpenTV products and/or services developed by or for OpenTV or any of its Subsidiaries prior to the Closing Date, or as contemplated and proposed to be developed by or for OpenTV or any of its Subsidiaries in the 2002 Budget, to continue to make, have made, use, sell, offer for sale, import or export such products and/or services, and types and categories of such products and services, around the world for such three (3) year period; PROVIDED, HOWEVER, that this license specifically does not extend to the Intellectual Property (i) in and to the conditional access technology owned by the Seller Parties or their Controlled Affiliates, (ii) in and to the extensions to OpenTV's EN2 and 1.04 products created for and on behalf of MultiChoice Africa by parties other than OpenTV or any of its Subsidiaries, (iii) in and to the graphic user interface of MultiChoice Africa's t-mail application; and (iv) in and to the Irdeto-created, OpenTV-based software identified as the (x) Supervisory task navigation control software, (y) SI interpretation control software, and (z) Surfer set-top box interaction control software, other than (for this clause (iv)) patent rights; FURTHER PROVIDED, HOWEVER, that it shall be a condition to any license granted pursuant to this
Section 5.12 that OpenTV and its Subsidiaries will agree not to knowingly license or sublicense any rights obtained hereunder to a Person operating in the same geographic area and in a line of business substantially similar to, any member of the MIH Group (a "DIRECT MIH COMPETITOR").

         5.13 Covenant Not to Sue, Option to License, Option to Develop.

         (a) For 36 months after the date of Closing, each Seller Party, on behalf of itself and its Controlled Affiliates, covenants and agrees that it will not voluntarily initiate, join in or otherwise support any claim (including derivative claims), suit, action, arbitration or other legal, equitable or other proceeding seeking (directly or indirectly) relief of any kind (in money damages or equitable remedies) against OpenTV, its Subsidiaries, or their respective officers, directors, customers and suppliers (collectively the "OPENTV Releasees") resulting from any infringement by any of the OpenTV Releasees of any Intellectual Property rights owned or enforceable by any Seller Party or its Controlled Affiliates, which infringement is based on OpenTV's continued commercialization of those products and services, and types and categories of such products and services, developed by or for OpenTV or any of its Subsidiaries prior to the Closing Date or those contemplated by the 2002 Budget; PROVIDED, HOWEVER, that this covenant specifically does not extend to infringement of the Intellectual Property (i) in and to the conditional access technology owned by the Seller Parties or their Controlled Affiliates, (ii) in and to the extensions to OpenTV's EN2 and 1.04 products created for and on behalf of MultiChoice Africa by parties other than OpenTV or any of its Subsidiaries, (iii) in and to the graphic user interface of MultiChoice Africa's t-mail application, and (iv) in and to the Irdeto-created, OpenTV-based software identified as the (x) Supervisory task navigation control software, (y) SI interpretation control software, and (z) Surfer set-top box interaction control software, other than (for this clause (iv)) patent rights; FURTHER PROVIDED, HOWEVER, that the Seller Parties on behalf of themselves and their Controlled Affiliates, covenant, for 36 months after the date of Closing, not to assert or support a claim in any proceeding anywhere in the world that the making, having made, using, selling, offering for sale, importing or exporting of any OpenTV product or service, developed now or in the future, because of its employment or use in conjunction with another party's conditional access, extensions or graphic user interface technology, in itself constitutes indirect infringement of the conditional access or EN2, 1.04, or t-mail graphic user interface-related Intellectual Property owned by the Seller Parties or their Controlled Affiliates.

         (b) The foregoing covenant not to sue shall be applicable to and shall constitute a release of all liability that may have arisen or may arise from all Intellectual Property claims, actions or causes of action, which the Seller Party and its Controlled Affiliates have or purport to have, based on the past operation of OpenTV's business including the making, using and selling of products and services developed by OpenTV and its Subsidiaries prior to the Closing and/or based on future operations licensed under Section 5.12.

         (c) During such 36-month period, to the extent any Seller Party or a Controlled Affiliate thereof develops or acquires after the Closing any licensable Intellectual Property rights in and to interactive television technology or seeks to assert any rights in such Intellectual Property against the OpenTV Releasees, which rights are not licensed under Section 5.12 above, then OpenTV or any of its Subsidiaries shall have the right to require any such Seller Party or its Controlled Affiliates to license such Intellectual Property rights to OpenTV and its Subsidiaries

(and for the benefit of OpenTV Releasees) to allow OpenTV and its Subsidiaries to make, have made, use, sell, offer for sale, import or export products and services in the interactive television field (including use by customers, viewers and others) on commercially reasonable terms and conditions. For purposes of this subsection (c), the parties acknowledge and agree that (x) the conditional access technology, the extensions to the EN2 and 1.04 products created for and on behalf of MultiChoice Africa by parties other than OpenTV or any of its Subsidiaries, the t-mail graphic user interface owned by the MIH Group or its Subsidiaries, as well as the Irdeto-created, OpenTV-based software identified as the Supervisory task navigation control software, the SI interpretation control software, and the Surfer set-top box interaction control software (except for patent rights related thereto), shall not be included in any license granted hereunder, and (y) it shall be a condition to any license granted pursuant to this sub section (c) that OpenTV and its Subsidiaries will not knowingly license or sublicense any rights obtained hereunder to a Direct MIH Competitor.

         (d) During such 36 month period, in the event any Seller Party or any Controlled Affiliates (collectively "MIH AFFILIATES") desires to obtain third party services to create, develop and author middleware and/or application products in the interactive television field (the "DEVELOPMENT WORK"), such MIH Affiliate shall give OpenTV and its Subsidiaries the opportunity to bid on such Development Work, as follows:

         (1) If the bid submitted by OpenTV or its Subsidiary is no less favorable, taken as a whole as judged by the MIH Affiliate, in its sole discretion (after making a reasonable business judgment taking into consideration all factors), to the MIH Affiliate than any other third party bids received by it for such Development Work, then the MIH Affiliate shall be required to enter into an agreement regarding the development of such products and such agreement shall provide that any Intellectual Property developed by OpenTV or its Affiliates in connection with the Development Work will be jointly owned by the parties to such agreement;

         (2) Such bid may be rejected by the MIH Affiliate if in the reasonable business judgment of such Affiliate it is, when taken as a whole, not reasonably competitive with the other bids received, and in such event such products may be developed by the MIH Affiliate or by a third party, and, if the MIH Affiliate has the rights to do so, the MIH Affiliate shall be obligated to offer, at OpenTV's request, to OpenTV and its Subsidiaries the right to license such products for all purposes on reasonable commercial terms, subject to the licensee's agreement that it will not knowingly sublicense such rights to a Direct MIH Competitor.

         5.14 Release. Each of the Seller Parties, on behalf of itself and its Controlled Affiliates, hereby irrevocably releases the OpenTV Releasees from any and all claims and liabilities that arose or may have arisen as a result of any violation, misappropriation or infringement, by any of the OpenTV Releasees of any Intellectual Property owned, purported to be owned, or enforceable by any Seller Party or their Controlled Affiliates, stemming in any way from any activities related directly or indirectly to the business or operations of OpenTV or any of its Subsidiaries conducted prior to the Closing.

         5.15 Deed of Transfer. The Seller shall enter into, and the Seller Parties shall use their respective commercially reasonable best efforts to cause OpenTV to enter into or cooperate with the entering into of a deed of transfer ("DEED OF TRANSFER") of the Dutch Lock-up Agreement with the Purchasers on or prior to the Closing, in the form attached hereto as EXHIBIT C (with such revisions reasonably agreed upon by the Parties), whereby the Seller, as transferor, shall transfer its legal relationship with OpenTV under the Dutch Lock-Up Agreement to the Purchasers, as transferees, in compliance with the applicable rules, regulations and policies of the Euronext Amsterdam stock exchange.

         5.16 MIH-Related Assignment. Each of the members of the MIH Group and their respective officers, directors, employees, consultants and other agents have validly assigned or will assign to OpenTV prior to Closing any and all rights to Intellectual Property, with the right to sue for past damages, conceived, invented, patented, developed or caused to be reduced to practice by such Persons prior to the Closing Date, which Intellectual Property is or was generated by such Persons in their dealings for OpenTV or any of its Subsidiaries and which is material to or infringed by the business of OpenTV or any of its Subsidiaries as now conducted or, to the knowledge of Seller Parties, proposed to be conducted; except that all patents, patent applications and invention disclosure records naming such Persons as an inventor shall have been or will be assigned to OpenTV prior to Closing if conceived, invented, patented, developed or caused to be reduced to practice during such Person's dealings for OpenTV or any of its Subsidiaries, whether or not such patents patent applications or invention disclosure records are material to or infringed by the business of OpenTV.

         5.17 Cooperation. After the Closing, in the case of any Legal Proceeding against any member of the MIH Group or any of its Affiliates (other than OpenTV or any of its Subsidiaries) or their respective current or former directors, officers or employees (which employees are current or former directors or officers of OpenTV or any of its Subsidiaries) that relates to the operation of OpenTV's business prior to the Closing the Purchasers shall, upon the request of MIHL, use their commercially reasonable best efforts to cause OpenTV and its Subsidiaries to cooperate in good faith in connection with such Legal Proceeding; PROVIDED, HOWEVER, that nothing in this Section 5.17 shall require any director of OpenTV to take any action (solely in his or her capacity as a director of OpenTV) inconsistent with the exercise of such director's fiduciary duties to OpenTV or its stockholders (other than the Purchasers) under applicable Law; PROVIDED, FURTHER, that nothing in the immediately preceding proviso shall relieve or be deemed to release the Purchasers from any obligations hereunder that can be performed without causing a director of OpenTV to violate such fiduciary duties. MIHL shall reimburse OpenTV for all reasonable costs and expenses in connection with such cooperation.

         5.18 Transfers of Liberty Consideration Shares. Until the thirty-first
(31st) day following the Closing Date or, if an Extension Notice is given pursuant to Section 3.1(a) of EXHIBIT B, until the expiration or termination of the Lockup Extension Period, the Seller Parties shall not Transfer any Liberty Consideration Shares. As of and after the later of the 31st day following the Closing Date and the expiration or termination of the Lockup Extension Period the Seller Parties shall be entitled to Transfer any Liberty Consideration Shares in accordance with applicable securities Laws.

         5.19 Listing of Liberty Consideration Shares. Liberty shall use its commercially reasonable best efforts to cause the Liberty Consideration Shares, if any, to be listed on the New York Stock Exchange or such other securities exchange on which the Liberty Stock is then principally traded.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Obligations of Each Party. The respective obligations of each of the Parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived (to the extent such condition may be validly waived by such Party), in writing, by agreement of the Seller Parties and the Purchasers:

         (a) No Injunction. No Law, and no Injunction or other order issued by any court or other Governmental Entity of competent jurisdiction or other legal or regulatory prohibition shall be in effect, in each case that would prevent the consummation of the transactions contemplated hereby.

         (b) HSR Act. The waiting periods (and any extensions thereof) applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the DOJ or the FTC to restrain the transactions contemplated hereby. For the purposes of this Agreement, litigation shall be deemed to be "threatened" by the DOJ or the FTC only if, as the case may be, it shall have publicly announced or shall have advised any of the Parties or OpenTV that it has authorized its staff to commence proceedings in federal court seeking injunctive relief against, or to commence administrative proceedings challenging, the transactions contemplated by this Agreement.

         (c) Deed of Transfer. The Deed of Transfer shall have been duly executed and delivered and be in full force and effect.

         (d) Shareholder Approvals. The transactions contemplated by this Agreement shall have been ratified, approved or adopted by the board of directors and the shareholders of MIH Holdings (the "MIH SHAREHOLDER APPROVAL") and, if required, Naspers (the "NASPERS SHAREHOLDER

APPROVAL"), in each case in accordance with applicable Law and the certificate of incorporation, bylaws or other applicable organizational documents of such person.

         (e) Listing. If any Liberty Consideration Shares are to be delivered at Closing, such shares shall have been accepted for listing on the New York Stock Exchange, subject to official notice of issuance.

         (f) Receipt of Approvals, Waivers and Consents. The Parties hereto shall have made all filings with and given all notices to, and obtained all approvals, waivers and consents from, each Governmental Entity identified on
SCHEDULE 5.4, and such approvals, waivers and consents, as applicable, shall be in full force and effect.

         6.2 Additional Conditions to Obligations of the Seller Parties. The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Seller Parties:

         (a) Performance of Agreements; Accuracy of Representations and Warranties. The Purchasers shall have performed and complied in all material respects with all of their covenants in this Agreement required to be performed and complied with by them on or prior to the Closing. The representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or other concept of materiality) when made and on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); PROVIDED, THAT for purposes of this
Section 6.3(a), any qualification in any representation or warranty to the "knowledge" (or similar term) of the Purchasers shall be disregarded.

         (b) Officers' Certificate. MIHL and the Seller shall have received a certificate, dated as of the Closing Date, executed on behalf of Liberty and LDIG OTV by appropriate officers thereof certifying that the conditions specified in Section 6.2(a) have been fulfilled.

         (c) Contract Consents and Notices. All Contract Consents and Contract Notices that are referred to in the Seller Disclosure Schedule and that, if not obtained or given, would have, individually or in the aggregate, a Material Adverse Effect on MIHL and its Subsidiaries (other than OpenTV and its Subsidiaries) taken as a whole, shall have been obtained or given.

         (d) Receipt of Licenses, Permits and Consents. The Parties shall have obtained from each Governmental Entity all approvals, waivers and consents set forth on the Seller Disclosure Schedule or otherwise legally required in connection with the consummation of the transactions contemplated by this Agreement, and such approvals, waivers and consents, as applicable, shall be in full force and effect, and all filings with or notices to Governmental Entities, if any, that are required in connection with the consummation of such transactions shall have been made, other than those that, if not obtained, in force or effect or made (as the case may be), would not, either individually or in the aggregate, have a Material Adverse Effect on MIHL and its Subsidiaries (other than OpenTV and its Subsidiaries) taken as a whole.

         (e) Legal Opinion. The Seller Parties shall have received the written opinion of Baker Botts L.L.P. or other counsel reasonably satisfactory to the Seller Parties, substantially in the form attached as EXHIBIT D.

         6.3 Additional Conditions to the Obligations of Purchasers. The obligations of the Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by
Purchasers:

         (a) Performance of Agreements; Accuracy of Representations and Warranties. The Seller Parties shall have performed and complied in all material respects with all of the covenants in this Agreement required to be performed and complied with by them on or prior to the Closing; PROVIDED, THAT, with respect to the covenant in Section 4.1, this condition will be deemed to not have been satisfied if, notwithstanding the Seller Parties' exercise of commercially reasonable efforts to prevent it, and without regard to any limitations on the Seller Parties' ability to prevent such action as a result of the exercise of fiduciary duties by those directors of OpenTV who are also directors, officers or employees of any member of the MIH Group or their respective Affiliates (other than OpenTV and its Subsidiaries), OpenTV or its Subsidiaries shall have taken any of the actions specified in clauses (a) through (w) of Section 4.1; PROVIDED FURTHER THAT, with respect to the actions referenced in clauses (g)(i), (g)(iii) (except as such clause relates to any Contract that is a license of Intellectual Property), (g)(vi)(F), (i), (j) (except as such clause relates to a right or claim with respect to Intellectual Property or a Material Contract), (k), (p) (except as such clause relates to directors, officers and members of Senior Management) or (w) (but only insofar as it relates to any of the foregoing clauses (and subject to the same limitations as aforesaid)), of Section 4.1 only (each, a "SPECIFIED ACTION"), the taking by OpenTV or any of its Subsidiaries of a Specified Action shall not cause this condition to fail to be satisfied if, despite the taking of all such Specified Actions taken by OpenTV and its Subsidiaries, the Seller Parties would have performed and complied in all material respects with the covenants set forth in Section 4.1 had that Section imposed on the Seller Parties an absolute obligation to prevent OpenTV and its Subsidiaries from taking the Specified Actions. The representations and warranties of the Seller Parties set forth in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or other concept of materiality) when made and on and as of the Closing Date as if such representations and warranties were made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); PROVIDED, THAT for purposes of this Section 6.3(a), any qualification in any representation or warranty to the "knowledge" (or similar term) of the Seller Parties shall be disregarded.

         (b) Officers' Certificate. The Purchasers shall have received a certificate, dated as of the Closing Date, executed on behalf of MIHL and the Seller by appropriate officers thereof certifying that the conditions specified in Section 6.3(a) have been fulfilled.

         (c) Contract Consents and Notices. All Contract Consents and Contract Notices that are referred to in the Seller Disclosure Schedule or otherwise required in connection with the consummation of the transactions contemplated hereby and that, if not obtained or given, would have, individually or in the aggregate, a Material Adverse Effect on the Purchasers or a Material Adverse Effect on OpenTV and its Subsidiaries, taken as a whole, shall have been obtained or given as applicable.

         (d) ***

         (e) Receipt of Approvals, Waivers and Consents. The Parties hereto shall have obtained from each Governmental Entity and any other Person all approvals, waivers and consents, identified on the Seller Disclosure Schedule or otherwise legally required in connection with the consummation of the transactions contemplated by this Agreement. Such approvals, waivers and consents, as applicable, shall be in full force and effect, and all filings with or notices to Governmental Entities and any other Person, if any, that are required in connection with the consummation of such transactions shall have been made, other than (except as provided in the following sentence) those that, if not obtained, in force or effect or made (as the case may be), would not, either individually or in the aggregate, have a Material Adverse Effect on the Purchasers or a Material Adverse Effect on OpenTV and its Subsidiaries taken as a whole.

         (f) Litigation; No Injunction. No material Legal Proceeding shall be pending or threatened involving OpenTV, any of OpenTV's Subsidiaries, or any of the Subject Shares or relating to the transactions contemplated by this Agreement. There shall have been no material adverse development in the Legal Proceedings described on SCHEDULE 6.3(F). No Law, and no Injunction or other order issued by any court or other Governmental Entity of competent jurisdiction or other legal or regulatory prohibition, shall be in effect, in each case that would impose on Liberty or its Subsidiaries, as a result of the consummation of the transactions contemplated hereby, any obligation that would be materially burdensome to Liberty and its Subsidiaries.

         (g) No Material Adverse Change. There shall not have occurred any Material Adverse Change with respect to OpenTV (excluding any developments, changes, events, occurrences or conditions relating to United States or foreign economies in general, the securities markets in general or generally affecting the cable television industry or the satellite television industry) since the date of this Agreement.

         (h) Sun Waiver. SSI shall have validly waived all of its rights pursuant to Sections 3.4 through 3.7 (including subsections) of the Sun Shareholders' Agreement and such waiver shall not have been rescinded and shall be in full force and effect or the period specified in the

Sun Shareholders Agreement during which it may exercise such rights shall have expired without SSI accepting the offer to purchase.

         (i) Opperman Agreement. The agreement, dated as of the date of this Agreement, among Craig Opperman, MIHL and OpenTV shall have been executed and delivered and shall be in full force and effect.

         (j) Filing of Annual Report. OpenTV shall have filed its Annual Report on Form 20-F for the fiscal year ended December 31, 2001 with the Commission and such Annual Report on Form 20-F as filed with the Commission shall contain audited financial statements that are identical to the 2001 Financial Statements, with only such changes, additions or amendments expressly contemplated by SECTION 2.8(B), and are accompanied by the unqualified opinion of OpenTV's independent auditors.

         (k) Performance of Undertaking Letters. Each of the Parent Parties shall have performed and complied in all material respects with all of its covenants and agreements set forth in the applicable Undertaking Letter required to be performed and complied with by it on or prior to the Closing and none of the Parent Parties shall have breached in any material respect any of the representations or warranties set forth in the applicable Undertaking Letter.

         (l) Certificates. Messrs. James Brown, James Ackerman, Jesse Berg, Matt Disco, Scott Ray, Mark Meagher and Martin Leamy shall have each delivered a duly executed certificate to the Purchasers in the form attached hereto as EXHIBIT E.

         (m) Legal Opinion. The Purchasers shall have received the written opinion of Harney Westwood & Riegels or other counsel reasonably satisfactory to the Purchasers, substantially in the form attached as EXHIBIT F.

         (n) Termination of Steenkamp Agreement. The Agreement, dated April 10, 2001, between OpenTV and Jan Steenkamp shall have been terminated with no liability whatsoever to OpenTV or any of its Subsidiaries.

         (o) Receivables. Any amounts owed by any member of the MIH Group or any of their Controlled Affiliates (other than OpenTV or any of its Subsidiaries) to OpenTV or any of its Subsidiaries that are past due shall have been paid in full.

         (p) Master Carriage Agreement. The Master Carriage Agreement shall have been executed and delivered and be in full force and effect.

         6.4 Waivers of Closing Conditions. If a Party determines that it is necessary to supplement its Disclosure Schedule so that, as of the Closing Date, its representations and warranties, as so supplemented, would be true and correct in all material respects (or in all respects in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or other concept of materiality), such Party shall so notify the other


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

Parties at least one Business Day prior to the Closing (such notice to be accompanied by the first Party's Disclosure Schedule as proposed to be so supplemented) and provide such additional information with respect to the matters disclosed in such supplement as the other Parties may reasonably request. If the other Parties elect to consummate the transactions contemplated hereby notwithstanding such supplement to the first Party's Disclosure Schedule, then the Parties shall be deemed to have amended this Agreement to include such Disclosure Schedule of the first Party as so supplemented and, if necessary, to include an appropriate exception to the first Party's representations and warranties set forth in this Agreement for matters set forth on the first Party's Disclosure Schedule as so supplemented, and the applicable Disclosure Schedule, as supplemented, shall be the Disclosure Schedule of the first Party for all purposes of Article VIII.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated:

         (a) at any time prior to the Closing, by mutual agreement of the Seller Parties and the Purchasers;

         (b) at any time prior to the Closing by Liberty, if (i) the Seller Parties shall have breached in any material respect any of their covenants in
Article IV or V or if any Seller Party breached any of its representations, warranties or covenants in Article II, in each case, which breach would result in a failure of a condition set forth in Section 6.3(a) to be satisfied, and such breach continues for a period of 30 days after notice of the breach is given to the Seller Parties by the Purchasers, (ii) notwithstanding the Seller Parties' exercise of commercially reasonable best efforts to prevent it, and without regard to any limitations on the Seller Parties' ability to prevent such action as a result of the exercise of fiduciary duties by those directors of OpenTV who are also directors, officers or employees of any member of the MIH Group or their respective Affiliates, OpenTV or its Subsidiaries shall have (x) taken any of the actions specified in clauses (a)-(w) of Section 4.1 that would result in a failure of the condition set forth in the first sentence of Section 6.3(a) or (y) taken any of the actions prohibited by Section 4.2, other than actions by employees (other than employees who are also directors or officers of OpenTV or its Subsidiaries) of OpenTV or its Subsidiaries; PROVIDED, THAT, the Seller Parties have used their commercially reasonable best efforts to prevent the taking of such actions and promptly upon obtaining knowledge thereof shall take such actions as are reasonably necessary to revoke or terminate any such actions, (iii) any of the Seller Parties shall have breached any of their respective obligations pursuant to Section 4.2, (iv) any of the Parent Parties shall have breached their voting obligations set forth in the Undertakings Letters in any respect or shall have breached in any material respect (or in any respect in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or other concept of materiality) any representation or warranty contained in the Undertakings Letters or shall have breached in any material respect its covenants contained in the Undertakings Letters, (v) the


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Naspers Shareholder Approval (if required) or the MIH Holdings Shareholder
Approval shall not have been obtained by July 30, 2002 or if, at any time after obtaining the Naspers Shareholders Approval (if required) or the MIH Limited Shareholders Approval, either shall cease to be in full force and effect or shall have been otherwise revoked or if any Governmental Entity (including the JSE) commences any action to invalidate either such approval, or (vi) SSI or Sun shall have exercised the right of first offer set forth in Sections 3.4 through
3.7 (including subsections) of the Sun Shareholders Agreement;

         (c) at any time prior to the Closing by MIHL, if the Purchasers shall have breached in any material respect any of their representations, warranties or covenants in Articles III, IV or V and such breach continues for a period of 30 days after notice of the breach is given to the Purchasers by MIHL; and

         (d) at any time after August 30, 2002, by either MIHL or Liberty if the Closing shall not have occurred on or before such date; PROVIDED, HOWEVER, that the right to terminate this Agreement under this clause (d) shall not be available to MIHL, on the one hand, or Liberty, on the other hand, if the failure of the Closing to occur prior to such date was a result of (i) in the case of MIHL, (A) any breach by MIHL or any of its Affiliates (including any member of the MIH Group) of any of the representations, warranties, covenants or agreements of any such Person contained in this Agreement, (B) the (x) taking of any of the actions specified in clauses (a)-(w) of Section 4.1 by OpenTV or any of its Subsidiaries, (y) the failure by OpenTV or any of its Subsidiaries to otherwise operate its business in the ordinary course or (z) the taking of any of the actions prohibited by Section 4.2 by OpenTV or any of its Subsidiaries, in any such case notwithstanding the exercise by the Seller Parties of commercially reasonable efforts to cause OpenTV or its Subsidiaries to take, or refrain from taking, any such action and without regard to any conditions upon such obligations relating to the exercise of fiduciary duty of any Person, (C) any breach by Naspers or MIH Holdings of their respective voting obligations in any respect, or any other obligation in any material respect, set forth in the Undertakings Letters or any breach in any material respect (or in any respect in the case of any representation or warranty that is qualified by its terms by a reference to Material Adverse Effect or other concept of materiality) of any representation or warranty set forth in the Undertakings Letters or (D) the Naspers Shareholder Approval or the MIH Holdings Shareholder Approval not having been obtained or no longer being in full force and effect, or otherwise revoked or if any Governmental Entity (including the JSE) commences any action to invalidate either such approval, or (ii) in the case of Liberty, any breach by the Purchasers of any of the representations, warranties, covenants or agreements of any such Person contained in this Agreement.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties hereto, unless such termination results from (a) the willful breach by a Party hereto of any of its representations or warranties set forth in this Agreement, or (b) the breach by any Party hereto of its covenants set forth in this Agreement and except as set forth in Sections 7.5 and 9.10; PROVIDED THAT the provisions of this Section 7.2, Section 7.5 and Article IX shall remain in full force and effect and survive any termination of this Agreement.

         7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

         7.4 Extension; Waiver. The Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         7.5 Payment of Certain Amounts. (a) If this Agreement is terminated by Liberty pursuant to Section 7.1(b)(i), (ii), (iii), (iv) or (v) and the Seller Parties or their Controlled Affiliates or OpenTV or its Subsidiaries enter into any agreement with respect to, or consummate, an Alternate Transaction or an Extraordinary Transaction prior to or within 18 months of the date of such termination or the Seller Parties or any of their Affiliates tender any of the Subject Shares in any tender offer, exchange offer or similar transaction commencing prior to or within 18 months after the date of termination, then the Seller Parties shall, jointly and severally, without limitation of the Purchasers' rights at law or in equity (subject to Section 7.2), pay to the Purchasers no later than the date of the consummation of such Alternate Transaction or Extraordinary Transaction or the date of acceptance of shares for purchase or exchange in such tender offer, exchange offer or similar transaction an aggregate amount in cash (payable in immediately available funds) equal to the product of (x) (1) the highest per share purchase price (in US dollars) to be received by the Seller Parties or their Affiliates in such other transaction (including the fair market value of any noncash consideration delivered to the Seller Parties or their Affiliates in such transaction) less (2) the Per Share Price, multiplied by (y) the number of Subject Shares that were to have been purchased by the Purchasers pursuant to this Agreement (in each case, appropriately adjusted to reflect the effect of any stock splits, stock dividends or similar events affecting the OpenTV A Ordinary Shares or the OpenTV B Ordinary Shares occurring prior to the consummation of the Alternate Transaction or Extraordinary Transaction).

         (b) If this Agreement is terminated by Liberty pursuant to Section 7.1(b)(i), (ii), (iii), (iv), (v) or (vi), then the Seller Parties shall, without limitation of the Purchasers' rights at law or in equity (subject to Section 7.2), and in addition to any amounts payable pursuant to Sections 7.5(a) and 7.5(c), promptly reimburse the Purchasers for their actual costs and expenses reasonably incurred in connection with the negotiation of this Agreement, the Purchasers' due diligence review of OpenTV, OpenTV's Subsidiaries and the Seller Parties, and the Purchasers' reasonable actions taken in anticipation of the consummation of the transactions contemplated by this Agreement, including the fees, disbursements and expenses of their respective


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

accounting, financial and legal advisors and consultants and any filing fees paid to any Governmental Entities; PROVIDED THAT (i) in the case of a termination of this Agreement pursuant to Section 7.1(b)(i) (if such termination results from a willful breach by a Seller Party of any of its representations or warranties) or Section 7.1(b)(iii), the Seller Parties shall not be obligated to reimburse the Purchasers for such costs and expenses in an aggregate amount in excess of US $7.5 million, (ii) in the case of a termination of this Agreement pursuant to Section 7.1(b)(i) (if such termination does not result from a willful breach by a Seller Party of any of its representations or warranties) or
Section 7.1(b)(ii), the Seller Parties shall not be obligated to reimburse the Purchasers for such costs and expenses in an aggregate amount in excess of US $5.0 million and (iii) in the case of a termination of this Agreement pursuant to Section 7.1(b)(vi), the Seller Parties shall not be obligated to reimburse the Purchasers for such costs and expenses in an aggregate amount in excess of US $2.0 million.

         (c) If this Agreement is terminated by Liberty pursuant to Section 7.1(b)(ii) as a result of the taking of any action prohibited by Section 4.2, the Seller Parties shall, without limitation of the Purchasers' rights at law or in equity (subject to Section 7.2), pay to the Purchasers, in addition to any amounts payable pursuant to any other section of this Agreement, on the date that is the earlier of the 18-month anniversary of the date of such termination and the date that the Seller Parties or OpenTV or its Subsidiaries enter into any agreement with respect to, or consummate, an Alternate Transaction or an Extraordinary Transaction or the Seller Parties or any of their Affiliates tender any of the Subject Shares in any tender offer, exchange offer or similar transaction, US $4,000,000 in cash.

         (d) If this Agreement is terminated by MIHL pursuant to Section 7.1(c) (if such termination results from a willful breach by a Purchaser of any of its representations or warranties in Article III or a breach of any of its covenants in Articles IV or V), then the Purchasers shall, without limitation of the Seller Parties' rights at law or in equity (subject to Section 7.2), promptly reimburse the Seller Parties for their actual costs and expenses reasonably incurred in connection with the negotiation of this Agreement, the Seller Parties' due diligence review of the Purchaser, and the Seller Parties' reasonable actions taken in anticipation of the consummation of the transactions contemplated by this Agreement, including the fees, disbursements and expenses of their respective accounting, financial and legal advisors and consultants and any filing fees paid to any Governmental Entities; PROVIDED THAT the Purchasers shall not be obligated to reimburse the Seller Parties for such costs and expenses in an aggregate amount in excess of US $5.0 million.


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

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification by the Seller Parties.

         (a) Subject to written notice of such claim for indemnification being given to the Seller Parties within the appropriate survival period set forth in
Section 9.1, each of the Seller Parties, jointly and severally, covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, from and after the Closing, to indemnify, defend and hold harmless the Purchasers from and against:

                  (i) all losses, damages, liabilities, deficiencies, obligations, costs and expenses ("Losses") directly or indirectly resulting from or arising out of (A) any representation or warranty of the Seller Parties contained in this Agreement that survives the Closing pursuant to Section 9.1 or of the Parent Parties contained in the Undertaking Letters not being true and correct when made or deemed made, (B) any nonperformance or breach of any covenant or agreement of the Seller Parties contained in this Agreement (including the covenants and agreements set forth in Article I) or of the Parent Parties contained in the Undertaking Letters; and

                  (ii) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts', and other fees, costs and expenses) relating to or resulting from any of the foregoing.

         (b) The Purchasers acknowledge and agree that following the Closing, their sole and exclusive remedy with respect to any and all claims for monetary damages relating to this Agreement and the transactions contemplated hereby (other than claims of, or causes of action arising from, fraud, or to enforce the Purchaser's rights under this Article VIII) shall be pursuant to the indemnification provisions set forth in this Article VIII.

         (c) Other than with respect to Losses resulting from a breach of Sections 2.1, 2.2, 2.3, 2.20 or 4.4 (the "SELLER BASKET EXCEPTIONS"), no indemnification by the Seller Parties under this Section 8.1 in respect of an inaccuracy in or breach or any representation or warranty in this Agreement or in any certificate delivered pursuant hereto or any breach of the covenants and agreements of the Seller Parties to be performed at or prior to the Closing in Articles II and IV shall be due and payable unless the aggregate amount of all such Losses exceeds US $2,250,000 (the "SELLER BASKET AMOUNT"), whereupon the Seller Parties will be obligated to pay the Losses included in the Seller Basket Amount, but only to the extent that the aggregate of such Losses exceeds US $200,000, as well as the amount of any Losses in excess of the Seller Basket Amount and the fees, costs and expenses described in Section 8.1(a)(ii). The Seller Parties shall not be obligated to indemnify the Purchasers for inaccuracies in or breaches of the


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

representations and warranties in this Agreement or in any certificate delivered pursuant hereto or breaches of the covenants and agreements in Articles II and IV to be performed on or before the Closing Date in an amount in excess of US $35 million; PROVIDED, HOWEVER, that the limitations set forth in this sentence shall not be applicable to any breach by the Seller Parties of the Seller Basket Exceptions.

         8.2 Indemnification by the Purchasers.

         (a) Subject to written notice of such claim for indemnification being given to the Purchaser within the appropriate survival period set forth in
Section 9.1, each of the Purchasers, jointly and severally, covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, from and after the Closing, to indemnify, defend and hold harmless the Seller Parties from and against:

                  (i) all Losses directly or indirectly resulting from or arising out of (A) any representation or warranty of the Purchasers contained in this Agreement that survives the Closing pursuant to
         Section 9.1 not being true and correct when made or deemed made, (B) any nonperformance or breach of any covenant or agreement of the Purchasers contained in this Agreement (including the covenants and agreements set forth in Article I); and

                  (ii) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts', and other fees, costs and expenses) relating to or resulting from any of the foregoing.

         (b) The Seller Parties acknowledge and agree that following the Closing, their sole and exclusive remedy with respect to any and all claims for monetary damages relating to this Agreement and the transactions contemplated hereby (other than claims of, or causes of action arising from, fraud, or to enforce the Seller Parties' rights under this Article VIII) shall be pursuant to the indemnification provisions set forth in this Article VIII.

         (c) Other than with respect to Losses resulting from a breach of Sections 3.1, 3.2, 3.4 or 3.5 (the "PURCHASER BASKET EXCEPTIONS"), no indemnification by the Purchasers under this Section 8.2 in respect of an inaccuracy in or breach or any representation or warranty in this Agreement or in any certificate delivered pursuant hereto shall be due and payable unless the aggregate amount of all such Losses exceeds US $2,250,000 (the "PURCHASERS BASKET AMOUNT"), whereupon the Purchasers will be obligated to pay the Losses included in the Purchasers Basket Amount, but only to the extent that the aggregate of all such Losses exceeds $200,000, as well as the amount of any Losses in excess of the Purchasers Basket Amount and the fees, costs and expenses described in Section 8.2(a)(ii). The Purchasers shall not be obligated to indemnify the Seller Parties for inaccuracies in or breaches of the representations and warranties in this Agreement or in any certificate delivered pursuant hereto in an amount in excess of US $35


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

million; provided, however, that the limitations set forth in this sentence shall not be applicable to any breach by the Purchasers of the Purchaser Basket Exceptions.

         8.3 Defense of Action.

         (a) Any Party seeking indemnification under Section 8.1 or 8.2 hereof will give the Party from whom such indemnification is sought (the "INDEMNIFYING PARTY") prompt (which shall not be later than ten Business Days following receipt of written notice of such third party claim) notice of any third party claim, investigation, action, suit or proceeding with respect to which such indemnification is sought; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which such notifying Party (the "INDEMNIFIED PARTY") failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days' time after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third party claim. In the case of any such third party claim (other than a third party Claim against OpenTV or any of its Subsidiaries), the Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party to exercise full control of the defense, compromise or settlement of any third party claim, investigation, action, suit or proceeding unless the Indemnifying Party within a reasonable time after the giving of such notice by the Indemnified Party shall: (a) deliver a written confirmation to such Indemnified Party that the indemnification provisions of
Section 8.1 or 8.2 (as the case may be) are applicable to such claim, investigation, action, suit or proceeding and that the Indemnifying Party will indemnify such Indemnified Party in respect of such claim, action or proceeding pursuant to the terms of Section 8.1 or 8.2 (as the case may be), (b) notify such Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof, and (c) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such claim, investigation, action, suit or proceeding.

         (b) If the Indemnifying Party so assumes the defense of any such claim, investigation, action, suit or proceeding in accordance herewith, then such Indemnified Party shall cooperate with the Indemnifying Party in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof. If the Indemnifying Party so assumes the defense of any such claim, investigation, action, suit or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) such Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Action (in


                                       65
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either of which cases the Indemnifying Party shall not have the right to control the defense, compromise or settlement of such action on behalf of the Indemnified Party), and in any such case described in clauses (i), (ii) or (iii) the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this Section
8.3 to the extent the Indemnifying Party was entitled to do so pursuant to
Section 8.3. The Indemnifying Party shall not, without the written consent of such Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such claim, investigation, action, suit or proceeding (x) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (y) in which the amount of money damages contemplated to be paid in connection with such settlement, compromise or judgment, exceeds any dollar limitations on the Indemnifying Party's obligations hereunder pursuant to Section 8.1 or 8.2 or (z) that does not include as an unconditional term thereof the giving by the claimant, party conducting such investigation, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such claim, action, suit or proceeding.

         8.4 Calculation of Indirect Losses. The Parties acknowledge that as a result of a breach or nonperformance of any of the representations, warranties, covenants and agreements of the Seller Parties or Tag-Along Sellers in this Agreement, Purchasers may suffer direct Losses as well as indirect Losses in the form of a diminution in value of OpenTV. This Section 8.4 provides the calculation of the amount of indemnity to which the Purchasers will be entitled in respect of such indirect Losses for which the Purchasers are entitled to indemnification pursuant to Section 8.1. With respect to the calculation of Losses suffered indirectly by the Purchasers for which the Purchasers are entitled to indemnification pursuant to Section 8.1 arising out of or resulting from any breach of a representation, warranty, covenant or agreement of the Seller Parties or Tag-Along Sellers made with respect to the business, condition (financial or otherwise), operating results, material customer or supplier relationships, properties, assets (including intangible assets) or liabilities of OpenTV and its Subsidiaries or with respect to the effect on OpenTV and its Subsidiaries of the consummation of the transactions contemplated by this Agreement or the breach of any covenant or agreement made for the benefit of OpenTV and its Subsidiaries (collectively, an "OPENTV MATTER"), the Purchasers' Losses for which the Seller Parties or any Tag-Along Seller, as applicable, would be obligated to indemnify the Purchasers pursuant to Section 8.1 shall be deemed to equal the product of (x) the Loss Percentage applicable to the Seller Parties or such Tag-Along Seller, as applicable, and (y) the difference, if positive, between the fair market value of OpenTV and its Subsidiaries as a whole, determined as if such representation or warranty were true and correct or such covenant or agreement performed in all respects, and the fair market value of OpenTV and its Subsidiaries, as a whole, determined after giving effect to the breach of such representation or warranty or the breach, nonperformance or violation of such covenant or agreement; provided that, in any such case the amount determined in accordance with this clause (y) will not be less than the actual monetary


                                       66
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Loss to OpenTV and its Subsidiaries with respect to the relevant OpenTV Matter.
For purposes of this Agreement, the term "LOSS PERCENTAGE" shall mean (a) with respect to the indemnification obligation of the Seller Parties pursuant to
Section 8.1, the result of (i) 38.4% minus (ii) the percentage obtained by dividing (A) the total number of Excess Tag-Along Shares by (B) the sum of the total number of OpenTV Ordinary Shares issued and outstanding as of April 30, 2002 plus the total number of OpenTV Ordinary Shares issuable upon exercise of rights under the Sun Exchange Agreement as of April 30, 2002 (such sum, the "OUTSTANDING NUMBER") and (b) with respect to the indemnification obligation of each Tag-Along Seller pursuant to Section 8.1, the percentage obtained by dividing (i) the number of Total Tag-Along Shares sold by such Tag-Along Seller pursuant to Section 5.5 by (ii) the Outstanding Number (in each case such share numbers shall be appropriately adjusted to reflect the effect of any stock splits, stock dividends or similar events affecting the OpenTV A Ordinary Shares or the OpenTV B Ordinary Shares).

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Survival. The representations and warranties of the Purchasers and the Seller Parties contained herein (other than the representations and warranties set forth in (a) Section 2.9(h) (ii), (b) Section 2.14(b)(iv) and (c)
Section 3.9, which shall not survive the Closing) shall survive the Closing and continue in full force and effect (1) until the expiration of the applicable statute of limitations applicable to claims that may be asserted in respect of the matters covered thereby or related thereto, in the case of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.7(a), 2.8(c), 2.12, 2.20, 2.21, 3.1, 3.2, 3.3 (first sentence only), 3.4, 3.5 and 3.7,
(2) until the 36-month anniversary of the Closing Date, in the case of the representations and warranties set forth in Section 2.18(c)(iv), (3) until the later of the one-year anniversary of the Closing Date and June 30, 2003, in the case of all other representations and warranties. The covenants and agreements made by each Party in this Agreement will survive the Closing without limitation unless otherwise contemplated by their terms. Any representation, warranty or covenant that is the subject of a claim or dispute asserted in writing prior to the expiration of the applicable of the above-stated periods shall survive with respect to such claim or dispute until the final resolution thereof.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or by a reputable national overnight delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the Parties at the following address or at such other address for a party as shall be specified by notice hereunder:


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

                                    if to MIHL or the Seller, to:

                                    MIH Limited
                                    c/o Myriad International Holdings B.V.
                                    13-15 Jupiterstraat
                                    2132 HC Hoofdorp
                                    Netherlands
                                    Attention: Chief Financial Officer
                                    Telephone:  +31 23 556 2725
                                    Facsimile No.: +31 23 556 2880

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    Worldwide Plaza
                                    825 Eighth Avenue
                                    New York, New York 10019
                                    Attention:  Philip A. Gelston, Esq.
                                                Sarkis Jebejian, Esq.
                                    Telephone: (212) 474-1000
                                    Facsimile No.: (212) 474-3700

                                    if to the Purchasers, to:

                                    Liberty Media Corporation
                                    12300 Liberty Boulevard
                                    Englewood, Colorado 80112
                                    Attention: Elizabeth M. Markowski, Esq.
                                    Telephone: (720) 875-5400
                                    Facsimile No.: (720) 875-5858

                                    with a copies to:

                                    (prior to May 10, 2002)

                                    Baker Botts L.L.P.
                                    599 Lexington Avenue
                                    New York, New York 10022
                                    Attention: Frederick H. McGrath, Esq.
                                    Telephone: (212) 705-5000
                                    Facsimile No.: (212) 705-5125

                                    (from and after May 10, 2002)

                                    Baker Botts L.L.P.
                                    30 Rockefeller Plaza
                                    New York, New York 10112
                                    Attention: Frederick H. McGrath, Esq.
                                    Telephone: (212) 408-2500
                                    Facsimile No.: (212) 705-5020

                                    and

                                    Peter C. Boylan III
                                    6600 South Timberlane Road
                                    Tulsa, Oklahoma 74136
                                    Telephone: (918) 488-0993
                                    Facsimile: (918) 493-7993

Any such notice shall be deemed to have been given (a) upon actual delivery, if delivered by hand, (b) on the next Business Day following deposit of such notice, properly addressed with carriage prepaid, with a reputable national overnight delivery service, (c) on the third (3d) Business Day following deposit of such notice, properly addressed with postage prepaid, with the United States Postal Service if mailed by registered or certified mail, return receipt requested, or (d) upon sending such notice, if sent via facsimile, with confirmation of receipt.

         9.3 Interpretation. When a reference is made in this Agreement to Exhibits, Schedules, Articles or Sections, such reference shall be to an Exhibit, Schedule, Article or Section to this Agreement unless otherwise indicated. When a reference is made in this agreement to a Disclosure Schedule, such reference shall be to the Disclosure Schedule delivered herewith on the date of this Agreement by the appropriate party, and not to any supplement to, or change or modifications of, such Disclosure Schedule, except as provided in
Section 6.4. The information set forth in one section of a Disclosure Schedule shall be deemed to be included in all other relevant sections of such Disclosure Schedule to the extent that the relevancy of such information to such other Sections of the Seller Disclosure Schedule is reasonably apparent from the information so disclosed that such information is relevant for such purposes; PROVIDED, that the foregoing shall not be applicable to sections of the Seller Disclosure Schedule that set forth an affirmative list of items required to be set forth in response to such item rather than as a modification or exception to the applicable section. The words "include," "includes," "included" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The words "close of business" shall be deemed to mean 5:00 PM, New York City time, on the date specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other such thing extends, and such phrase shall not mean simply "if" unless the context in which such phrase is used shall dictate otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party hereto to whom such information is to be made available. The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, except as otherwise specifically provided, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the business, condition (financial or otherwise), operating results, material customer or supplier relationships, properties, assets (including intangible assets) or liabilities of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Change" or "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the business, condition (financial or otherwise), operating results, material customer or supplier relationships, properties, assets (including intangible assets) or liabilities of such entity and its Subsidiaries, taken as a whole. In this Agreement, any reference to a Party's "knowledge" means such Party's actual knowledge after due and diligent inquiry of (x) officers, directors, consultants and employees of such Party and of such Party's Affiliates (other than, in the case of the Seller Parties, OpenTV and its Subsidiaries, except as provided below) and, (y) in the case of the Seller Parties, of those (i) current directors of OpenTV or its Subsidiaries who are current or former directors, officers or employees of, or consultants to the members of the MIH Group and its Affiliates (other than OpenTV and its Subsidiaries), (ii) former officers and directors of OpenTV or its Subsidiaries who are currently directors, officers or employees of or consultants to, the members of the MIH Group and its Affiliates (other than OpenTV and its Subsidiaries) reasonably believed by the Seller Parties to have knowledge relevant to the matters in question and (iii) the Managers and each Person to whom any Manager referred the Seller Parties as a Person having knowledge relevant to such inquiry. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any representation, warranty, covenant or agreement contained in this Agreement relating to the delivery or making available to the Purchasers of any document shall be deemed to be satisfied if such document has been delivered or made available, as applicable, to Liberty. Any representation, warranty, covenant or agreement contained in this Agreement relating to the delivery or making available to the Seller Parties of any document shall be deemed to be satisfied if such document has been delivered or made available, as applicable, to MIHL. Any reference in this Agreement to a Person shall be deemed to be a reference to such Person and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all its assets.

         9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other Parties hereto, it being understood that all Parties hereto need not sign the same counterpart.

         9.5 Entire Agreement; Assignment; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Seller Disclosure Schedule, the Undertakings Letter, the Letter Agreement and the letter agreement dated as of the date hereof among the Purchasers and the Seller Parties (to the extent the subject matter thereof is not contradicted or superseded by the provisions of this Agreement) (a) constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties hereto with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, except in the case of (i) Sections 5.2, 5.10, 5.12 and 5.13, OpenTV, (ii)
Section 5.13, OpenTV Releasees and (iii) Section 5.11, current and former officers and directors of OpenTV; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided; PROVIDED THAT either Purchaser may assign its right to purchase the Subject Shares to any Subsidiary of a Purchaser, but no such assignment shall relieve the Purchasers from their obligation to pay in full the Purchase Price for the Subject Shares. Notwithstanding the foregoing, Paragraph 3 of the Letter Agreement shall survive the execution and delivery of this Agreement and shall terminate only upon the Closing or in accordance with its terms. Upon the Closing, the provisions of paragraph 3 of the Letter Agreement shall be superseded by the provisions of
Section 5.2 and Section 5.9(b) and the provisions of paragraph 3 of the Letter Agreement shall be of no further force and effect.

         9.6 Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.

         9.7 No Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of conflicts of law thereof).

         9.9 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.10 Expenses. Except as otherwise provided in Section 7.5, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants, legal counsel, brokers and finders) shall be paid by the party incurring such expense. In the event of any action, suit or proceeding, at law or in equity, among the Parties relating to the enforcement of the Parties' rights and obligations under or in respect of this Agreement, the Undertaking Letters, or the letter agreement, dated as of the date hereof, among the Purchasers and the Seller Parties, the Party that prevails in such action, suit or proceeding shall be entitled to reimbursement from the non-prevailing Party of its costs and expenses reasonably incurred relating to such enforcement; PROVIDED, THAT in the event such Party prevails on some but not all issues in such action, suit or proceeding, then the costs and expenses between the Parties shall be allocated in proportion to damages, and if damages are not an appropriate measure, as the court may determine.

         9.11 Further Assurances. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement with respect to the transactions consummated at such Closing and to vest the Purchasers with full title to the Subject Shares delivered at the Closing, each Party shall, upon the request and at the expense of the other party, and without further consideration, execute and deliver such other instruments of conveyance and transfer, fully cooperate with the requesting party and take such other actions as the requesting Party reasonably may request.

         9.12 Enforcement. Each Party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Party or its representatives and that any such breach would cause the other Party (and, in the case of a breach by the Seller Parties of the covenants contained in Section 5.7, 5.9, 5.10, 5.12, 5.13, 5.14 and 5.16, OpenTV)
irreparable harm. Accordingly, each Party agrees that, in the event of any breach or threatened breach of this Agreement by a Party or its representatives, the other party, or to the extent it has the right to enforce this Agreement, OpenTV, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or providing a cross-undertaking in damages or other security, to equitable relief, including injunctive relief and an order for specific performance.

         9.13 Authorized Agent Consent to Jurisdiction. Each of the Seller Parties hereby appoints CT Corporation System at 111 8th Avenue, New York, NY 10011 as its authorized agent (the "AUTHORIZED AGENT") upon which process may be served in any action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any court by any party hereto and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Seller Parties represents and warrants that the

Authorized Agent has agreed to act as said agent for service of process, and each of the Seller Parties agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as either Seller Party's agent for service of process, such Seller Party shall appoint without delay another such agent and notify the Purchasers of such appointment in the manner provided in Section 9.2. With respect to any such action in the courts, service of process upon the Authorized Agent in the manner provided in Section 9.2 at the address indicated above and written notice of such service to a Seller Party given as provided in
Section 9.2 shall be deemed, in every respect, effective service of process upon such Seller Party. Each Party will submit to the exclusive jurisdiction of any federal or state located in the State of New York having subject matter jurisdiction on the event of any dispute arises out of this Agreement. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transaction contemplated hereby in (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         9.14 Waiver of Jury Trial.

         EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                     MIH LIMITED


                                     By:
                                        ---------------------------
                                     Name:
                                     Title:

                                     OTV HOLDINGS LIMITED


                                     By:
                                        ---------------------------
                                     Name:
                                     Title:

                                     LIBERTY MEDIA CORPORATION


                                     By:
                                        ---------------------------
                                     Name:
                                     Title:

                                     LDIG OTV, INC.


                                     By:
                                        ---------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                              CERTAIN DEFINED TERMS

         As used in this Agreement and the Exhibits and Schedules hereto, the following terms have the indicated meanings:

         "AFFILIATE" with respect to any Person means any other Person Controlling, Controlled by or under common Control with such first Person. For all purposes of this Agreement (a) United Broadcasting, Public Company Limited, a Thai company, shall be deemed not to be an Affiliate of any member of the MIH Group unless and until there is a change in circumstances following the date of this Agreement such that a member of the MIH Group shall become entitled to exercise affirmative Control of such Person with respect to the subject matter of the applicable covenant or agreement set forth herein, and (b) Tencent (BVI) Limited, a British Virgin Islands corporation, shall be deemed not to be an Affiliate of any member of the MIH Group.

         "AVERAGE MARKET PRICE" means, with respect to any publicly traded security as of any relevant date of determination, the average of the Closing Prices per share or other unit of such security for the period of five full Trading Days ending on and including the third full Trading Day prior to such relevant date of determination (appropriately adjusted to reflect the effect of any stock splits, reverse splits, stock dividends and any other similar events affecting such security).

         "BUSINESS DAY" means any day other than Saturday, Sunday and a day on which banks are required or permitted to close in New York, New York.

         "CLOSING PRICE" of a share or other unit of any security on any Trading Day is (i) the last reported sale price for a share or other unit of such security on such Trading Day as reported on the principal United States securities exchange on which such security is listed or admitted for trading or
(ii) if such security is not listed or admitted for trading on any such securities exchange, the last reported sale price for a share or other unit of such security on such Trading Day as reported on The Nasdaq Stock Market or
(iii) if such security is not listed or admitted to trading on any United States securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices for a share or other unit of such security on such Trading Day in the over-the-counter market as reported by The National Quotation Bureau Incorporated, or any similar organization.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "CONTRACT" means any mortgage, indenture, lease, contract, agreement, instrument, bond, note or franchise.

         "CONTROL" means the ability to direct or cause the direction (whether through the ownership of voting securities, by contract or otherwise), directly or indirectly, of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities , by contract or otherwise) the decision of such Person to engage in the particular conduct at issue.

         "CONTROLLED AFFILIATE" with respect to any Person means any Affiliate of such Person that such Person Controls.

         "CONTROLLING AFFILIATE" means, with respect to any Person, any other Person that Controls such first Person.

         "DOJ" means the United States Department of Justice.

         "DUTCH LOCK-UP AGREEMENT" means the lock-up agreement between the Seller and OpenTV dated as of November 18, 1999.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FTC" means the United States Federal Trade Commission.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INTELLECTUAL PROPERTY" shall mean all domestic or foreign: (a) inventions (whether patented, patentable or unpatentable and whether or not reduced to practice), including ideas, research and techniques, technical designs, discoveries and specifications (written or otherwise), improvements, modifications, adaptations, and derivations thereto, and patents, patent applications, inventor's certificates, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, assumed names, corporate names and other indications of origin, including, without limitation, translations, adaptations, derivations, and combinations thereof; (c) original works of authorship, copyrights, moral rights, and rights equivalent thereto, including but not limited to, the rights of attribution, assignation and integrity; (d) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, discoveries, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (e) computer software, including, without limitation, programs, applications, source and object codes, data bases, data, models, algorithms, flowcharts, tables and documentation related to the foregoing; (f) rights in confidentiality; (g) other similar tangible or intangible intellectual property or proprietary rights, information and technology and copies and tangible embodiments thereof (in whatever form or medium); (h) all applications to register, registrations, and renewals or extensions of the foregoing; (i) domain names; and (j) the goodwill associated with each of the foregoing.

         "INVESTORS' RIGHTS AGREEMENT" means the Investors' Rights Agreement, dated October 23, 1999, by and among OpenTV, the Investors specified therein, the Existing Holders specified therein, MIH (BVI) Ltd., a company incorporated in the British Virgin Islands, and Sun Microsystems, Inc.

         "LAW" means any statute, law, ordinance , rule, regulation, registration, permit, order, license, decree or judgment, including any of the foregoing as they relate to Tax.

         "LEGAL PROCEEDING" means any private or governmental action, suit, complaint, arbitration, legal or administrative proceeding or investigation.

         "LIBERTY STOCK" means the Series A Common Stock, par value $0.01 per share, of Liberty; PROVIDED, however that if all of the outstanding shares of Series A Common Stock of Liberty are reclassified or converted into or exchanged for any other publicly traded security of Liberty or any other Person in connection with a recapitalization, merger, consolidation, binding share exchange or otherwise, then "Liberty Stock" shall be deemed to refer to such other publicly traded security.

         "LIEN" means any mortgage, pledge, lien, encumbrance, charge, or other security interest; PROVIDED THAT the definition of "Lien" shall not include a license of Intellectual Property.

         "MAJOR CUSTOMER" means ***

         "MANAGERS" means the Chief Executive Officer of OpenTV (the "CEO") and each person who directly reports to the CEO.

         "MATERIAL ADVERSE EFFECT" and "MATERIAL ADVERSE CHANGE" have the meanings set forth in Section 9.3.

         "MIH FACILITIES AGREEMENT" means the Facilities Agreement between MIH Limited, Villiers Securities Limited and ABSA Bank Limited dated March 30, 2001.

         "MIH HOLDINGS" means MIH Holdings Limited, a company incorporated in South Africa.

         "MIH INVESTMENTS" means MIH Investments (Proprietary) Limited, a company incorporated in South Africa.

         "NASPERS" means Naspers Limited, a company incorporated in South
Africa.

         "OPENTV STOCK OPTION PLANS" means, collectively the OpenTV 2001 Non Statutory Stock Option Plan, the OpenTV, Inc. 1998 Stock Option/Stock Issuance Plan, as amended from time to time, the OpenTV 1999 Share Option/Share Issuance Plan, as amended from time to time, the OpenTV 1999 Employee Stock Purchase Plan, as amended from time to time, the Spyglass, Inc. 1995 Stock Incentive Plan, the Spyglass, Inc. 1995 Director Stock Option Plan, the AllPen Software 1997 Stock Option Plan, the Navitel Communications 1997 Stock Option Plan, the CSS Acquisition Corporation 2000 Special Stock Incentive Plan and the CSS Acquisition Corporation 2000 Stock Plan, in each case as such plan exists on the date hereof.

         "OPENTV SUB" means OpenTV, Inc., a Delaware corporation.

         "PARENT PARTIES" means MIH Holdings, MIH Investments and Naspers.

         "PERMITTED ENCUMBRANCES" means the following: (i) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of OpenTV or the applicable Subsidiary of OpenTV in accordance with GAAP, (ii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of OpenTV or the applicable Subsidiary of OpenTV, (iii) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and Contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds, (iv) purchase money security interests or Liens on property acquired or held by OpenTV or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, and (v) easements, restrictions and other minor defects of title that are not, individually or in the aggregate, material or that do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby.

         "PERSON" means any individual, corporation, company, limited liability company, partnership, joint venture, governmental authority, business association or other entity.

         "PURCHASER COMMISSION FILINGS" means all reports, registration statements, definitive proxy statements and other documents (including exhibits and in each case together with all amendments thereto) filed by Liberty with the Commission since December 31, 2001.

         "RESTRICTIONS" with respect to any capital stock, partnership interest, membership interest in a limited liability company or other security shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, right of last refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract or any Law that, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions (other than ministerial requirements related to transfers); or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien affecting such capital stock or other security, proceeds or distributions.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SENIOR MANAGEMENT" means the Managers and each person who directly reports to any of the Managers.

         "SSI" means Sun TSI Subsidiary, Inc, a Delaware corporation.

         "SUBSIDIARY" means, with respect to any Person (a) a corporation a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar Restriction, (b) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Restriction, or (ii) in the absence of such a governing body, at least a majority ownership interest. As used in this Agreement, the phrase "WHOLLY OWNED SUBSIDIARY OF OPENTV" and variations thereof shall be deemed to include each Person that is a wholly owned Subsidiary of OpenTV Sub.

         "SUN EXCHANGE AGREEMENT" means the Exchange Agreement, dated October 23, 1999, by and among OpenTV, OpenTV Sub and SSI.

         "SUN SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement, dated October 23, 1999, among the Seller, SSI and OpenTV.

         "TAX" and "TAXES" means all taxes, however, denominated, including any interest, penalties or other additions to tax payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes and other obligations of the same or of a similar nature to any of the foregoing.

         "TAX RETURNS" means all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes.

         "TRADING DAY," with respect to any security, means a day on which the principal United States or foreign securities exchange on which such security is listed or admitted to trading, or The Nasdaq Stock Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the applicable security is not listed or admitted to trading on any United States or foreign securities exchange or The Nasdaq Stock Market, any Business Day.

         "TRANSFER" means any sale, transfer, assignment, pledge, encumbrance or other disposition in any manner whatsoever (including in any transaction (including hedging and similar transactions) in which a Person assigns or transfers the economic benefit associated with a security), directly or indirectly. A pledge of or grant of a security interest in securities to a bona fide third party lender to secure indebtedness for borrowed money shall not be deemed to be a Transfer provided that the lender agrees in writing with the pledging party (in an agreement that expressly provides that the Purchasers are third party beneficiaries thereof) that such secured party shall not foreclose upon or Transfer any of the securities so pledged or given as security pursuant to the exercise of its remedies with respect to such pledge or security interest unless it first complies with the applicable provisions of Section 4 of EXHIBIT B as if it were a Seller Party.

         "TREASURY REGULATIONS" mean the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

         "UNDERTAKINGS LETTERS" means collectively, (a) the letter, dated the date hereof, from Naspers addressed to the Purchasers, and relating, among other things, to certain actions to be taken by Naspers in connection with the transactions contemplated by this Agreement and (b) the letter, dated the date hereof, from MIH Holdings and relating, among other things, to certain actions to be taken by MIH Holdings in connection with the transactions contemplated by this Agreement.

         As used in this Agreement, the following terms have the meanings ascribed thereto in the sections set forth opposite such terms:

             TERM                                           SECTION
             ----                                           -------
             2001 Financial Statements                      2.8(b)
             2002 Budget                                    2.11
             Affiliate Contracts                            2.13(b)
             Agreement                                      Preamble
             Alternate Transaction                          4.2(a)
             Applications                                   5.9(c)
             Authorized Agent                               9.13
             B Share Reduction                              5.5(a)
             Cash Amount                                    1.2
             CERCLA                                         2.14(b)
             Closing                                        1.3(a)
             Closing Date                                   1.3(a)
             Confidential Information                       5.2(b)
             Contract Consent                               2.7(a)
             Contract Notice                                2.7(d)
             Covered Directors and Officers                 5.11(a)
             Covered Person                                 2.9(n)
             Deed of Transfer                               5.15


                                      A-6

             TERM                                           SECTION
             ----                                           -------
             Development Work                               5.13(d)
             Direct MIH Competitor                          5.12
             Director Indemnity Agreements                  5.11(a)
             Disclosed Contracts                            2.13(a)
             Disclosing Party                               5.2(a)
             Environmental Laws                             2.14(b)
             Employee Plans                                 2.15(a)
             ERISA                                          2.15(a)
             ESPP                                           2.5(c)
             Estimated Tag-Along Shares                     5.5(a)
             Excess B Shares                                5.5(a)
             Excess Tag-Along Shares                        5.5(a)
             Exchange Act                                   2.7(c)
             Exchange Plan                                  2.5(c)
             Extraordinary Transaction                      4.2(b)
             GAAP                                           2.8(a)
             Governmental Entity                            2.7(c)
             Indemnified Party                              8.3(a)
             Indemnifying Party                             8.3(a)
             Indemnity Action                               2.10
             Indemnity Period                               5.11(a)
             Injunction                                     5.4(a)
             Intellectual Property Licenses                 2.18(a)
             JSE                                            2.7(c)
             LDI                                            3.8
             LDIG OTV                                       Preamble
             Letter Agreement                               5.2(b)
             Liberty                                        Preamble
             Liberty Consideration Shares                   1.3(b)
             Licenses                                       2.14(a)
             Loss Percentage                                8.4
             Losses                                         8.1(a)
             Major Customer Contract                        2.13(b)
             Master Carriage Agreement                      5.10
             Material Contract                              2.13(b)
             Merrill                                        2.20
             MFN Beneficiary                                4.1(g)
             MFN Contracts                                  2.13(b)
             MFN Terms                                      4.1(g)
             MIH Affiliates                                 5.13(d)
             MIH Group                                      2.7(a)
             MIHL                                           Preamble
             MIH Shareholder Approval                       6.1(d)
             Naspers Shareholder Approval                   6.1(d)
             Netherlands Securities Act                     2.8(c)


                                      A-7

             TERM                                           SECTION
             ----                                           -------
             OpenTV                                         Recitals
             OpenTV A Ordinary Shares                       Recitals
             OpenTV B Ordinary Shares                       Recitals
             OpenTV Articles                                2.4
             OpenTV Charter                                 2.4
             OpenTV Commission Filings                      2.8(a)
             OpenTV Investment                              2.6(a)
             OpenTV Investment Agreements                   2.6(a)
             OpenTV Licenses                                2.14(a)
             OpenTV Material Adverse Effect                 2.4
             OpenTV Matter                                  8.4
             OpenTV Ordinary Shares                         Recitals
             OpenTV Preference Shares                       2.5(a)
             OpenTV Releasees                               5.13(a)
             OpenTV Sub Class A Stock                       2.6(c)
             OpenTV Sub Class B Stock                       2.6(c)
             OpenTV Sub Preferred Stock                     2.6(c)
             Outstanding Number                             8.4
             Outstanding OpenTV Stock Option Plans          2.5(d)
             Outstanding OpenTV Stock Options               2.5(d)
             Outstanding OpenTV Warrants                    2.5(d)
             Parties                                        Preamble
             Per Share Price                                1.2
             Permitted Options                              4.1(l)
             Purchased A Shares                             1.1
             Purchased B Shares                             1.1
             Purchase Price                                 1.2
             Purchaser Basket Exception                     8.1(c)
             Purchaser Material Adverse Effect              3.1
             Purchasers                                     Preamble
             Purchasers Basket Amount                       8.2(c)
             Reasonable Actions                             2.18(d)
             Receiving Party                                5.2(a)
             Relevant Period                                3.8
             Representatives                                5.2(a)
             Restricted Business                            5.9(c)
             Restricted Party                               5.9(a)
             Restricted Period                              5.9(a)
             Revenue Disclosed Contract                     4.1(g)
             Sale Notice                                    5.5(a)
             Seller                                         Preamble
             Seller Basket Amount                           8.1(c)
             Seller Basket Exceptions                       8.1(c)
             Seller Material Adverse Effect                 2.1
             Seller Parties                                 Preamble


                                      A-8

             TERM                                           SECTION
             ----                                           -------
             Shelf Registration Statement                   1.4
             Specified Action                               6.3(a)
             SSI                                            5.4(a)
             Static Share Purchase Agreement                2.5(c)
             Strategic Partner                              2.6(a)
             Sub Shares                                     2.5(c)
             Subject Shares                                 1.1
             Sun Sublicense                                 Schedule 2.18
             Tag-Along Holder                               5.5(a)
             Tag-Along Rights                               5.5(a)
             Tag-Along Sellers                              5.5(a)
             Thomson Agreements                             Schedule 2.18
             Total Tag-Along Shares                         5.5(a)

                                                                       EXHIBIT B

                   REGISTRATION PROCEDURES AND RELATED MATTERS

      The rights and obligations of Liberty with respect to the registration, offer and sale of the Liberty Consideration Shares contemplated by the Stock Purchase Agreement, dated as of May 8, 2002 (the "Agreement"), among MIH Limited, a corporation incorporated in the British Virgin Islands ("MIHL"), OTV Holdings Limited, a corporation incorporated in the British Virgin Islands and a wholly owned indirect Subsidiary of MIHL, Liberty Media Corporation, a Delaware corporation ("Liberty"), and LDIG OTV, Inc., a Delaware corporation and a wholly owned indirect Subsidiary of Liberty, are as set forth on this EXHIBIT B.

      Section 1. DEFINITIONS; INTERPRETATION.

            1.1 DEFINITIONS. As used in this EXHIBIT B, the following terms have the following meanings.

      "ACTION" has the meaning set forth in Section 5.3.

      "AVERAGE MARKET PRICE" means the average of the Closing Price for a share of Liberty Stock for the period of five full Trading Days ending on and including the relevant date of determination (appropriately adjusted to reflect the effect of any stock splits, reverse splits, stock dividends and any other similar events affecting the Liberty Stock during such period).

      "BLACKOUT PERIOD" has the meaning set forth in Section 2.4(c).

      "EFFECTIVENESS TARGET DATE" means the 30th Day or, if there is a Lockup Extension Period, the first Trading Day following the termination of the Lockup Extension Period.

      "ACTUAL EFFECTIVE DATE" means the earlier of (i) the first anniversary of the Closing Date and (ii) the date on which the Liberty Registration Statement is first declared effective under the Securities Act.

      "HOLDBACK PERIOD" has the meaning set forth in Section 2.4(d).

      "INITIAL 30 DAY PERIOD" means the 30 calendar day period commencing immediately after the Actual Effective Date.

      "LIBERTY MAKEWHOLE AMOUNT" means the Section 3.1(b)(i) Makewhole Amount, the Section 3.2 Makewhole Amount and/or the Section 3.3 Makewhole Amount.

      "LIBERTY REGISTRATION STATEMENT" has the meaning set forth in Section 2.1.

      "LIBOR RATE" means an interest rate per annum equal to offered rate for deposits in U.S. dollars for a period of one month which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time, on the 30th Day (or, if at least two such rates appear, the arithmetic mean of such rates).

      "PURCHASER INDEMNIFIED PARTIES" has the meaning set forth in Section 5.2.

      "REGISTERED SHARES" means (a) the Liberty Consideration Shares issued and delivered to the Seller Parties and the Tag-Along Sellers, if any, in accordance with the Agreement and (b) any shares of capital stock issued with respect to or in exchange for the shares referred to in the preceding clause (a) by way of a stock dividend or stock split or in connection with a recapitalization or a merger, consolidation or other reorganization. As to any particular Registered Shares, such shares shall cease to be Registered Shares when (i) the Liberty Registration Statement shall have become effective under the Securities Act and such Registered Shares shall have been disposed of in accordance with the Liberty Registration Statement, (ii) such shares shall have been distributed pursuant to Rule 144 (or any successor provision then in force) under the Securities Act, (iii) such shares shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by Liberty or the transfer agent for such shares and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any state securities laws then in force, (iv) such shares have been repurchased by Liberty or any of its Affiliates, (v) such shares shall become eligible for sale pursuant to Rule 144 or (vi) such shares shall cease to be outstanding.

      "REGISTRATION EXPENSES" means the following expenses incident to Liberty's performance of its obligations hereunder: (i) registration and filing fees with the Commission; (ii) fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of "blue sky" counsel); (iii) printing expenses, messenger and delivery expenses; (iv) fees and expenses incurred in connection with the listing of the Registered Shares on the New York Stock Exchange or on such securities exchange or other national market system on which Liberty Consideration Shares may then be principally traded; and (v) fees and expenses of counsel for Liberty and of Liberty's independent certified public accountants, including the expenses of any special audits. The term "Registration Expenses" does not include, and Liberty shall not be responsible for: (1) brokerage commissions, underwriting discounts and commissions and transfer taxes attributable to the sale of any of the Registered Shares; (2) fees and disbursements of any underwriters or underwriters counsel;
(3) fees and disbursements of counsel or of any experts retained by the Seller Parties or Tag-Along Sellers in connection with the registration of the Registered Shares or the disposition of such securities; (4) fees and disbursements of Liberty's counsel and accountants in connection with the preparation and delivery of "10b-5 opinions" or "comfort letters" pursuant to
Section 2.1(vi); or (5) any other out-of-pocket expenses of the Seller Parties or Tag-Along Sellers in connection with the offer and sale of the Registered Shares.

      "SECTION 3.1(b)(i) MAKEWHOLE AMOUNT" has the meaning set forth in Section 3.1(b)(i).

      "SECTION 3.1(b)(ii) MAKEWHOLE AMOUNT" has the meaning set forth in Section 3.1(b)(ii).

      "SECTION 3.2 MAKEWHOLE AMOUNT" has the meaning set forth in Section 3.2.

      "SECTION 3.3 MAKEWHOLE AMOUNT" has the meaning set forth in Section 3.3.

      "SELLER INDEMNIFIED PARTIES" has the meaning set forth in Section 5.1.

      "SELLER PARTIES" means, for purposes of this EXHIBIT B only, the Seller Parties and any of their Permitted Affiliates to whom they Transfer Registered Shares.

      "TAG-ALONG SELLERS" means, for purposes of this EXHIBIT B only, the Tag-Along Sellers and any of their respective direct or indirect wholly-owned Subsidiaries (i) to whom they Transfer Registered Shares and (ii) which agree to be bound by the applicable provisions of the Agreement (including this EXHIBIT
B) to the same extent as the transferor Tag-Along Seller.

      "30TH DAY" means the thirtieth (30th) calendar day (or, if such 30th calendar day is not a Trading Day, the next following Trading Day) following the Closing Date.

      "TRADING DAY" means a day on which the New York Stock Exchange is open for the transaction of business (unless trading thereon shall have been suspended for the entire day).

      "UNDERWRITER INDEMNIFIED PARTIES" has the meaning set forth in Section
5.1.

      All other capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement or in EXHIBIT A to the Agreement.

            1.2 INTERPRETATION. When a reference is made in this EXHIBIT B to a Section, such reference shall be to a Section of this EXHIBIT B, unless otherwise clearly indicated. The headings contained in this EXHIBIT B are for reference purposes only and shall not affect in any way the meaning or interpretation of this Exhibit or the Agreement. Whenever the word "including" is used in this EXHIBIT B, it shall be deemed to be followed by the words "without limitation". The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

            1.3 STOP TRANSFER; LEGEND.

            (a) So long as applicable, a stop-transfer order will be placed on the stock-transfer books of Liberty respecting the certificates evidencing the Liberty Consideration Shares, and each certificate representing any portion of the Liberty Consideration Shares, shall contain, be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

            THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY

            STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND PURSUANT TO THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS.

            THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION IN ANY MANNER WHATSOEVER (INCLUDING, WITHOUT LIMITATION, IN ANY TRANSACTION (INCLUDING HEDGING AND OTHER TRANSACTIONS) IN WHICH THE HOLDER OR CERTAIN OF ITS AFFILIATES ASSIGNS OR TRANSFERS THE ECONOMIC BENEFIT ASSOCIATED WITH THE SECURITIES REPRESENTED BY THIS CERTIFICATE) OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE STOCK PURCHASE AGREEMENT, DATED AS OF MAY [____], 2002, AMONG MIH LIMITED, OTV HOLDINGS LIMITED, LIBERTY MEDIA CORPORATION AND LDIG OTV, INC. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER.

            (b) At the request of MIHL, Liberty shall cooperate with MIHL to remove the transfer restrictions described in 1.3(a) above promptly following
(i) in the case of the first legend set forth in Section 1.3(a) and any related stop-transfer order, when the Commission declares the Liberty Registration Statement effective under the Securities Act, and (ii) in the case of the second legend set forth in Section 1.3(a) and any related stop-transfer order, the Effectiveness Target Date.

      Section 2. REGISTRATION.

            2.1 REGISTRATION PROCEDURES. If the Purchasers deliver any Liberty Consideration Shares in payment of all or any portion of the Purchase Price, (a) prior to or as soon as reasonably practicable following the Closing, Liberty shall prepare and cause to be filed with the Commission a registration statement on an appropriate form registering the resale by the Seller Parties and Tag-Along Parties, if any, of the Liberty Consideration Shares (the "LIBERTY REGISTRATION STATEMENT"), and (b) Liberty shall use its commercially reasonable efforts to cause the Liberty Registration Statement to be declared effective by the Commission on or before the Effectiveness Target Date. In connection with such registration of the Liberty Consideration Shares, Liberty shall:

            (i) prepare and file with the Commission such amendments and supplements to the Liberty Registration Statement and the prospectus used in connection therewith (and to file such prospectus, as so amended or supplemented under Rule 424 under the Securities Act, if required) (each, a "prospectus") as may be necessary to keep such registration statement effective until the earlier of (A) the first anniversary of the Closing and (B) such date that all Registered Shares included in such registration statement have been disposed of in accordance with the intended methods of disposition thereof as set forth in such registration statement or have otherwise ceased to be Registered Shares, and to comply with the provisions of the Securities Act with respect to the disposition of all Registered Shares covered by the Liberty Registration Statement;

            (ii) promptly furnish to the Seller Parties, Tag-Along Sellers, if any, and any managing underwriter such number of conformed copies of the Liberty Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in the Liberty Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 of the Securities Act, and such other documents as the Seller Parties, Tag-Along Sellers, if any, and such managing underwriter may reasonably request to facilitate the disposition of the Registered Shares in accordance with the intended methods of disposition thereof as set forth in the Liberty Registration Statement;

            (iii) use its commercially reasonable best efforts to register or qualify all the Registered Shares under such securities or "blue sky" laws of such jurisdictions as the Seller Parties and Tag-Along Sellers, if any, shall reasonably request (given the intended methods of distribution), and do any and all other acts and things that may be reasonably necessary or advisable to enable the Seller Parties and the Tag-Along Sellers, if any, to consummate the disposition in such jurisdictions of the Registered Shares covered by such registration statement; PROVIDED that in connection therewith Liberty shall not be required to register or qualify any Registered Shares under the securities or "blue sky" laws of any jurisdiction where Liberty would be required (x) to qualify to do business as a foreign corporation or as a dealer in such jurisdiction, (y) to conform its capitalization or the composition of its assets at the time to the securities or "blue sky" laws of such jurisdiction or (z) to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the

      Registered Shares covered by such registration statement or subject itself to taxation in such jurisdiction;

            (iv) immediately notify the Seller and Tag-Along Sellers, if any, in writing, at any time when a prospectus relating thereto is required to be delivered pursuant to the Securities Act, of the happening of any event that comes to the attention of Liberty and as a result of which the prospectus included in such registration statement, as then in effect, would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to Section 2.4(e), Liberty will promptly prepare and furnish to the Seller Parties, Tag-Along Sellers, if any, and any managing underwriter a supplement to or an amendment of such prospectus so that, as thereafter delivered to the purchasers of such Registered Shares, such prospectus will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED HOWEVER, and subject to Sections 2.4(c) and 2.4(d) and Section 3, Liberty shall use its commercially reasonable best efforts to keep the prospectus included in the Liberty Registration Statement available for continuous use throughout the Initial 30-Day Period;

            (v) immediately notify the Seller Parties and Tag-Along Sellers, if any, of the issuance or, to the knowledge of Liberty, threatened issuance of any stop order by the Commission suspending the effectiveness of the Liberty Registration Statement or of the receipt by Liberty of any notification with respect to the suspension or threatened suspension of the qualification of any Registered Shares for sale under the securities or blue sky laws of any jurisdiction, and Liberty shall take all reasonably practicable action necessary (A) to prevent the entry of any threatened stop order or any threatened suspension or (B) to remove at the earliest practicable time any stop order or lift any suspension if entered;

            (vi) if requested by the managing underwriters(s) of Registered Shares being offered and sold in an underwritten offering during the Initial 30-Day Period (which shall be extended by such number of days as the Seller Parties and Tag-Along Sellers, if any, are unable to distribute their Registered Shares during such period due to a Blackout Period, a Holdback Period or the occurrence of any event described in Section 2.1(iv)), instruct and permit (a) its outside securities counsel, Baker Botts LLP, to cooperate with such underwriter(s) in delivering a "10b-5 opinion" in customary form and reasonably satisfactory to such underwriter(s) and (b) its independent certified public accountants, KPMG LLP, to cooperate with such underwriters in delivering a "cold comfort" letter (and update thereof) in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings and reasonably satisfactory to such underwriter(s), in each case addressed to the underwriter(s) and the Selling Parties and Tag-Along Sellers, if any, whose Registered Shares are included in such underwritten offering and delivered on (x) the date on which the Selling Parties and Tag-Along Sellers, if any, enter into an underwriting agreement with such managing underwriter(s) and (y) at the time of the closing under such underwriting agreement. Liberty will reasonably cooperate with such counsel in connection with the preparation of their opinions and with such accountants in connection with the preparation of their "comfort letter" (and update thereof);

            (vii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders as promptly as practicable an earnings statement covering a period of twelve months beginning after the effective date of the Liberty Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

            (viii) use its reasonable best efforts to cause the Registered Shares to be listed on the New York Stock Exchange or on such other securities exchange or national market system on which securities of Liberty of the same class are then principally traded.

            2.2 REGISTRATION EXPENSES. Liberty will pay all Registration Expenses in connection with the registration of Registered Shares pursuant to
Section 2.1. The Seller Parties and the Tag-Along Sellers, if any, will pay, and hold Liberty harmless from, all other costs and expenses incurred by or on behalf of such parties in connection with an offer and sale or other disposition of Registered Shares pursuant to this EXHIBIT B (including the reasonable fees and disbursements of Liberty's counsel and accountants in connection with the preparation and delivery of the "10b-5 opinions" and "comfort letters" contemplated by Section 2.1(vi)). For the avoidance of doubt, this Section 2.2 does not apply to any costs and expenses that may be payable by Liberty under
Section 5.

            2.3 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of the Liberty Registration Statement, Liberty shall provide the Seller Parties and Tag-Along Sellers, if any, and their respective attorneys and accountants the opportunity to participate in the preparation of such registration statement, the prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall make available and give each of them and any managing underwriter(s) and its counsel, during normal business hours, such access to Liberty's books and records, pertinent corporate documents and such opportunities to discuss the business of Liberty and its subsidiaries with its employees, independent certified public accountants and legal counsel as shall be necessary for the Seller Parties, Tag-Along Sellers, if any, and any managing underwriter(s) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act. The Seller Parties, Tag-Along Sellers, if any, and any managing underwriter(s) shall conduct their due diligence investigation in such a manner so as to avoid any undue disruptions to the ongoing business operations of Liberty. Liberty shall not file the Liberty Registration Statement, any prospectus included therein or any amendment thereof or supplement thereto with the Commission over the reasonable and timely objections of counsel for the Seller Parties and Tag-Along Parties, if any; PROVIDED, that such counsel and Liberty shall use their respective good faith efforts to resolve such objections on a basis reasonably satisfactory for such counsel which will permit such filing to be promptly made; and PROVIDED FURTHER, that Liberty may file over such objections, after using its good faith efforts to resolve such objections, if (i) the failure to so file would reasonably be expected to delay the date on which the Liberty Registration Statement is declared effective until after the Effectiveness Target Date and (ii) counsel to Liberty advises it in writing that such filing conforms in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

            2.4 CERTAIN COVENANTS. The Seller Parties and Tag-Along Sellers, if any, agree with Liberty as follows:

            (a) Each of the Seller Parties and Tag-Along Sellers, if any, shall furnish to Liberty such information regarding itself, its intended method of distribution of Registered Shares and such other information as Liberty may from time to time reasonably request for purposes of preparation of the Liberty Registration Statement and to maintain the effectiveness of such registration statement.

            (b) At least thirty-six (36) hours (at least three (3) hours during the Initial 30-Day Period) prior to any disposition of Registered Shares by any of the Seller Parties or the Tag-Along Sellers, such Seller Parties or Tag-Along Sellers, as the case may be, will orally advise Liberty of the dates on which such disposition is expected to commence and terminate, the number of Registered Shares expected to be sold, the method of disposition and such other information as Liberty may reasonably request in order to supplement the prospectus contained in the Liberty Registration Statement or filed pursuant to Rule 424 under the Securities Act in accordance with the rules and regulations of the Commission. Promptly after receiving such advice, Liberty will, if necessary,
(i) prepare a supplement to the prospectus based upon such advice and file the same with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with applicable Law and (ii), if necessary, qualify the Registered Shares to be sold under the securities or blue sky laws of such jurisdictions in the United States as the Seller Parties or Tag-Along Sellers, if any, shall reasonably request (subject to the proviso set forth in Section 2.1(iii) of this EXHIBIT B).

            (c) Liberty, in any event, may postpone the filing or the effectiveness of the Liberty Registration Statement or suspend, at any time or from time to time, the use of the Liberty Registration Statement for a period of time, not to exceed an aggregate of 90 calendar days in any 12-month period (a "BLACKOUT PERIOD"), if Liberty determines that the filing or continued use of the Liberty Registration Statement would (x) require the public disclosure of material non-public information concerning any transaction or negotiations involving Liberty or any of its affiliates that, in the good faith judgment of the Board of Directors of Liberty (or the executive committee thereof), would materially interfere with such transaction or negotiations or, (y) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of Liberty (or the executive committee thereof), would adversely affect or otherwise be detrimental to Liberty. Liberty shall provide the Seller with written notice of its commencement of a Blackout Period and of the termination of such Blackout Period. The aggregate number of calendar days in any 12-month period during which Liberty may require a Blackout Period shall be reduced by the number of calendar days during which the Seller Parties and any Tag-Along Sellers are required to cease any distribution of Registered Shares under the Liberty Registration Statement pursuant to Section 2.4 (d) or Section 2.4(e).

            (d) The Seller Parties and Tag-Along Sellers, if any, shall promptly cease any distribution of Registered Shares under the Liberty Registration Statement, for up to 90 calendar days (the "HOLDBACK PERIOD"), upon the written request of Liberty if Liberty proposes to file (or has previously filed) a registration statement under the Securities Act for the offering and sale of securities for its own account and the Board of Directors of Liberty (or the executive committee thereof) determines in its good faith judgment that the continued distribution of the Registered Shares would adversely affect the success of the offering of the securities proposed to be registered for the account of Liberty. Liberty may not exercise its right to require the Seller Parties and Tag-Along Sellers, if any, to cease distributing Registered Shares pursuant to this Section 2.4(d) if Liberty has previously exercised such right. The Holdback Period shall be reduced by the number of calendar days in which Purchaser postpones the filing or the effectiveness of the Liberty Registration Statement or suspends the use of the Liberty Registration Statement pursuant to
Section 2.4(c) or Section 2.4(e).

            (e) The Seller Parties and Tag-Along Sellers, if any, agree that, upon receipt of any written notice from Liberty of the happening of any event of the kind described in Section 2.1(iv) (a "MATERIAL EVENT"), the Seller Parties and Tag-Along Sellers, if any, will forthwith discontinue disposition of the Registered Shares pursuant to the Liberty Registration Statement until receipt of copies of the supplemented or amended prospectus contemplated by Section 2.1(iv), and, if so requested by Liberty, will deliver to Liberty all copies of the prospectus covering the Registered Shares in their possession at the time of receipt of such notice; PROVIDED, that if, at the time of receipt of such notice, (x) any Seller Parties or Tag-Along Sellers have complied with their obligations under Section 2.4(b), (y) such Seller Parties or Tag-Along Sellers have sold Registered Shares (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares for an agreed-upon price) but not yet delivered such shares and (z) the misstatement or omission arising from the Material Event is not of a nature that would require a post-effective amendment to the Liberty Registration Statement, then Liberty shall use its commercially reasonable best efforts to take such action (including preparing and delivering a prospectus supplement or filing a current report on Form 8-K) as will permit such shares to be timely delivered.

            (f) Notwithstanding Section 2.4(c) and 2.4(d), the Seller Parties and Tag-Along Sellers, if any, shall not be required to cease distributing Registered Shares if (i) such Seller Parties and Tag-Along Sellers, if any, have complied with their obligations under Section

2.4(b) and (ii) such shares have been sold (or the Seller Parties and/or Tag-Along Sellers, if any, have signed a firm commitment underwriting agreement with respect to the purchase of such shares for any agreed upon price) but not yet delivered.

            (g) The Seller Parties and Tag-Along Sellers, if any, shall, at any time they are engaged in a distribution of Registered Shares, comply with all applicable laws, including Regulation M promulgated under the Exchange Act and
(i) will not engage in any stabilization activity in connection with the securities of Liberty in contravention of such rules, (ii) will distribute the Registered Shares solely in the manner described in the Liberty Registration Statement and (iii) will not bid for or purchase any securities of Liberty or attempt to induce any person to purchase any securities of Liberty other than as permitted under the Exchange Act.

            (h) The Seller Parties and Tag-Along Sellers, if any, shall provide such information and materials, execute all such documents and take all such other actions as Liberty shall reasonably request in order to permit Liberty to comply with all applicable requirements of Law and to effect the registration of the Registered Shares.

            2.5 SELECTION OF UNDERWRITERS. If the Seller Parties or Tag-Along Sellers, if any, desire any offering of Registered Shares to be an underwritten offering, then the Seller Parties and the Tag-Along Sellers, if any, shall have the right to select the managing underwriter or co-managing underwriters for such offering, subject to such underwriter or underwriters being reasonably acceptable to Liberty. Merrill Lynch & Co. and Lehman Brothers Inc. shall be deemed reasonably acceptable to Liberty for purposes of this Section 2.5. Liberty shall not be required to enter into an underwriting agreement, sales agreement or similar agreement with any underwriter of the Registered Shares. If requested by any underwriter, Liberty shall acknowledge to such underwriter that it has the same rights and obligations as the Seller Parties and Tag-Along Sellers, if any, under Section 5 hereof.

            2.6 DISTRIBUTION ACTIVITIES MAY BE SEPARATE. Notwithstanding anything to the contrary in this EXHIBIT B, neither the Seller Parties nor the Tag-Along Sellers shall be required to participate in any distribution of Registered Shares by the other and shall each have the rights and obligations described herein (except that the Tag-Along Sellers will not have benefit of the provisions of Section 2.1(vi) except through joint participation in an underwritten offering with the Selling Parties).

      Section 3. MAKEWHOLE PROVISIONS

            3.1 MAKEWHOLE FOR EXTENSION OF LOCK-UP PERIOD.

            (a) Any time prior to the 30th Day, Liberty may deliver written notice (an "EXTENSION NOTICE") to the Seller Parties and the Tag-Along Sellers, if any, that it elects to extend the 30-day lock-period with respect to the Liberty Consideration Shares set forth in Section 5.7(b) of the Agreement. The Extension Notice shall set forth the period of the extension, which shall not exceed 30 calendar days (the "LOCKUP EXTENSION PERIOD"). Liberty shall have the right to terminate any Lockup Extension Period, by written notice to the Seller Parties and the Tag-Along Sellers, at any time. Liberty may not deliver more than one Extension Notice.

            (b) If Liberty invokes a Lockup Extension Period, then:

            (i) if the Average Market Price as of the last day of the Lockup Extension Period (or, if such last day is not a Trading Day, as of the next preceding Trading Day (the "LOCKUP LAST DAY")) is less than the Average Market Price as of the 30th Day, then Liberty shall pay to each of the Seller Parties and Tag-Along Sellers, if any, an amount (the "SECTION 3.1(b)(i) MAKEWHOLE AMOUNT") equal to the product of (x) the number of Registered Shares owned by such Seller Party or Tag-Along Seller on the Lockup Last Day and (y) the difference between the Average Market Price as of the 30th Day and the Average Market Price as of the Lockup Last Day. Liberty may pay the Section 3.1(b)(i) Makewhole Amount in cash or in Liberty Stock (or any combination of the two). If Liberty elects to deliver shares of Liberty Stock, such shares shall be deemed to have a value per share equal to the Average Market Price as of the Lockup Last Day; or

            (ii) if the Average Market Price as of the Lockup Last Day is greater than the Average Market Price as of the 30th Day, then each of the Seller Parties and Tag-Along Sellers, if any, shall pay Liberty an amount (the "Section 3.1(b)(ii) Makewhole Amount") equal to the positive difference, if any, between (x) the Total Equity Gain and (y) the IRR Equity Gain, where:

            o "Total Equity Gain" means the product of (x) the aggregate number of Registered Shares owned by such Seller Party or Tag-Along Seller on the Lockup Last Day and (y) the difference between (I) the Average Market Price as of the Lockup Last Day and (II) the Average Market Price as of the 30th Day; and

            o "IRR Equity Gain means the product of (x) the aggregate number of Registered Shares owned by such Seller Party or Tag-Along Seller on the Lockup Last Day and (y) the Average Market Price as of the 30th Day, plus interest thereon at the LIBOR Rate for the period commencing on the 30th Day and ending on the day immediately preceding the Lockup Last Day.

      Each of the Seller Parties and Tag-Along Sellers, if any, may pay the
      Section 3.1(b)(ii) Makewhole Amount in cash or in Liberty Stock (or any combination of the two). If any of the Seller Parties or Tag-Along Sellers elects to deliver shares of Liberty Stock, such shares shall be deemed to have a value per share equal to the Average Market Price as of the Lockup Last Day

            3.2 MAKEWHOLE FOR EFFECTIVENESS DELAY. If the Liberty Registration Statement is not declared effective under the Securities Act on or before the Effectiveness Target Date

(other than due to (A) a breach by the Seller Parties or Tag-Along Sellers, if any, of their obligations under this EXHIBIT B or (B) an act of war, terrorism or other national calamity which shall have resulted in the closing of the Commission after the Closing Date for a period in excess of four days (which, in the case of this clause (B), shall result in the Effectiveness Target Date being delayed for a number of days equal to the number of days during which the Commission was so closed), then Liberty shall be required to comply with the provisions of this Section 3.2. On the Effectiveness Target Date, Purchaser shall inform the Seller Parties and Tag-Along Sellers, if any, in writing, of its election to compensate them in the manner specified in clause (a) or (b) of the following sentence. Liberty may compensate the Seller Parties and Tag-Along Sellers, if any, by either (a) purchasing all, but not less than all, of the Registered Shares owned by them on the Effectiveness Target Date for an amount (the "SECTION 3.2 BUYBACK AMOUNT"), in cash, equal to the product derived by multiplying the number of such Registered Shares by the Average Market Price as of the Effectiveness Target Date (the "SECTION 3.2 BUYBACK OPTION") or (b) pay an amount (the "SECTION 3.2 MAKEWHOLE AMOUNT"), in cash, to each of the Seller Parties and Tag-Along Sellers equal to the product of (x) the number of Registered Shares owned by it on the Effectiveness Target Date (less any Registered Shares Transferred by it (other than to a Permitted Transferee) prior to the Actual Effective Date and (y) the difference, if a positive number, determined by subtracting (i) the Average Market Price as of the Actual Effective Date from (ii) the Average Market Price as of the Effectiveness Target Date (the "SECTION 3.2 MAKEWHOLE OPTION").

            3.3 MAKEWHOLE FOR BLACKOUT OR HOLDBACK PERIODS. If at any time during the Initial 30-Day Period Liberty imposes a Blackout Period or a Holdback Period, then Liberty shall be required to comply with the provisions of this
Section 3.3. At the time Liberty notifies the Seller Parties and Tag-Along Sellers, if any, that it is commencing a Blackout Period or a Holdback Period (the date such period is commenced being the "COMMENCEMENT DATE"), it shall inform the Seller Parties and the Tag-Along Sellers, in writing, whether it elects to compensate them in the manner specified in clause (a) or (b) of the following sentence. Liberty may compensate the Seller Parties and Tag-Along Sellers, if any, by either (a) purchasing all, but not less than all, of the Registered Shares owned by them on the Commencement Date for an amount (the "SECTION 3.3 BUYBACK AMOUNT"), in cash, equal to the product derived by multiplying the number of such Registered Shares by the Average Market Price as of the Commencement Date (the "SECTION 3.3 BUYBACK OPTION") or (b) pay an amount (the "SECTION 3.3 MAKEWHOLE AMOUNT"), in cash, to each of the Seller Parties and Tag-Along Parties, if any, equal to the product of (x) the number of Registered Shares owned by it on the Commencement Date (less any Registered Shares Transferred by it (other than to a Permitted Transferee) prior to the first Trading Day after the Commencement Date on which the Seller Parties and Tag-Along Parties may distribute Registered Shares under the Purchase Registration Statement (the "FREE TO SELL DATE")) and (y) the difference, if a positive number, determined by subtracting (i) the Average Market Price as of the Free to Sell Date from (ii) the Average Market Price as of the Commencement Date (the "SECTION 3.3 MAKEWHOLE OPTION").

            3.4 MAKEWHOLE PAYMENTS.

            (a) If Liberty is required to pay a Section 3.1(b)(i) Makewhole Amount to the Seller Parties and Tag-Along Sellers, if any, then Liberty shall pay such amount, subject to Section 3.4(e) and Section 3.4(f), on the third Trading Day after the Lockup Last Day. If Liberty makes payment, in whole or in part, in cash, such cash shall be paid by wire transfer of same day funds to the respective accounts designated by such Seller Parties and Tag-Along Sellers at least one Trading Day prior to the payment date. If Liberty makes payment, in whole in part, with shares of Liberty Stock ("MAKEWHOLE LIBERTY SHARES"), Liberty shall deliver such shares at a closing to be held at the offices of Baker Botts LLP, 30 Rockefeller Center, New York, New York on the third Trading Day after the Lockup Last Day. At the closing, Liberty shall cause to be delivered to each of the Seller Parties and Tag-Along Sellers the number of Makewhole Liberty Shares to which it is entitled, which shares shall be (i) registered in the name of such Seller Party or Tag-Along Party and (ii) validly issued, duly authorized, fully-paid and nonassessable and free and clear of all Liens and Restrictions. Liberty shall enter into a registration rights agreements with respect to the Makewhole Liberty Shares with each of the Seller Parties and Tag-Along Sellers, containing terms and provisions substantially identical to those contained in this EXHIBIT B, except that the makewhole provisions of such agreement shall protect the Seller Parties and Tag-Along Sellers from any decline in the Average Market Price of the Makewhole Liberty Shares between the Lockup Last Day and the first date that such shares may be sold pursuant to an effective registration statement under the Securities Act (and for the 30-day period thereafter under the circumstances described in Section 3.3).

            (b) If the Seller Parties and Tag-Along Sellers, if any, are required to pay a Section 3.1(b)(ii) Makewhole Amount to Liberty, then, subject to Section 3.4(e) and Section 3.4(f), such amount shall be paid on the third Trading Day after the Lockup Last Day. If a Seller Party or Tag-Along Seller makes payment, in whole or in part, in cash, such cash shall be paid by wire transfer of same day funds to an account designated by Liberty at least one Trading Day prior to the payment date. If a Seller Party or Tag-Along Seller makes payment, in whole in part, with Registered Shares, it shall deliver such shares ("EQUITY GAIN REGISTERED SHARES"), together with duly executed stock powers in blank, at a closing to be held at the offices of Baker Botts LLP, 30 Rockefeller Center, New York, New on the third Trading Day after the Lockup Last Day. At the closing, each of the Seller Parties and Tag-Along Sellers, if any, delivering Equity Gain Registered Shares shall deliver to Liberty a certificate, signed by an appropriate officer (or equivalent representative) and certifying that such shares are owned by such Seller Party or Tag-Along Seller, beneficially and of record, and are free and clear of any Liens or Restrictions whatsoever (other than those imposed by the Agreement).

            (c) If Liberty elects to purchase Registered Shares pursuant to the
Section 3.2 Buyback Option or the Section 3.3 Buyback Option, then Liberty shall purchase, and the Seller Parties and Tag-Along Sellers, if any, shall sell, such Registered Shares at a closing to be held at the offices of Baker Botts LLP, 30 Rockefeller Center, New York, New York 10112, on the third Trading Day after the Effectiveness Target Date or the Commencement Date, as the case may be. Liberty and each of the Seller Parties and Tag-Along Sellers, if any, shall execute an agreement for the purchase and sale of the Registered Shares, which agreement shall contain representations and warranties on the part of the seller that its Registered Shares are, and will be at the closing of the sale of the Registered Shares to Liberty or its designee, owned by such Seller Party or Tag-Along Seller, beneficially and of record, and are, and at the time of such closing will be, free and clear of any Liens or Restrictions whatsoever (other than those imposed by the Agreement). At the closing, against receipt of the Registered Shares of any of the Seller Parties or Tag-Along Sellers, Liberty (or its designee) shall pay the Section 3.2 Buyback Amount or the Section 3.3 Buyback Amount, as the case may, by wire transfer of same day funds to an account designated by such Seller Party or Tag-Along Seller at least one Trading Day prior to the closing.

            (d) If Liberty elects to compensate the Seller Parties and Tag-Along Sellers, if any, pursuant to the Section 3.2 Makewhole Option or the Section 3.3 Makewhole Option, then Liberty shall pay the Section 3.2 Makewhole Amount or the
Section 3.3 Makewhole Amount, as the case may be, payable to each of the Seller Parties and Tag-Along Sellers within three Trading Days after the Actual Effective Date or the Free to Sell Date, respectively, by wire transfer of same day funds to an account designated by such Seller Party or Tag-Along Seller not less than one Trading Day next preceding such payment date.

            (e) There shall be credited against any Liberty Makewhole Amount any earlier paid Liberty Makewhole Amount to the extent such earlier Liberty Makewhole Amount compensated the Seller Parties and Tag-Along Sellers, if any, for the same price decline in the Average Market Price of the Registered Shares. The following example illustrates the foregoing:

      o Liberty invokes a Lockup Extension Period, with the Average Market Price as of the 30th Day being $12 and the Average Market Price as of the Lockup Last Day being $9.00. If there are 100 Registered Shares, the 3.1(b)(i) Makewhole Amount would be $300.

      o The Actual Effective Date occurs 5 days after the Effectiveness Target Date, with the Average Market Price as of the Effectiveness Target Date being $9.00 and the Average Market Price as of the Actual Effective Date being $7.00. If there are 100 Registered Shares, the Section 3.2 Makewhole Amount would be $200. The Section 3.1(b)(i) Makewhole Amount is not credited against the Section 3.2 Makewhole Amount.

      o Liberty commences a Holdback Period on the 10th day after the Actual Effective Date, when the Average Market Price is $15.00. It terminates the Holdback Period on the 45th day after the Actual Effective Date, when the Average Market Price is $8.00. If there are 100 Registered Shares, the Section 3.3 Makewhole Amount would be $700. As Liberty had previously compensated the Seller Parties and Tag-Along Sellers, if any, for the decline in the Average Market Price from $12.00 to $9.00 by payment of the Section 3.1(b)(i) Makewhole Amount, and from $9.00 to $8.00 by payment of the Section
            3.2 Makewhole Amount, it credits the entire $300 of the Section 3.2 Makewhole Amount (which is attributable to the price decline from $12.00 to $9.00) and $100 of the Section 3.2(b) Makewhole Amount (representing the portion attributable to the price decline from $9.00 to $8.00) against the $700 Section 3.3 Makewhole Amount, resulting in a net payment to the Seller Parties and the Tag-Along Sellers, if any, of $400.

            (f) If Liberty is obligated to pay a Section 3.1(b)(i) Makewhole Amount and the Actual Effective Date does not occur on the Effectiveness Target Date, then Liberty may, by written notice delivered to the Seller Parties and Tag-Along Sellers, if any, on or before the first Trading Day next following the Lockup Last Day, delay payment of such Section 3.1(b)(i) Makewhole Amount until the third Trading Day after the Actual Effective Date. If the Seller Parties and Tag-Along Parties, if any, are obligated to pay a Section 3.2(b)(ii) Makewhole Amount, each of the Seller Parties or Tag-Along Parties, if any, may, by written notice delivered to Liberty on or before the before the first Trading Day next following the Lockup Last Day, delay payment until the third Trading Day after the Actual Effective Date. In such event, the Section 3.2(b)(ii) Makewhole Amount payable by any of the Seller Parties or Tag-Along Sellers shall be netted against any Section 3.2 Makewhole Amount payable to such Seller Party or Tag-Along Party by Liberty.

            (g) Any payment of a Liberty Makewhole Amount or Section 3.1(b)(ii) Makewhole Amount shall be deemed, to the extent permissible under applicable Law, an adjustment to the purchase price paid for the Open TV Ordinary Shares under the Agreement.

      Section 4. RIGHT OF FIRST REFUSAL.

            (a) Prior to the first Transfer of any Registered Shares by any of the Seller Parties or Tag-Along Sellers, if any (other than to a Permitted Transferee), after the Closing Date, but not prior to the second Trading Day immediately preceding the Effectiveness Target Date, the Seller Parties and Tag-Along Sellers, if any, shall deliver written notice (a "ROFR NOTICE") to Liberty of Seller's irrevocable offer (a "ROFR OFFER") to sell to Liberty all, but not less than all, of the Registered Shares owned by them for a purchase price (the "ROFR PRICE"), in cash, equal to the product derived by multiplying
(a) the number of Registered Shares owned by the Seller Parties and Tag-Along Sellers, if any, by (b) the Average Market Price as of the Trading Day immediately prior to Liberty's receipt of the ROFR Notice. If Liberty desires to accept the ROFR Offer, it may do so by delivering written notice thereof (an "ACCEPTANCE NOTICE") to each of the Seller Parties and Tag-Along Sellers prior to 9:00 a.m., New York City time, on the second Trading Day after Liberty's receipt of the ROFR Notice (the "ACCEPTANCE DATE"). The delivery of a timely Acceptance Notice shall constitute a binding agreement between Liberty and the Seller Parties and Tag-Along Sellers as to the purchase and sale of the Registered Shares at the ROFR Price. Liberty shall purchase, and the Seller Parties and Tag-Along Parties shall sell, the Registered Shares at a closing to be held at 10:00 a.m., New York City time, at the offices of Baker Botts LLP, 30 Rockefeller Center, New York, New York 10112, on the third Trading Day after the Acceptance Date. Liberty and the Seller Parties and Tag-Along Sellers shall execute a customary agreement for the purchase and sale of the Registered Shares, which agreement shall contain representations and warranties on the part of each of the Seller Parties and Tag-Along Sellers that its Registered Shares are, and will be at the closing of the sale of the Registered Shares to Liberty or its designee, owned by such Seller Party or Tag-Along Seller, as the case may be, beneficially and of record, and are, and at the time of such closing will be, free and clear of any Liens or Restrictions whatsoever. At the closing, against receipt of the Registered Shares, Liberty (or its designee) shall pay the ROFR Price by wire transfer of same day funds to the accounts designated by the Seller Parties and Tag-Along Sellers not less than one Trading Day next preceding the closing.

            (b) If Liberty does not timely deliver an Acceptance Notice or notifies the Seller Parties and Tag-Along Sellers in writing that it does not wish to exercise its right of first refusal, then the Seller Parties and Tag-Along Sellers may thereafter, for a period of 30 calendar days commencing on the earlier of (i) the date Liberty notifies the Seller Parties and Tag-Along Sellers in writing that it does not wish to exercise its right of first refusal and (ii) the second Trading Day after Liberty's receipt of the ROFR Notice (the "FREE SALE PERIOD"), Transfer any or all of their Registered Shares to such Persons and at such prices as they may each determine in their sole discretion. Any Registered Shares that are not sold by the Seller Parties and Tag-Along Sellers during the Free Sale Period shall thereafter not be Transferred (other than to a Permitted Affiliate) by any of them without the Seller Parties and Tag-Along Sellers again delivering to Liberty a ROFR Notice and complying with the other requirements of Section 4(a).

            (c) Notwithstanding anything to the contrary in this Section 4, a ROFR Offer of the Seller Parties shall not be binding on the Tag-Along Sellers, if any, and VICE VERSA, and the obligations of the Seller Parties, on the one hand, and Tag-Along Sellers, if any, on the other under this Section 4 shall be several and not joint.

      Section 5. INDEMNIFICATION.

            5.1 INDEMNIFICATION BY LIBERTY. Liberty will indemnify and hold harmless, to the full extent permitted by law, (i) each of the Seller Parties and the Tag-Along Sellers, their respective directors, officers and partners and each other Person, if any, who controls any of the Seller Parties or the Tag-Along Sellers within the meaning of the Securities Act or the Exchange Act ("SELLER INDEMNIFIED PARTIES") and (ii) each other Person who participates as an underwriter (within the meaning of the Securities Act) in the offering and sale of the Registered Shares and each other Person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act (the "UNDERWRITER INDEMNIFIED PARTIES"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which the Seller Indemnified Parties or the Underwriter Indemnified Parties, or any of them, may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Liberty Registration Statement, any preliminary, final or summary prospectus included therein or filed under Rule 424, or any amendment or supplement thereto, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Liberty Registration Statement, in light of the circumstances in which they were made), and Liberty will reimburse such Seller Indemnified Parties and Underwriter Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability, action or proceeding against receipt of reasonably detailed invoices therefor; PROVIDED, that Liberty shall not be liable to any Seller Indemnified Party or Underwriter Indemnified Party to the extent that any such loss, claim, damage, liability


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(or action or proceeding in respect thereof) or expense arises out of or is based upon (i) any actual or alleged untrue statement in or any actual or alleged omission from, the Liberty Registration Statement or amendment or supplement thereto or any preliminary, final or summary prospectus, in reliance upon and in conformity with written information furnished by or on behalf of the Seller Indemnified Parties or the Underwriter Indemnified Parties to Liberty specifically for use in the preparation thereof, (ii) any actual or alleged untrue statement of a material fact or any actual or alleged omission of a material fact required to be stated in any preliminary prospectus if any of the Seller Parties or Tag-Along Sellers or any Underwriter Indemnified Party sells Registered Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Liberty had previously furnished copies thereof to the Seller or its representatives or the Underwriter Indemnified Parties, or any of them, and such final prospectus, as then amended or supplemented, corrected any such misstatement or omission, (iii) the use of any prospectus by or on behalf of any of the Sellers Parties or Tag-Along Sellers or any Underwriter Indemnified Parties more than 24 hours after Liberty has notified the Seller Parties and Tag-Along Parties, in accordance with Section 2.1(iv), that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
(iv) the use of any prospectus by or on behalf of the Seller Parties of Tag-Along Sellers or any Underwriter Indemnified Parties after such time as the obligation of Liberty under Section 2.1(i) to keep the related registration statement effective has expired or (v) any violation of any federal or state securities laws, rules or regulations committed by any of the Seller Parties, Tag-Along Sellers or underwriters (other than any violation that arises out of or is based upon the circumstances described in clause (x) or (y) above and as to which the Seller Parties and Tag-Along Sellers would otherwise be entitled to indemnification hereunder).

            5.2 INDEMNIFICATION BY THE SELLER PARTIES AND TAG-ALONG SELLERS, IF ANY, AND UNDERWRITERS, IF ANY. The Seller Parties (jointly and severally), Tag-Along Sellers, if any, and any underwriters will indemnify and hold harmless Liberty, each of its directors and officers, and each Person, if any, who controls Liberty within the meaning of the Securities Act or the Exchange Act (the "PURCHASER INDEMNIFIED PARTIES"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which Liberty Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (w) any untrue statement or alleged untrue statement of any material fact contained in the Liberty Registration Statement, any preliminary, final or summary prospectus included therein or in any prospectus filed pursuant to Rule 424, or amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Liberty by or on behalf of any Seller Party or Tag-Along Seller or any of the underwriters specifically for use in the preparation thereof, (x) the use of any prospectus by or on behalf of any of the Seller Parties or Tag-Along Parties or any underwriter (i), subject to Section 2.4(f), more than 24 hours after


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Liberty has notified the Seller Parties and Tag-Along Sellers, in accordance with Section 2.1(iv), that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) after such time as the obligation of Liberty to keep the Liberty Registration Statement effective and current has expired, (y) the failure to send or deliver to a Person to whom any of the Seller Parties or Tag-Along Sellers or any of the underwriters sells or transfers Registered Shares, at or prior to the written confirmation of sale or transfer, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Liberty had previously furnished copies thereof to the Seller Parties and Tag-Along Sellers or their representatives, or (z) any violation by any of the Seller Parties, Tag-Along Sellers or underwriters of any federal or state securities law or rule or regulation thereunder (other than any violation that arises out of or is based upon the circumstances described in clause (x) or (y) of Section 3.1 above and as to which the Seller Parties, Tag-Along Sellers or underwriters are entitled to indemnification thereunder). For the avoidance of doubt, none of the Seller Parties (considered as a group), Tag-Along Sellers, if any, or any underwriters shall be required to indemnify any Purchaser Indemnified Party for any losses, claims, damages or liabilities or expenses that arise out of or are based upon any action, inaction, provision of information or representation of any of the other Seller Indemnified Parties.

            5.3 INDEMNIFICATION PROCEDURES. Any Person that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of any claim, action, suit, proceeding or other litigation (collectively, an "ACTION") against such Person in respect of which a claim is to be made against an indemnifying party under this Section 5, notify such indemnifying party of the commencement of such Action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such Action shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 5, except to the extent that such indemnifying party is prejudiced by such failure to give notice. In case any such Action shall be brought and notice given to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any further legal or other expenses incurred by such indemnified party, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such Action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there are legal defenses available to it that are different from or in addition to those available to the indemnifying parties,
(iii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such Action (in which case the indemnifying party shall not have the right to direct the defense of such Action on


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behalf of the indemnified party) or (iv) the indemnifying party shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of an Action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that (x) includes a statement as to or admission of fault, culpability or a failure to act by or on behalf of any indemnified party or (y) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Action. An indemnifying party who is not entitled to, or elects not to, assume the defense of an Action will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such Action.

            5.4 CONTRIBUTION. If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for any and all losses, claims, damages or liabilities, joint or several, and expenses to which they may become subject, in such proportion as is appropriate to reflect the relative fault of the parties entitled to indemnification, on the one hand, and the indemnifying parties, on the other, in connection with the matter out of which such losses, claims, damages, liabilities or expenses arise or result from as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Liberty, on the one hand, or any of the Seller Parties, Tag-Along Sellers, if any, or any underwriter, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 5.4. Notwithstanding any other provision of this Section 5.4, none of the Seller Parties, Tag-Along Sellers, if any, or underwriters, if any, shall be required to contribute any amount in excess of the amount by which the net proceeds received by such party from the sale of its Registered Shares pursuant to the Liberty Registration Statement exceeds the amount of damages which such party would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Liberty, on the one hand, and the Seller Parties, Tag-Along Sellers, if any, and underwriters, if any, on the other, agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

            5.5 INDEMNITY NOT SUBJECT TO ARTICLE VIII. The provisions of this
Section 5 are not in any way limited or covered by, or subject to, the provisions of Article VIII of the Agreement.



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